The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED November 14, 2022

Prospectus Dated November [•], 2022

Bank of America, National Association
Sponsor, Servicer and Originator (CIK: 0001102113)

BA Credit Card Funding, LLC
Transferor and Depositor (CIK: 0001370238)

BA Credit Card Trust
Issuing Entity (CIK: 0001128250)

BAseries
The issuing entity will issue and sell:	Class A(2022-2) Notes
Principal amount	$500,000,000
Interest rate	[•]% per year
Interest payment dates	15th day of each month, beginning in January 2023
Expected principal payment date	November 17, 2025
Legal maturity date	April 17, 2028
Expected issuance date	November [•], 2022
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuing entity	$[•] (or [•]%)

The Class A(2022-2) notes are a tranche of the Class A notes of the BAseries.

Credit Enhancement:  Interest and principal on the Class B notes and the Class C notes of the BAseries and the Class D certificate, Series 2001‑D are subordinated to payments on the Class A notes as described in this prospectus.

You should consider the discussion under “Risk Factors” beginning on page 37 of this prospectus before you purchase any notes.
The primary asset of the issuing entity is the collateral certificate, Series 2001‑D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II’s assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.
The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, Bank of America, National Association, their affiliates or any other person.
The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each tranche of notes is entitled to the benefits of only that portion of the assets allocated to it under the indenture and the indenture supplement.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the BAseries notes.
The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

Underwriters
BofA Securities
[•]
[•]
[•]
[•]

Information Presented in this Prospectus

BA Credit Card Trust will issue notes in series and we expect that most series will consist of multiple classes and that most classes will consist of multiple tranches.  As of the date of this prospectus, the BAseries is the only issued and outstanding series of BA Credit Card Trust.  The Class A(2022-2) notes are a tranche of the Class A notes of the BAseries.  This prospectus describes the specific terms of your series, class and tranche of notes and also provides general information about other series, classes and tranches of notes that have been and may be issued from time to time.  Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the BAseries as a part of the Class A notes or other notes that are included in the Class A(2022-2) tranche, may be issued by BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.  No series, class or tranche of notes, other than the Class A(2022-2) notes, is being offered pursuant to this prospectus.  See “Annex II: Outstanding Series, Classes and Tranches of Notes” in this prospectus for information on the other notes previously issued by BA Credit Card Trust.

The primary asset of BA Credit Card Trust is the collateral certificate, Series 2001‑D, which represents an undivided interest in BA Master Credit Card Trust II.  BA Master Credit Card Trust II may issue other series of certificates and any such series may consist of one or more classes.  As of the date of this prospectus, Series 2001‑D is the only issued and outstanding series of BA Master Credit Card Trust II.  This prospectus describes the specific terms of the collateral certificate and also provides general information about other series of certificates that may be issued from time to time.  Other series of BA Master Credit Card Trust II certificates may be issued by BA Master Credit Card Trust II in the future without the consent of, or prior notice to, any noteholders or certificateholders.  No such series of certificates is being offered pursuant to this prospectus.  See “Annex III: Outstanding Master Trust II Series of Investor Certificates” in this prospectus for information on the other certificates previously issued by BA Master Credit Card Trust II.

See “Risk Factors—Transaction Structure Risks—Issuance of additional notes or master trust II investor certificates may affect your voting rights and the timing and amount of payments on the notes” for a discussion of the potential impact that the issuance of additional notes or certificates could have on the Class A(2022-2) notes.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We are not offering the Class A(2022-2) notes in any state where the offer is not permitted.

Information regarding certain entities that are not affiliates of Bank of America, National Association or BA Credit Card Funding, LLC has been provided in this prospectus.  See in particular “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—The Bank of New York Mellon”, “—Wilmington Trust Company” and “—Clayton Fixed Income Services LLC.”  The information contained in those sections of this prospectus was prepared solely by the party described in that section without the involvement of Bank of America, National Association, BA Credit Card Funding, LLC or any of their affiliates.

BofA Securities, Inc., one of the underwriters of the Class A(2022-2) notes, is an affiliate of Bank of America, National Association, BA Credit Card Funding, LLC and BA Credit Card Trust.  See “Underwriting (Plan of Distribution, Conflicts of Interest and Proceeds).”

We include cross‑references in this prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus provides the pages on which these captions are located.

Parts of this prospectus use defined terms.  You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 202.

EU and UK Securitization Regulations

None of Bank of America, National Association, BA Credit Card Funding, LLC, BA Master Credit Card Trust II, BA Credit Card Trust, the master trust II trustee, the owner trustee, the indenture trustee, their respective affiliates or any other person will retain a material net economic interest in the securitization transaction constituted by the issue of the notes, or take any other action, in a manner prescribed by (a) European Union regulation 2017/2402 (as amended, the “EU Securitization Regulation”) or (b) Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the EUWA (as defined herein), and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 (the “UK Securitization Regulation”).  In particular, no such party will take or refrain from taking any action that may be required by any prospective investor or noteholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation.  In addition, the arrangements described under “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates—Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation.

Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation.

For additional information regarding the EU Securitization Regulation and the UK Securitization Regulation, see “Risk Factors—Other Legal and Regulatory Risks—Securitization Regulations in the EU and the UK.”

Notice to Residents of the United Kingdom

The notes must not be offered or sold and this prospectus and any other document in connection with the offering and issuance of the notes must not be communicated or caused to be communicated in the United Kingdom except to persons who have professional experience in matters relating to investments and qualify as investment professionals under Article 19(5) (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (as amended) (the “Order”) or are persons falling within Article 49(2)(a)-(d) (high net worth companies, unincorporated associations, etc.) of the Order or who otherwise fall within an exemption set forth in such Order such that Section 21(1) of the Financial Services And Markets Act 2000 (as amended) (“FSMA”) does not apply to the issuing entity or are persons to whom this prospectus or any other such document may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”).  Any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Neither this prospectus nor the notes are or will be available to persons who are not Relevant Persons and this prospectus must not be acted on or relied on by persons who are not Relevant Persons.  The communication of this prospectus to any person in the United Kingdom who is not a Relevant Persons is unauthorized and may contravene the FSMA.

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”).  For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565, as it forms part of UK domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA, and as amended; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014, as it forms part of UK domestic law by virtue of the EUWA, and as amended (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This Prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice To Residents of the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”).  Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This Prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.

Notice to Residents of Canada

The Class A(2022-2) notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A(2022-2) notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Volcker Rule Considerations

BA Credit Card Trust is not now, and immediately following the issuance of the Class A(2022-2) notes pursuant to the indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly known as the “Volcker Rule.”  In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the Investment Company Act of 1940, as amended, or the Volcker Rule may be available, we have relied on the exclusion from registration set forth in Rule 3a‑7 under the Investment Company Act.

Forward‑Looking Statements

This prospectus, including information incorporated by reference in this prospectus, may contain forward‑looking statements.  Such statements are subject to risks and uncertainties.  Actual conditions, events or results may differ materially from those set forth in such forward‑looking statements.  Words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “could” or similar expressions are intended to identify forward‑looking statements but are not the only means to identify these statements.  Forward‑looking statements speak only as of the date on which they are made.  We undertake no obligation to update publicly or revise any such statements.  Factors which could cause the actual financial and other results to differ materially from those projected by us in forward‑looking statements include, but are not limited to, the following:

•
the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the coronavirus disease (“COVID-19”) pandemic and its impact on BANA’s business and on cardholder use and payment patterns;

•	local, regional and national business, political or economic conditions may differ from those expected;

•	the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Funding’s or BANA’s business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•
technological changes instituted by Funding or BANA and by persons who may affect Funding’s or BANA’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	Funding’s or BANA’s reputation risk arising from negative public opinion;

•	changes in laws and regulations may adversely affect Funding, BANA or their businesses;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

•	the costs, effects and outcomes of litigation may adversely affect Funding, BANA or their businesses; and

•	Funding or BANA may not manage the risks involved in the foregoing as well as anticipated.

We expect that the effects of the COVID-19 pandemic will heighten the risks and uncertainties associated with many of these factors.

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

The Class A(2022-2) Notes

Summary of Terms

This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus in its entirety before you purchase any notes.

Only the Class A(2022-2) notes are being offered through this prospectus.  Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the BAseries as a part of the Class A notes or other notes that are included in the Class A(2022-2) tranche, may be issued by BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.  See “Annex II: Outstanding Series, Classes and Tranches of Notes” in this prospectus for information on the other notes previously issued by BA Credit Card Trust.  See “Annex III: Outstanding Master Trust II Series of Investor Certificates” in this prospectus for information on the certificates previously issued by BA Master Credit Card Trust II.

Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
Issuing Entity of the Notes	BA Credit Card Trust (“issuing entity”)
Issuing Entity of the Collateral Certificate	BA Master Credit Card Trust II (“master trust II”)
Sponsor, Servicer and Originator	Bank of America, National Association (“BANA”)
Transferor and Depositor	BA Credit Card Funding, LLC (“Funding”)
Master Trust II Trustee, Indenture Trustee	The Bank of New York Mellon
Owner Trustee	Wilmington Trust Company
Asset Representations Reviewer	Clayton Fixed Income Services LLC

Assets
Primary Asset of the Issuing Entity	Master trust II, Series 2001‑D Collateral Certificate
Collateral Certificate	Undivided interest in master trust II
Primary Assets of Master Trust II	Receivables in unsecured consumer revolving credit card accounts
Receivables (as of beginning of the day	Principal receivables:	$13,686,455,340
on October 1, 2022)	Finance charge receivables:	$338,681,658

Asset Backed Securities Offered	Class A(2022-2)
Class	Class A
Series	BAseries
Initial Principal Amount	$500,000,000
Initial Nominal Liquidation Amount	$500,000,000
Expected Issuance Date	November [•], 2022
Credit Enhancement	Subordination of the Class B notes, the Class C notes and the Class D certificate
Credit Enhancement Amount	Required Subordinated Amount and Required Class D Investor Interest
Required Subordinated Amount of	Applicable required subordination percentage of Class B notes
Class B Notes	multiplied by the adjusted outstanding dollar principal amount of the Class A(2022-2) notes.

Required Subordination Percentage of	14.28571%. However, see “Prospectus Summary—BAseries
Class B Notes
Required Subordinated Amounts and Required Class D Investor Interest” and “The Notes—Required Subordinated Amount” for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.

Required Subordinated Amount of	Applicable required subordination percentage of Class C notes
Class C Notes	multiplied by the adjusted outstanding dollar principal amount of the Class A(2022-2) notes.
Required Subordination Percentage of	12.69841%. However, see “Prospectus Summary—BAseries
Class C Notes
Required Subordinated Amounts and Required Class D Investor Interest” and “The Notes—Required Subordinated Amount” for a discussion of the calculation of the applicable stated percentage and the method by which the applicable stated percentage may be changed in the future.

Required Class D Investor Interest
The required Class D investor interest is approximately equal to 10.50% of the sum of the aggregate adjusted outstanding dollar principal amount of the BAseries notes.  See “Prospectus Summary—BAseries Required Subordinated Amounts and Required Class D Investor Interest” and “The Notes—Required Subordinated Amount—The Class D Certificate” for a more specific description of how the required Class D investor interest is calculated.

Accumulation Reserve Account Targeted	0.5% of the outstanding dollar principal amount of the
Deposit
Class A(2022-2) notes; provided, however, that if the Class A(2022-2) notes require only one budgeted deposit to accumulate and pay the principal of the Class A(2022-2) notes on the expected principal payment date, the accumulation reserve account targeted deposit will be zero.  See “Prospectus Summary—BAseries Accumulation Reserve Account” for a description of how the accumulation reserve account targeted deposit can be changed.

Interest
Interest Rate	[•]% per year.
Distribution Dates	The 15th day of each calendar month (or the next Business Day if the 15th is not a Business Day)
Interest Accrual Method	30/360
Interest Accrual Periods
From and including the issuance date to but excluding the 15th day of the calendar month in which the first interest payment date occurs and then from and including the 15th day of each calendar month to but excluding the 15th day in the next calendar month.

Interest Payment Dates	Each distribution date starting on January 17, 2023
First Interest Payment Date	January 17, 2023
First Interest Payment	$[•]
Business Day	New York, New York, Newark, Delaware, and Charlotte, North Carolina banking day

Principal
Expected Principal Payment Date	November 17, 2025
Legal Maturity Date	April 17, 2028
Revolving Period End	Between 12 and 1 months prior to expected principal payment date

Servicing Fee	2% of the Series 2001‑D investor interest

Early Redemption Events
Early redemption events applicable to the Class A(2022-2) notes include the following: (i) the occurrence of the expected principal payment date for such notes; (ii) each of the Pay Out Events described under “Master Trust II—Pay Out Events” in this prospectus; (iii) the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and (iv) for any date the amount of Excess Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date.  See “The Indenture—Early Redemption Events” in this prospectus.

Events of Default
Events of default applicable to the Class A(2022-2) notes include the following: (i) the issuing entity’s failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity’s failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties, as discussed in this prospectus; and (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity.  See “The Indenture—Events of Default” in this prospectus.

Optional Redemption	If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount.

ERISA Eligibility
Yes, subject to important considerations described under “Benefit Plan Investors” in this prospectus. (Investors are cautioned to consult with their counsel).  By purchasing the Class A(2022-2) notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would not result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and not be a violation of Similar Law.

Tax Treatment
Debt for U.S. federal income tax purposes, subject to important considerations described under “Federal Income Tax Consequences” in this prospectus (Investors are cautioned to consult with their tax counsel).

Clearing and Settlement	DTC/Clearstream/Euroclear

EU and UK Securitization Regulations	The transaction described in this prospectus is not structured to satisfy any risk retention, due diligence or other requirements of the EU Securitization Regulation or the UK Securitization Regulation.  No party to such transaction or any of their respective affiliates makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by any Affected Investor with the applicable Due Diligence Requirements prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the Notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor.  Consequently, the Notes may not be a suitable investment for any person that is now or may in the future be subject to any requirements of the EU Securitization Regulation or the UK Securitization Regulation.

See “Risk Factors—Other Legal and Regulatory Risks—Securitization Regulations in the EU and the UK.”

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision.  You should read this prospectus in its entirety before you purchase any notes.

Securities Offered

The issuing entity may periodically offer notes in one or more series, classes, or tranches.  The notes will be issued pursuant to an indenture between the issuing entity and The Bank of New York Mellon, as indenture trustee.  Each series of notes will be issued pursuant to a supplement to the indenture between the issuing entity and the indenture trustee.

The issuing entity is offering only the Class A(2022-2) notes by means of this prospectus.  The Class A(2022-2) notes are part of a series of notes called the BAseries.  As of the date of this prospectus, the BA series is the only issued and outstanding series of the issuing entity.  See “Annex II:  Outstanding Series, Classes and Tranches of Notes” for information about other outstanding notes issued by the issuing entity.  The BAseries consists of Class A notes, Class B notes and Class C notes.  The Class A(2022-2) notes are a tranche of Class A notes of the BAseries.  When issued, the Class A(2022-2) notes will be issued by, and obligations of, BA Credit Card Trust.

On the expected issuance date, the Class A(2022-2) notes are expected to be the fourth tranche of Class A notes currently outstanding in the BAseries (excluding Class A(2001‑Emerald), which currently has a nominal liquidation amount of $0).

Risk Factors

Investment in the Class A(2022-2) notes involves risks, including business risks, legal and regulatory risks, and transaction structure risks, most of which could result in accelerated, delayed or reduced payments on your notes.  We have summarized these risks below and described them more fully under the heading “Risk Factors,” beginning on page 37 in this prospectus.  You should consider these risks carefully.

Business Risks Relating to BANA’s Credit Card Business

•
The COVID-19 pandemic has adversely impacted, and may continue to adversely impact, cardholder use, payment patterns and the performance of the credit card receivables, which may impact the timing and amount of collections.

•
A failure in or breach of BANA’s operational or security systems or infrastructure, or those of third parties, could disrupt BANA’s ability to originate and service credit card accounts and related receivables.

•
A cyberattack, information or security breach, or a technology failure of BANA or of a third party could adversely affect BANA’s credit card origination and servicing activities, result in the loss of information or the disclosure or misuse of confidential or proprietary information, cause reputational harm, or reduce the rate at which new receivables are generated and repaid.

•
The effects of climate change, as well as efforts to mitigate the impact of climate change, including through climate change-related legislation and regulation, may have an adverse impact on the timing and amount of payments on your notes.

•	Competition in the credit card and consumer lending industry may result in a decline in BANA’s ability to generate new receivables.

•	Payment patterns of cardholders may not be consistent over time, which may impact the timing and amount of collections.

•	BANA may change the terms of the credit card accounts in a way that reduces or slows collections.

•	Yield and payments on the receivables could decrease.

Insolvency and Security Interest Risks

•
The conservatorship, receivership, bankruptcy, or insolvency of BANA, Funding, master trust II, the issuing entity or any of their affiliates, or of other parties to the transactions, could result in accelerated, delayed, or reduced payments on the notes.

•	Some interests could have priority over the master trust II trustee’s interest in the receivables or the indenture trustee’s interest in the collateral certificate.

•
The master trust II trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by BANA with its own funds.

Other Legal and Regulatory Risks

•	BANA is subject to regulatory supervision and regulatory action, which could result in losses or delays in payment.

•
Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections.

•	Financial regulatory reforms could have a significant impact on the issuing entity, master trust II, Funding or BANA.

•	BANA, the transferor, master trust II and the issuing entity could be named as defendants in litigation, resulting in increased expenses and greater risk of loss on your notes.

•	Securitization Regulations in the EU and the UK.

Transaction Structure Risks

•	The note interest rate and the receivables interest rate may reset at different times or fluctuate differently.

•	Allocations of defaulted principal receivables and reallocation of Available Principal Amounts could result in a reduction in payment on your notes.

•	Only some of the assets of the issuing entity are available for payments on any tranche of notes.

•	Class B notes and Class C notes are subordinated and bear losses before Class A notes.

•	Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions.

•	Class A notes and Class B notes of the BAseries can lose their subordination under some circumstances.

•
Addition of credit card accounts to master trust II and attrition of credit card accounts and receivables from master trust II may decrease the credit quality of the assets securing the repayment of your notes.

•	BANA may not be able to generate new receivables or designate new credit card accounts to master trust II when required by the master trust II agreement.

•	If representations and warranties relating to the receivables are breached, payments on your notes may be reduced.

•
The objective of the asset representations review process is to independently identify noncompliance with a representation or warranty concerning the receivables but no assurance can be given as to its effectiveness.

•	Issuance of additional notes or master trust II investor certificates may affect your voting rights and the timing and amount of payments on the notes.

•
You may have limited or no ability to control actions under the indenture and the master trust II agreement, which may result in, among other things, payment of principal on your notes earlier or later than might otherwise have been in your interest.

•	If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

General Risk Factors

•	There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

•	You may not be able to reinvest any early redemption proceeds in a comparable security.

•	If the ratings of the notes are lowered or withdrawn, their market value could decrease.

Issuing Entity

BA Credit Card Trust, a Delaware statutory trust, is the issuing entity of the notes.  The address of the issuing entity is BA Credit Card Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890‑0001.  Its telephone number is (302) 651‑1000.

BA Credit Card Funding, LLC is the beneficiary of the issuing entity.

Funding

BA Credit Card Funding, LLC (referred to as “Funding”), a limited liability company formed under the laws of Delaware and a direct subsidiary of BANA, is the transferor and depositor of the issuing entity.  The address for Funding is 1020 North French Street, DE5-002-01-05, Wilmington, Delaware 19884 and its telephone number is (980) 683‑4915.  In addition, Funding is the holder of the transferor interest in BA Master Credit Card Trust II, the beneficiary of the issuing entity, and the holder of the Class D certificate.

On October 20, 2006, Funding was substituted for FIA Card Services, National Association (referred to as “FIA”, and to which BANA has succeeded by merger as of October 1, 2014 (referred to as the “merger date”)) as the transferor of receivables to master trust II, as holder of the transferor interest in master trust II, and as beneficiary of the issuing entity.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BA Credit Card Funding, LLC.”

Master Trust II

The issuing entity’s primary asset is an investor certificate issued by BA Master Credit Card Trust II (referred to as “master trust II”), a Delaware trust.  This investor certificate, referred to as the collateral certificate, is a part of Series 2001‑D and represents an undivided interest in master trust II.  For a description of the collateral certificate, see “Sources of Funds to Pay the Notes—The Collateral Certificate.”

Also as a part of Series 2001‑D, master trust II has issued the Class D certificate, which is an investor certificate that represents an undivided interest in master trust II.  The Class D certificate provides credit enhancement to the collateral certificate, and therefore provides credit enhancement to the notes as well.  For a description of the Class D certificate, see “Master Trust II—The Class D Certificate.”

Master trust II’s assets primarily include receivables from certain unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed in “Master Trust II—Addition of Master Trust II Assets.”

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees, recoveries on receivables in Defaulted Accounts, and discount option receivables.  Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances.

Funding may add additional receivables to master trust II at any time without limitation, provided the receivables are eligible receivables, Funding does not expect the addition to cause a Pay Out Event, and the rating agencies confirm the ratings on the outstanding investor certificates and notes.  Under certain limited circumstances, Funding may be required to add additional receivables to master trust II to maintain the minimum transferor interest or to maintain a minimum required amount of principal receivables in master trust II.

Funding may also remove receivables from master trust II provided Funding does not expect the removal to cause a Pay Out Event and the rating agencies confirm the ratings on the outstanding investor certificates and notes.  The amount of any such removal is limited and, except in limited circumstances, may generally occur only once in a calendar month.  In addition, except in limited circumstances, the receivables removed from master trust II must be selected randomly.  However, if Funding breaches certain representations or warranties relating to the eligibility of receivables added to master trust II, Funding may be required to immediately remove those receivables from master trust II.

If the composition of master trust II changes over time due to Funding’s ability to add and remove receivables, noteholders will not be notified of that change.  However, monthly reports containing certain information relating to the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission (the “SEC”).  These reports will not be sent to noteholders.  See “Where You Can Find More Information” for information as to how these reports may be accessed.

BANA and Affiliates

Bank of America, National Association (referred to as “BANA”) is a national banking association.  The address of BANA’s principal offices is 100 N. Tryon Street, Charlotte, North Carolina 28255.  Its telephone number is (980) 683‑4915.  On the merger date, FIA merged with and into BANA, with BANA as the surviving entity, and BANA succeeded to all of FIA’s rights and obligations with respect to its credit card business, among other things.  References to “BANA” in this summary and elsewhere in this prospectus include BANA’s predecessors, including FIA, unless the context requires otherwise.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates—Merger of FIA into BANA” for information on the merger.

Prior to the Substitution Date, FIA formed master trust II and transferred credit card receivables arising in accounts originated or acquired by FIA to master trust II.  Currently, BANA originates and owns credit card accounts from which receivables in accounts designated for inclusion in master trust II are sold to Funding for inclusion in master trust II.

During the period from the Substitution Date to July 8, 2015 (referred to as the “BACCS Removal Date”), with certain limited exceptions, BANA transferred all of the receivables arising in its U.S. credit card accounts to Banc of America Consumer Card Services, LLC (referred to as “BACCS”), a limited liability company formed under the laws of North Carolina and a direct subsidiary of BANA.  The receivables transferred to BACCS that arose in accounts designated for inclusion in master trust II were then sold by BACCS to Funding for inclusion in master trust II.  On the BACCS Removal Date, BACCS was removed as the seller of receivables to Funding and replaced by BANA as the current seller of receivables to Funding as described above.  BANA retains all of its obligations previously incurred in connection with the sales of receivables in designated accounts to BACCS and has assumed all obligations of BACCS as seller of receivables to Funding.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates—Removal and Dissolution of BACCS” for additional information.

Prior to the BACCS Removal Date, BACCS held all of the equity in Funding and Funding was a direct subsidiary of BACCS.  On the BACCS Removal Date, BACCS assigned all of the equity in Funding to BANA and Funding became a direct subsidiary of BANA.

BACCS was dissolved through a liquidating distribution of its assets to its parent, BANA, on July 17, 2015.

The removal of BACCS as seller of receivables to Funding and the subsequent dissolution of BACCS were the result of an internal corporate restructuring and BANA does not anticipate that either the removal or the dissolution will have a material adverse effect on the Master Trust II Portfolio or the noteholders.

BANA is also the servicer for master trust II and is therefore responsible for servicing the credit card receivables in master trust II.  BANA may delegate certain of its servicing functions to an affiliate of BANA or third parties.  However, notwithstanding that delegation, BANA would remain obligated to service the receivables in master trust II.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates.”

BofA Securities, Inc., one of the underwriters of the Class A(2022-2) notes, is an affiliate of Bank of America, National Association, BA Credit Card Funding, LLC and BA Credit Card Trust.  See “Underwriting (Plan of Distribution, Conflicts of Interest and Proceeds).”

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for the notes.

Under the terms of the indenture, the role of the indenture trustee is limited.  See “The Indenture—Indenture Trustee.”

See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—The Bank of New York Mellon.”

Owner Trustee

Wilmington Trust Company, a Delaware corporation with trust powers, is the owner trustee of the issuing entity.  Under the terms of the trust agreement, the role of the owner trustee is limited.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BA Credit Card Trust.”

See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—Wilmington Trust Company.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, is the asset representations reviewer under the asset representations review agreement.  The asset representations reviewer may not delegate or subcontract its obligations under the asset representations review agreement without the consent of BANA, the transferor and the servicer.  Any such delegation or subcontracting to which BANA, the transferor and the servicer have consented would not, however, relieve the asset representations reviewer of its liability and responsibility with respect to such obligations.

See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—Clayton Fixed Income Services LLC.”

Parties, Transferred Assets and Operating Documents

BANA
(Sponsor, Servicer and Originator)
Receivable
Receivables Purchase Agreement
Funding
(Transferor)
Receivables
Transferor Interest
The Bank of New York Mellon
(Master Trust II Trustee)
BA Master Credit Card Trust II
Master Trust II Agreement
Collateral Certificate
Series 2001-D Supplement
Trust Agreement
The Bank of New York Mellon
(Indenture Trustee)
BA Credit Card Trust
(Issuing Entity)
Indenture
Wilmington Trust Company
(Owner Trustee)
BAseries
Indenture Supplement
BAseries Notes
Terms Documents
BAseries Noteholders

Series, Classes and Tranches of Notes

The notes will be issued in series.  Each series is secured by a shared security interest in the collateral certificate and the collection account.  It is expected that most series will consist of multiple classes.  A class designation determines the relative seniority for receipt of cash flows and funding of uncovered Investor Default Amounts allocated to the related series of notes.  For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that they may have classes consisting of multiple tranches.  Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, expected principal payment dates, legal maturity dates and other material terms.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the senior and subordinated classes of such series may be different.  As such, certain subordinated tranches of notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of such series.  However, subordinated notes will not be repaid before their legal maturity dates, unless, after payment, the remaining subordinated notes provide the required enhancement for the senior notes.  In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for the senior notes.  See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Some series may not be multiple tranche series.  For these series, there will be only one tranche per class and each class will generally be issued on the same date.  The expected principal payment dates and legal maturity dates of the subordinated classes of such a series will either be the same as or later than those of the senior classes of that series.

BAseries Notes

The Class A(2022-2) notes are part of the BAseries.  The BAseries is a multiple tranche series.  Each class of notes in the BAseries may consist of multiple tranches.  Whenever a “class” of notes is referred to in this prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.  Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement.  See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of the BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

As of the date of this prospectus, the BAseries is the only issued and outstanding series of the issuing entity.  See “Annex II: Outstanding Series, Classes and Tranches of Notes” for information about the other outstanding notes issued by the issuing entity.  Other series, classes and tranches of notes, including other tranches of notes that are included in the BAseries, may be issued by the issuing entity in the future without the consent of, or prior notice to, any noteholders.

Interest Payments

Each tranche of notes will bear interest from the date and at the rate set forth or as determined in the related prospectus. Interest on the notes will be paid on the interest payment dates determined in connection with the issuance of such notes.

Interest on the Class A(2022-2) notes will accrue at the fixed rate specified on the cover page of this prospectus.

Interest on the Class A(2022-2) notes will begin to accrue on the issuance date for the Class A(2022-2) notes and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Each interest accrual period will begin on and include the 15th day of each calendar month and end on but exclude the 15th day in the next calendar month.  However, the first interest accrual period will begin on and include the issuance date for the Class A(2022-2) notes and end on but exclude January 17, 2023.

Interest on the Class A(2022-2) notes for any interest payment date (other than the first interest payment date) will equal one-twelfth of the product of:

•	the Class A(2022-2) note interest rate; multiplied by

•	the outstanding dollar principal amount of the Class A(2022-2) notes as of the related record date.

The payment of interest on the Class A(2022-2) notes on any payment date is senior to the payment of interest on Class B notes and Class C notes of the BAseries on that date.  Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C BAseries note until the required payment of interest has been made to all Class A BA Series notes and Class B BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on Class C notes on any payment date.

The issuing entity will pay interest on the Class A(2022-2) notes solely from the portion of BAseries Available Funds and from other amounts that are available to the Class A(2022-2) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class A(2022-2) notes, Class A(2022-2) noteholders will have no recourse to any other assets of the issuing entity, BANA, Funding or any other person or entity for the payment of interest on those notes.

Expected Principal Payment Date and Legal Maturity Date

It is expected that the issuing entity will pay the stated principal amount of each note in one payment on that note’s expected principal payment date.  The expected principal payment date of a note is generally 29 months before its legal maturity date.  The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms.  The issuing entity will generally be obligated to pay the stated principal amount of a note on its expected principal payment date, or upon the occurrence of an early redemption event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose and only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.  The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “The Indenture—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Payments of principal on the Class A(2022-2) notes are not subordinated to any other notes.

The issuing entity expects to pay the stated principal amount of the Class A(2022-2) notes in one payment on the expected principal payment date specified on the cover page of this prospectus, and is obligated to do so if funds are available for that purpose.  If the stated principal amount of the Class A(2022-2) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the Class A(2022-2) notes.

In addition, if the stated principal amount of the Class A(2022-2) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the Class A(2022-2) notes and principal and interest payments on the Class A(2022-2) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of the Class A(2022-2) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for the Class A(2022-2) notes.  See “The Notes—Early Redemption of Notes,” “The Indenture—Early Redemption Events” and “—Events of Default” in this prospectus.

The issuing entity will pay principal on the Class A(2022-2) notes solely from the portion of BAseries Available Principal Amounts and from other amounts which are available to the Class A(2022-2) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class A(2022-2) notes, Class A(2022-2) noteholders will have no recourse to any other assets of the issuing entity, Funding, BANA or any other person or entity for the payment of principal on those notes.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•
Stated Principal Amount.  The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder.  It can be denominated in U.S. dollars or a foreign currency.

•
Outstanding Dollar Principal Amount.  For U.S. dollar notes, the outstanding dollar principal amount is the same as the initial dollar principal amount of the notes, less principal payments to noteholders.  For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial dollar principal amount of the notes, less dollar payments to derivative counterparties for principal.

In addition, the Class A(2022-2) notes will, and other notes may, have an Adjusted Outstanding Dollar Principal Amount.  The Adjusted Outstanding Dollar Principal Amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.

•	Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

–	that note’s share of reallocations of Available Principal Amounts used to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocated to its series;

–	that note’s share of charge‑offs resulting from uncovered Investor Default Amounts; and

–	amounts on deposit in the principal funding subaccount for that note;

and adding back all reimbursements from Excess Available Funds allocated to that note of (i) reallocations of Available Principal Amounts used to pay interest on senior classes of notes or the master trust II servicing fee or (ii) charge‑offs resulting from uncovered Investor Default Amounts.  Excess Available Funds are Available Funds that remain after the payment of interest and other required payments for the notes.

The nominal liquidation amount of a note corresponds to the portion of the investor interest of the collateral certificate that is allocated to support that note.

The aggregate nominal liquidation amount of all of the notes plus the Class D Investor Interest is equal to the Investor Interest of Series 2001‑D.  The Investor Interest of Series 2001‑D corresponds to the amount of principal receivables in master trust II that is allocated to support Series 2001‑D.  Anything that increases or decreases the aggregate nominal liquidation amount of the notes or the Class D Investor Interest will also increase or decrease the Investor Interest of Series 2001‑D.

Upon a sale of credit card receivables held by master trust II (i) following the insolvency of Funding, (ii) following an event of default and acceleration for a note, or (iii) on a note’s legal maturity date, each as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” the nominal liquidation amount of a note will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Subordination

Payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes except to the extent provided in this prospectus.  The Class A notes, including the Class A(2022-2) notes, will not be subordinated to any other BAseries notes.

Available Principal Amounts allocable to subordinate classes of BAseries notes may be reallocated to pay interest on the Class A BAseries notes or a portion of the master trust II servicing fee allocable to the BAseries.  In addition, the nominal liquidation amount of a subordinated class of BAseries notes will generally be reduced for charge‑offs resulting from uncovered Investor Default Amounts prior to any reductions in the nominal liquidation amount of the senior classes of BAseries.  While in a multiple tranche series (including the BAseries) charge‑offs from uncovered Investor Default Amounts allocable to the series initially will be allocated to each tranche pro rata, these charge‑offs will then be reallocated from tranches in the senior classes to tranches in the subordinated classes to the extent credit enhancement in the form of subordination is still available to such senior tranches.

In addition, Available Principal Amounts are first utilized to fund targeted deposits to the principal funding subaccounts of senior classes before being applied to the principal funding subaccounts of the subordinated classes.

In a multiple tranche series (including the BAseries), subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid to the extent that those notes are necessary to provide the required subordination for senior classes of notes of the same series.  If a tranche of subordinated notes cannot be paid because of the subordination provisions of its respective indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in this prospectus (in the case of the BAseries) and in the related prospectus (in the case of other multiple tranche series).  See “The Notes—Principal”.  After that time, the subordinated notes will be paid only to the extent that:

•
the principal funding subaccounts for the senior classes of notes of that series are prefunded in an amount such that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

•
new tranches of subordinated notes of that series are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

•
enough notes of senior classes of that series are repaid so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, Available Principal Amounts, if any, allocable to that tranche and proceeds from any sale of receivables will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of that series.

BAseries Credit Enhancement

Credit enhancement for the BAseries notes generally will be provided through subordination.  Credit enhancement for the Class A(2022-2) notes will be provided through subordination of the Class B BAseries notes, the Class C BAseries notes and the Class D certificate.  The amount of subordination available to provide credit enhancement to any tranche of BAseries notes is limited to its available subordinated amount of each class or tranche of BAseries notes that is subordinated to it.  Each senior tranche of BAseries notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount.  “Usage” refers to the amount of the required subordinated amount of a class of BAseries notes actually utilized by a senior tranche of BAseries notes due to losses relating to charged‑off receivables and the application of subordinated BAseries notes’ principal allocations to pay interest on senior classes and servicing fees.  Losses that increase usage may include (i) losses relating to charged‑off receivables that are allocated directly to a class of subordinated BAseries notes, (ii) losses relating to usage of available subordinated amounts by another class of BAseries notes that shares credit enhancement from those subordinated BAseries notes, which are allocated proportionately to the senior BAseries notes supported by those subordinated BAseries notes, and (iii) losses reallocated to the subordinated BAseries notes from the applicable tranche of senior BAseries notes. Usage may be reduced in later months if amounts are available to reimburse losses or to reinstate other amounts reallocated from the subordinated BAseries notes.  The required subordinated amount of a class of subordinated BAseries notes less its usage equals the remaining available subordinated amount of that class of subordinated BAseries notes, which we refer to as the unused subordinated amount for that tranche of notes.  See “Prospectus Summary—BAseries Required Subordinated Amount” and “The Notes—Required Subordinated Amount” and “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries” for more information regarding required subordinated amounts, usage, and available subordinated amounts.  If the available subordinated amount for any tranche of BAseries notes has been reduced to zero, losses that otherwise would have been reallocated to subordinated notes will be borne by that tranche of BAseries notes.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to those notes, and it is unlikely that those notes will receive their full payment of principal.

Subordinated classes of BAseries notes generally will not receive interest payments on any payment date until the senior classes of BAseries notes, including the Class A(2022-2) notes, have received their full interest payment on such date.  Available Principal Amounts allocable to the subordinated classes of BAseries notes may be applied to make interest payments on the senior classes of BAseries notes or to pay a portion of the master trust II servicing fee allocable to the BAseries.  Available Principal Amounts remaining on any payment date after any reallocations for interest on the senior classes of notes or for a portion of the master trust II servicing fee allocable to the BAseries will be first applied to make targeted deposits to the principal funding subaccounts of senior classes of BAseries notes on such date before being applied to make required deposits to the principal funding subaccounts of the subordinated classes of BAseries notes on such date.

In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in “—BAseries Required Subordinated Amount.”

BAseries Required Subordinated Amount

In order to issue a senior class of BAseries notes, the required subordinated amount of subordinated notes must be outstanding and available on the issuance date.  Generally, the required subordinated amount of a subordinated class of BAseries notes for any date is an amount equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of the senior tranche of notes for such date.  Generally, the required subordinated amount for a tranche of Class A BAseries notes is equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes.  Similarly, the Class B required subordinated amount of Class C notes for each tranche of Class B BAseries notes is equal to a percentage of its Adjusted Outstanding Dollar Principal Amount.  However, the Class B required subordinated amount of Class C notes for any tranche of Class B BAseries notes may be adjusted to reflect its pro rata share of the portion of the Adjusted Outstanding Dollar Principal Amount of all Class B BAseries notes which is not providing credit enhancement to the Class A BAseries notes.

The required subordinated amount for any tranche of BAseries notes will generally be determined as depicted in the chart “BAseries Required Subordinated Amounts” below.  For the Class A(2022-2) notes, the required subordinated amount of Class B notes is equal to 14.28571% of the Adjusted Outstanding Dollar Principal Amount of the Class A(2022-2) notes, and the required subordinated amount of Class C notes is equal to 12.69841% of the Adjusted Outstanding Dollar Principal Amount of the Class A(2022-2) notes.

For a more detailed description of how to calculate the required subordinated amount of any tranche of BAseries notes, see “The Notes—Required Subordinated Amount—BAseries.”

Limit on Repayment of All Notes

You may not receive full repayment of your Class A(2022-2) notes if:

•
the nominal liquidation amount of your Class A(2022-2) notes has been reduced by charge‑offs due to uncovered Investor Default Amounts or as a result of reallocations of Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee, and those amounts have not been reimbursed from Available Funds; or

•
receivables are sold (i) following the insolvency of Funding, (ii) following an event of default and acceleration or (iii) on the legal maturity date, and the proceeds from the sale of receivables, plus any available amounts on deposit in the applicable subaccounts allocable to your notes are insufficient.

Sources of Funds to Pay the Notes

The issuing entity will have the following sources of funds to pay principal of and interest on the notes (including the Class A(2022-2) notes):

•
Collateral Certificate.  The collateral certificate is an investor certificate issued as a part of “Series 2001‑D” by master trust II to the issuing entity.  It represents an undivided interest in master trust II.  Master trust II owns primarily receivables arising in selected MasterCard and Visa revolving credit card accounts.  BANA or Funding has transferred, and Funding may continue to transfer, credit card receivables to master trust II in accordance with the terms of the master trust II agreement.  Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in master trust II—including the collateral certificate—based generally on the investment in principal receivables of each interest in master trust II.  If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

•
Derivative Agreements.  Some notes may have the benefit of one or more derivative agreements, including interest rate swaps, or other agreements described in “Sources of Funds to Pay the Notes—Derivative Agreements.”

•
The Issuing Entity Accounts.  The issuing entity will establish a collection account for the purpose of receiving collections of finance charge receivables and principal receivables and other related amounts from master trust II payable under the collateral certificate.  The issuing entity may establish supplemental accounts for any series, class or tranche of notes.

Each month, distributions on the collateral certificate will be deposited into the collection account.  Those deposits will then be allocated among each series of notes and applied as described in this prospectus.

BAseries Class C Reserve Account

The issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the related tranche of Class C BAseries notes.  The Class C reserve subaccount for each tranche of Class C BAseries notes will initially not be funded.  Such Class C reserve subaccount will not be funded unless and until the three‑month average of the Excess Available Funds Percentage falls below the levels described in the prospectus relating to such tranche of Class C BAseries notes or an early redemption event or event of default occurs for such tranche of Class C BAseries notes.

Funds on deposit in the Class C reserve subaccount for each tranche of Class C BAseries notes will be available to holders of those notes to cover shortfalls of interest payable on interest payment dates.  Funds on deposit in the Class C reserve subaccount for each tranche of Class C BAseries notes will also be available to holders of those notes to cover certain shortfalls in principal.  Only the holders of the related tranche of Class C BAseries notes will have the benefit of the related Class C reserve subaccount.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Withdrawals from the Class C Reserve Account.”

Flow of Funds and Application of Finance Charge and Principal Collections

For a detailed description of the application of collections, see “Master Trust II—Application of Collections” and “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries.”

Finance charge collections and other amounts allocated to the BAseries, called BAseries Available Funds, will generally be applied each month to make the payments or deposits depicted in the chart “Application of BAseries Available Funds” below.  See the chart “Application of Collections of Finance Charges and Principal Payments Received by BANA as Servicer of Master Trust II” below for a depiction of how finance charge collections are allocated by master trust II.  For a detailed description of the application of BAseries Available Funds, see “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries.”

Principal collections and other amounts allocated to the BAseries, called BAseries Available Principal Amounts, generally will be applied each month to make the payments or deposits depicted in the chart “Application of BAseries Available Principal Amounts” below.  See the chart “Application of Collections of Finance Charges and Principal Payments Received by BANA as Servicer of Master Trust II” below for a depiction of how principal collections are allocated by master trust II.  For a detailed description of the application of BAseries Available Principal Amounts, see “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries.”

Revolving Period

Until principal amounts are needed to be accumulated to pay any tranche of BAseries notes (including the Class A(2022-2) notes), principal amounts allocable to that tranche of notes will be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the transferor interest.  This period is commonly referred to as the revolving period.  Currently, with respect to a tranche of BAseries notes, the revolving period is scheduled to end twelve calendar months prior to the expected principal payment date for such tranche of BAseries notes.  However, if an early redemption event or event of default and acceleration for the related tranche of BAseries notes occurs before the revolving period otherwise ends, the revolving period could end earlier than currently scheduled.  Descriptions of the early redemption events and events of default are set forth under “The Indenture—Early Redemption Events,” “—Events of Default” and “—Events of Default Remedies,” respectively.  In addition, if the issuing entity reasonably expects to need less than the expected accumulation period to fully accumulate the outstanding dollar principal amount of the related tranche of notes, the end of the revolving period may be delayed.  A description of the basis on which the issuing entity may determine to delay the end of the revolving period is set forth under “Sources of Funds to Pay the Notes—Deposit and Application of

Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account.”

Early Redemption of Notes

The issuing entity will be required to redeem the Class A(2022-2) notes upon the occurrence of an early redemption event relating to the Class A(2022-2) notes, but only to the extent funds are available for such redemption after giving effect to all allocations and reallocations.

However, if so determined at the time of issuance, and subject to certain exceptions, it is possible that other notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ expected principal payment date.

Early redemption events for the Class A(2022-2) notes include the following:

•	the occurrence of the Class A(2022-2) notes’ expected principal payment date;

•	each of the Pay Out Events applicable to Series 2001‑D, as described under “Master Trust II—Pay Out Events”; or

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition to the early redemption events described above, if for any month the amount of Excess Available Funds for the BAseries notes averaged over the three preceding calendar months is less than the Required Excess Available Funds for the BAseries for such month, an early redemption event will occur for all tranches of BAseries notes, including the Class A(2022-2) notes.

Excess Available Funds for any month equals the Available Funds allocated to the BAseries that month after application for targeted deposits to the interest funding account, payment of the master trust II servicing fee allocable to the BAseries, application to cover Investor Default Amounts allocable to the BAseries and reimbursement of any deficits in the nominal liquidation amounts of notes.

Required Excess Available Funds for the BAseries is an amount equal to zero.  This amount may be changed provided the issuing entity (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the BAseries notes.

See “The Notes—Early Redemption of Notes” and “The Indenture—Early Redemption Events.”

Upon the occurrence of an early redemption event for the Class A(2022-2) notes, such notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes—Early Redemption of Notes” and “The Indenture—Early Redemption Events.”

It is not an event of default if the issuing entity fails to redeem a note because it does not have sufficient funds available or because payment of the note is delayed because it is necessary to provide required subordination for a senior class of notes.

Optional Redemption by the Issuing Entity

Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class A(2022-2) notes (and all other tranches of BAseries notes) in whole but not in part on any day on or after the day on which its nominal liquidation amount is reduced to less than 5% of its highest outstanding dollar principal amount.  This repurchase option is referred to as a clean‑up call.

The issuing entity will not redeem subordinated BAseries notes if those notes are required to provide credit enhancement for senior classes of BAseries notes.  If the issuing entity is directed to redeem any tranche of BAseries notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the related tranche of BAseries notes will thereafter be made, subject to the principal payment rules described above under “—Subordination,” until either the principal of and accrued interest on that tranche of notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount and the interest funding subaccount and, in the case of Class C BAseries notes, the Class C reserve subaccount, for the related tranche of BAseries notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The documents that govern the terms and conditions of the Class A(2022-2) notes include a list of adverse events known as events of default.

Some events of default result in an automatic acceleration of the Class A(2022-2) notes, and others result in the right of the holders of the Class A(2022-2) notes to demand acceleration after an affirmative vote by holders of more than 50% of the outstanding dollar principal amount of the Class A(2022-2) notes.

Events of default for the Class A(2022-2) notes include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest upon the Class A(2022-2) notes when such interest becomes due and payable;

•	the issuing entity’s failure to pay the principal amount of the Class A(2022-2) notes on the applicable legal maturity date;

•
the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding Class A(2022-2) notes has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the Class A(2022-2) noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60‑day period; and

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity.

Other series, classes or tranches of notes can have the same or different events of default.  An event of default relating to one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

Upon the occurrence of an event of default and acceleration for the Class A(2022-2) notes, the Class A(2022-2) notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Indenture—Events of Default” and “—Events of Default Remedies.”

Events of Default Remedies

After an event of default and acceleration of the Class A(2022-2) notes, funds on deposit in the applicable issuing entity accounts for the Class A(2022-2) notes will be applied to pay principal of and interest on the Class A(2022-2) notes.  Then, in each following month, Available Principal Amounts and Available Funds allocated to the Class A(2022-2) notes will be applied to make monthly principal and interest payments on the Class A(2022-2) notes until the earlier of the date the Class A(2022-2) notes are paid in full or the legal maturity date of the Class A(2022-2) notes.  However, subordinated notes of a multiple tranche series will receive payment of principal of those notes prior to the legal maturity date of such notes only if and to the extent that funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes in that series.

If an event of default for the Class A(2022-2) notes occurs and those notes are accelerated, the indenture trustee may, and at the direction of the majority of the Class A(2022-2) noteholders will, direct master trust II to sell credit card receivables.  However, this sale of receivables may occur only:

•
if the conditions specified in “The Indenture—Events of Default Remedies” are satisfied and, for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series; or

•	on the legal maturity date of the Class A(2022-2) notes.

The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of credit card receivables.  Upon the sale of the receivables, the nominal liquidation amount of those accelerated notes will be reduced to zero.  See “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

BAseries Issuing Entity Accounts

The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve subaccount for the benefit of the BAseries.  The principal funding account, the interest funding account, and the accumulation reserve account will have subaccounts for the Class A(2022-2) notes.

Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in this prospectus.

Security for the Notes

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each tranche of notes is entitled to the benefits of only that portion of the assets allocated to it under the indenture and the indenture supplement.

Each tranche of notes is also secured by a security interest in any derivative agreement for that tranche.

The Class A(2022-2) notes are secured by a shared security interest in:

•	the collateral certificate;

•	the collection account;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount; and

•	the applicable accumulation reserve subaccount.

As discussed above, the Class A(2022-2) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

Limited Recourse to the Issuing Entity

The sole source of payment for principal of or interest on a tranche of notes (including the Class A(2022-2) notes) is provided by:

•
the portion of collections of principal receivables and finance charge receivables received by the issuing entity under the collateral certificate allocated to the BAseries and available to the Class A(2022-2) notes;

•	funds in the applicable issuing entity accounts for that tranche of notes; and

•	payments received under any applicable derivative agreement for that tranche of notes.

Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

If there is a sale of credit card receivables (i) following the insolvency of Funding, (ii) following an event of default and acceleration, or (iii) on the applicable legal maturity date, each as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” following such sale those noteholders have recourse only to the proceeds of that sale, investment earnings on those proceeds and any funds previously deposited in any applicable issuing entity account for such noteholders.

BAseries Accumulation Reserve Account

The issuing entity will establish an accumulation reserve subaccount for the Class A(2022-2) notes to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class A(2022-2) notes.

If the Class A(2022-2) notes require more than one budgeted deposit to accumulate and pay the principal of such notes on their expected principal payment date, the amount targeted to be deposited in the accumulation reserve subaccount for the Class A(2022-2) notes shall be 0.5% of the outstanding dollar principal amount of such notes.  This amount may be changed at the discretion of the issuing entity.  However, this amount can only be reduced at the discretion of the issuing entity if the rating agencies have confirmed that such reduction will not reduce, qualify or cause the withdrawal of any of the then current ratings on the Class A(2022-2) notes.  If the Class A(2022-2) notes require more than one budgeted deposit to accumulate and pay the principal of such notes on their expected principal payment date, the accumulation reserve subaccount for such notes will be funded no later than three months prior to the date on which a budgeted deposit is first targeted for such notes as described under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits to the Accumulation Reserve Account.”  If the Class A(2022-2) notes require only one budgeted deposit to accumulate and pay the principal of such notes on their expected principal payment date, the amount targeted to be deposited in the accumulation reserve subaccount for such notes will be zero.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account” for a discussion of how the issuing entity will determine the number of budgeted deposits required to accumulate and pay the principal of each tranche of notes.

Shared Excess Available Funds

The BAseries is included in “Group A.”  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.

To the extent that Available Funds allocated to the BAseries are available after all required applications of such amounts as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Funds,” these unused Available Funds, called shared excess available funds, will be applied to cover shortfalls in Available Funds for other series of notes in Group A.  In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for such other series of notes are not needed for such series.  See “Sources of Funds to Pay the Notes—The Collateral Certificate,” “—Deposit and Application of Funds” and “—Deposit and Application of Funds for the BAseries—Shared Excess Available Funds.”

Registration, Clearing and Settlement

The Class A(2022-2) notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will be entitled to receive a definitive certificate only under limited circumstances.  Owners of the Class A(2022-2) notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream Banking or the Euroclear system in Europe.  Transfers will be made in accordance with the rules and operating procedures of those clearing systems.  See “The Notes—Book‑Entry Notes.”

Ratings

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

See “Risk Factors—General Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease” in this prospectus.

ERISA Eligibility

Subject to important considerations described under “Benefit Plan Investors,” the indenture permits benefit plans to purchase Class A(2022-2) notes.  A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that, for United States federal income tax purposes (1) the Class A(2022-2) notes will be treated as indebtedness and (2) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation.  In addition, noteholders will agree, by acquiring the Class A(2022-2) notes, to treat the Class A(2022-2) notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The Class A(2022-2) notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Application of Collections of Finance Charges and Principal Payments
Received by BANA as Servicer of Master Trust II

As of the date of this prospectus, Series 2001‑D is the only issued and outstanding series of Master Trust II and the BAseries is the only issued and outstanding series of BA Credit Card Trust.

Application of BAseries Available Funds	Application of BAseries Available Principal Amounts

Fees and Expenses Payable from BAseries Available Funds and
BAseries Available Principal Amounts

FEES AND EXPENSES PAYABLE FROM BASERIES AVAILABLE FUNDS:
Fee	Payee	Amount
Servicing Fee	Servicer	2.00% of Series 2001‑D Investor Interest

For any month, the servicing fee is paid immediately after Class C interest payments or deposits.  For a depiction of the application of BAseries Available Funds, see the chart entitled “Application of BAseries Available Funds” above.  The servicing fee compensates the servicer for its expenses in connection with servicing the receivables, including expenses associated with collecting, allocating and distributing collections on the receivables and other expenses payable by the servicer, such as fees and disbursements of the master trust II trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust II agreement, the trust agreement or the indenture to be payable by master trust II or the investor certificateholders, other than federal, state and local income and franchise taxes, if any, of master trust II.  See “Master Trust II—Servicing Compensation and Payment of Expenses.”

FEES AND EXPENSES PAYABLE FROM BASERIES AVAILABLE PRINCIPAL AMOUNTS:
Fee	Payee	Amount
Servicing Fee Shortfalls	Servicer	Any accrued but unpaid servicing fees

For any month, servicing fee shortfalls, if any, are paid immediately after any Class B interest shortfalls are paid.  For a depiction of the application of BAseries Available Principal Amounts, see the chart entitled “Application of BAseries Available Principal Amounts” above.

BAseries Required Subordinated Amounts and Required Class D Investor Interest

The chart and the accompanying discussion below present only one example of how required subordinated amounts (each, a “RSA”) and the required Class D Investor Interest would be calculated for a hypothetical amount of outstanding BAseries notes.  This example is illustrative only.  The stated percentages used in this example are applicable to the calculation of each RSA and the required Class D Investor Interest for these hypothetical notes only.  The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of classes and tranches of BAseries notes outstanding at any time (including, but not limited to, the RSA required for any unencumbered tranche of Class B notes).  For a detailed description of RSA and the required Class D Investor Interest generally, see “Prospectus Summary—BAseries Required Subordinated Amount” and “The Notes—Required Subordinated Amount.”

In addition, the issuing entity may change the RSA for any tranche of notes at any time, without the consent of any noteholders, so long as the issuing entity has met certain conditions described in “The Notes—Required Subordinated Amount,” and Funding may change the definition of required Class D Investor Interest without the consent of any noteholders, so long as Funding has met certain conditions described in “The Notes—Required Subordinated Amount—The Class D Certificate.”

$1,000,000,000 Class A Notes	$1,000,000,000 Class A notes

$200,000,000 Class B notes	Class A RSA of Class B notes $142,857,100 encumbered Class B notes	$57,142,900 unencumbered Class B notes

$200,000,000 Class C Notes	$133,333,310.48 Greater of Class A RSA of Class C Notes and Class B RSA of Class C notes	$66,666,689.52 unencumbered Class C notes

$211,567,248.09 Class D Certificate	$211,567,248.09 Class D Certificate

Generally, the required subordinated amount of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for such date.

In the example above:

•
For the $1,000,000,000 of Class A notes, the RSA of subordinated notes is $269,841,200.  Of that amount, the RSA of Class B notes is $142,857,100 (which is 14.28571% of $1,000,000,000) and the RSA of Class C notes is $126,984,100 (which is 12.69841% of $1,000,000,000).

•	Encumbered Class B notes consist of that portion of the Class B notes that provide credit enhancement to the Class A notes (which is equal to the Class A RSA of Class B notes or $142,857,100).

•
Unencumbered Class B notes consist of that portion of the Class B notes that do not provide credit enhancement to the Class A notes.  This unencumbered amount is equal to the aggregate amount of Class B notes ($200,000,000) minus the encumbered Class B notes ($142,857,100).

•	For the $57,142,900 of unencumbered Class B notes, the RSA of Class C notes is $6,349,210.48 (which is 11.11111% of $57,142,900).

•
For the $200,000,000 of Class B notes, the RSA of Class C notes is $133,333,310.48, or 100% of the Class A RSA of Class C notes ($126,984,100) plus the Class B RSA of Class C notes for the unencumbered Class B notes ($6,349,210.48).

•
Encumbered Class C notes consist of that portion of the Class C notes that provide credit enhancement to the Class A or the Class B notes (which is equal to the greater of the Class A RSA of Class C notes and the Class B RSA of Class C Notes, or $133,333,310.48).

•
Unencumbered Class C notes consist of that portion of the Class C notes that do not provide credit enhancement to the Class A or Class B notes.  This unencumbered amount is equal to the aggregate amount of Class C notes ($200,000,000) minus the encumbered Class C notes ($133,333,310.48), or $66,666,689.52.

•	The required Class D Investor Interest equals the sum of:

–
(i) The adjusted outstanding dollar principal amount of the Class A notes, divided by 0.6825 ($1,465,201,465.20), minus (ii) the adjusted outstanding dollar principal amount of the Class A notes ($1,000,000,000), minus (iii) the aggregate Class A required subordinated amount of Class B notes ($142,857,100), minus (iv) the aggregate Class A required subordinated amount of Class C notes ($126,984,100), for a total of $195,360,265.20;

–
(i) (A) the adjusted outstanding dollar principal amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes, divided by (B) 0.795 ($71,877,861.64), minus (ii) the adjusted outstanding dollar principal amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes ($57,142,900), minus (iii) (A) the adjusted outstanding dollar principal amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes, times (B) 0.1111111 ($6,349,210.48), for a total of $8,385,751.16; and

–
(i) (A) the adjusted outstanding dollar principal amount of the Class C notes minus the aggregate Class B required subordinated amount of Class C notes, divided by (B) 0.895 ($74,487,921.25), minus (ii) the adjusted outstanding dollar principal amount of the Class C notes minus the aggregate Class B required subordinated amount of Class C notes ($66,666,689.52), for a total of $7,821,231.73.

This example assumes there are no outstanding Class A(2001‑Emerald) notes.  While the Class A(2001‑Emerald) notes are a tranche of Class A notes and are similar to other tranches of Class A notes generally, due to the fact that they receive only a short-term credit rating, they require less enhancement for subordination than other tranches of Class A notes.  Therefore, when Class A(2001‑Emerald) notes are outstanding, the calculation of the required Class D Investor Interest changes.  See “The Notes—Required Subordinated Amount—The Class D Certificate.”

Risk Factors

The risk factors disclosed in this section of this prospectus describe the material risk factors of an investment in the notes.

Business Risks Relating to BANA’s Credit Card Business

The COVID-19 pandemic has adversely impacted, and may continue to adversely impact, cardholder use, payment patterns and the performance of the credit card receivables, which may impact the timing and amount of collections and could result in accelerated, delayed or reduced payments on your notes.

The COVID-19 pandemic has resulted in authorities implementing numerous measures attempting to contain the spread and impact of COVID-19, such as travel bans and restrictions, quarantines, shelter-in-place orders and other limitations on business activity. Additionally, there has been a decline in global economic activity, reduced U.S. and global economic output and a deterioration in macroeconomic conditions in the U.S. and globally. This has resulted in, among other things, higher rates of unemployment and underemployment, and negatively impacted consumer spending and payment patterns. Although some restrictive measures have been eased in certain areas, many of the restrictive measures remain in place or have been reinstated, and in some cases additional restrictive measures are being or may need to be implemented. U.S. and global economies are likely to be negatively impacted for an extended period of time as there remains significant uncertainty about the timing and strength of an economic recovery.

The negative economic conditions arising from the COVID-19 pandemic have adversely impacted, and may continue to adversely impact, credit card usage by cardholders (especially for hospitality, travel and entertainment), the rate of repayment of certain credit card balances, and the level of delinquencies and the rate of defaults by certain cardholders. The extent of these impacts depends on future developments, which are highly uncertain and difficult to predict, including, but not limited to, the effectiveness of measures implemented to contain the spread and impact of COVID-19, including the pace at which effective medical treatments and vaccines are distributed and administered; the effectiveness of fiscal and economic stimulus measures in the United States and globally; and how quickly and to what extent economic and operating conditions and consumer and business spending can return to their pre-pandemic levels. As a result, the extent of credit card usage by cardholders, the rate of repayment of certain credit card balances, the level of delinquencies and the rate of defaults by certain cardholders and, consequently, the timing and amount of collections may be significantly and adversely impacted. Reductions in the amount, or delays in the timing, of interest or principal payments by cardholders would reduce the amount available for distribution on the notes. A significant decrease in the amount available for distribution on the notes could also result in an early redemption event and in early payment of your notes. See “The Indenture—Early Redemption Events.” Should current economic conditions deteriorate or if the pandemic worsens due to various factors, including through the spread of more easily communicable variants of COVID-19, such conditions could have an adverse effect on cardholder use and payment patterns. Even after the COVID-19 pandemic has subsided, cardholder use and payment patterns and, by extension, the timing and amount of collections may continue to be adversely impacted, which could be material, as a result of the macroeconomic impact and any recession that has occurred or may occur in the future.

Federal, state, and local governmental authorities have enacted, and may enact in the future, legislation, regulations and protocols in response to the COVID-19 pandemic, including governmental programs intended to provide economic relief to businesses and individuals.  There remains significant uncertainty regarding the measures that authorities will enact in the future and the ultimate impact of the legislation, regulations and protocols that have been and will be enacted.  Moreover, we expect that the effects of the COVID-19 pandemic will heighten many of the other known risks described under “Risk Factors” in this prospectus.

A failure in or breach of BANA’s operational or security systems or infrastructure, or those of third parties, could disrupt BANA’s ability to originate and service credit card accounts and related receivables, and may adversely impact the timing and amount of payments on your notes.

BANA’s operational and security systems and infrastructure, including its computer systems, data management, and internal processes, as well as those of Total System Services, Inc. and other third parties whose services BANA utilizes, are subject to operational risk.  As an originator and servicer of consumer credit card accounts and receivables, BANA relies on its employees and third parties such as Total System Services, Inc. in its day‑to‑day and ongoing operations, who may, as a result of human error, misconduct or malfeasance or failure or breach of third‑party systems or infrastructure, expose BANA to risk. BANA has taken measures to implement backup systems and other safeguards to support its operations, but its ability to conduct business may be adversely affected by any significant disruptions to the operations of BANA, Total System Services, Inc. or other third parties with whom BANA interacts.  In addition, BANA’s ability to implement backup systems and other safeguards with respect to the systems of Total System Services, Inc. or other third parties is more limited than with respect to its own systems.  BANA’s financial, accounting, data processing, backup or other operating or security systems and infrastructure may fail to operate properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond its control, which could adversely affect its ability to engage in origination and servicing of credit card accounts and related receivables.  These events could include electrical, telecommunications or other major physical infrastructure outages; natural disasters such as earthquakes, tornadoes, hurricanes and floods; disease pandemics; and events arising from local or larger scale political or social matters, including terrorist acts and the escalating military conflict between Russia and Ukraine. BANA continuously updates these systems to support its operations and growth.  This updating entails significant costs and creates risks associated with implementing new systems and integrating them with existing ones.  Operational risk exposures could adversely impact BANA’s business, including, but not limited to, its ability to originate and service credit card accounts and related receivables, or to generate new receivables, and may adversely impact the timing and amount of payments on your notes.

A cyberattack, information or security breach, or a technology failure of BANA or of a third party could adversely affect BANA’s credit card origination and servicing activities, result in the loss of information or the disclosure or misuse of confidential or proprietary information, cause reputational harm, or reduce the rate at which new receivables are generated and repaid, and adversely impact the timing and amount of payments on your notes.

BANA’s credit card origination and servicing operations are highly dependent on the security and efficacy of its infrastructure, computer and data management systems, as well as those of Total System Services, Inc. and other third parties with whom it interacts.  Cybersecurity risks for financial institutions have significantly increased in recent years in part because of the proliferation of new technologies, the use of the internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, including foreign state actors. BANA’s businesses, including its credit card business, rely on the secure processing, transmission, storage and retrieval of confidential, proprietary and other information in its computer and data management systems and networks, and in the computer and data management systems and networks of third parties, including Total System Services, Inc. BANA relies on digital technologies, computer, database and email systems, software, and networks to conduct its operations. In addition, to access BANA’s network, products and services, its customers and other third parties may use personal mobile devices or computing devices that are outside of BANA’s network environment. BANA, its customers, regulators and other third parties have been subject to, and are likely to continue to be the target of, cyberattacks.  These cyberattacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of BANA, its employees, its customers or of third parties, or otherwise materially disrupt BANA’s or its customers’ or other third parties’ network access or business operations.  For example, in recent years, BANA has been subject to malicious activity, including distributed denial of service attacks.  Additionally, several large retailers have disclosed substantial cybersecurity breaches affecting debit and credit card accounts of their customers, some of which accounts were originated or acquired by BANA.  Although these incidents have not, to date, had a material impact on BANA, its credit card business, or the timing and amount of payments on the notes, we believe that such incidents will continue, and we are unable to predict the severity of such future attacks on BANA or its affiliates.  BANA’s counterparties, regulators, customers and clients, and other third parties with whom BANA or its customers and clients interact are exposed to similar incidents, and incidents affecting those third parties could impact BANA.

Although to date BANA has not experienced any material losses or other material consequences relating to technology failure, cyberattacks or other information or other security breaches, there can be no assurance that it will not suffer such losses or other consequences in the future. BANA’s risk and exposure to these matters remains heightened because of, among other things, the evolving nature of these threats; BANA’s prominent size and scale; its role in the financial services industry and the broader economy; its plans to continue to implement its internet banking and mobile banking channel strategies and develop additional remote connectivity solutions to serve its customers when and how they want to be served; its continuous transmission of sensitive information to, and storage of such information by, third parties, including Total System Services, Inc. and other vendors and its regulators; its expanded geographic footprint and international presence; the outsourcing of some of its business operations; the continued uncertain global economic environment; threats of cyber terrorism; external extremist parties, including foreign state actors, in some circumstances as a means to promote political ends; and system and customer account updates and conversions.  As a result, cybersecurity and the continued development and enhancement of BANA’s controls, processes and practices designed to protect its systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for BANA’s management.  As cyberthreats continue to evolve, BANA and its affiliates may be required to expend significant additional resources to continue to modify or enhance their protective measures or to investigate and remediate any information security vulnerabilities or incidents.

BANA also faces indirect technology, cybersecurity and operational risks relating to Total System Services, Inc. and other third parties with whom it does business or upon whom it relies to facilitate or enable its credit card operations.  In addition to Total System Services, Inc., the third parties with whom BANA interacts and upon whom it relies include financial counterparties, financial intermediaries such as clearing agents, exchanges and clearing houses, vendors, regulators, providers of critical infrastructure such as internet access and electrical power, and retailers for whom BANA processes transactions.  Each of these third parties faces the risk of cyberattack, information breach or loss, or technology failure.  Any such cyberattack, information breach or loss, or technology failure of a third party could, among other things, adversely affect BANA’s ability to originate and service credit card accounts and related receivables, or to generate new receivables, and may adversely impact the timing and amount of payments on your notes.  As a result of financial entities and technology systems becoming more interdependent and complex, a cyber incident, information breach or loss, or technology failure that significantly degrades, deletes or compromises the systems or data of one or more financial entities could have a material impact on counterparties or other market participants, including BANA.  This consolidation and interconnectivity increases the risk of operational failure, on both individual and industry‑wide bases, as disparate complex systems need to be integrated, often on an accelerated basis.  Any such cyberattack, information breach or loss, failure, termination or constraint could, among other things, adversely affect BANA’s ability to originate and service credit card accounts and related receivables, or to generate new receivables, and may adversely impact the timing and amount of payments on your notes.

Any of the matters discussed above could result in BANA’s loss of customers and business opportunities, significant disruption to its operations and business, including its credit card origination and servicing operations, misappropriation or destruction of its confidential information and/or that of its customers, or damage to its customers’ and/or third parties’ computers or systems, and could result in a violation of applicable privacy laws and other laws, litigation exposure, regulatory fines, penalties or intervention, loss of confidence in BANA’s security measures, reputational damage, reimbursement or other compensatory costs, and additional compliance costs.  In addition, any of the matters described above could adversely impact the timing and amount of payments on your notes.

The effects of climate change, as well as efforts to mitigate the impact of climate change, including through climate change-related legislation and regulation, may have an adverse impact on the timing and amount of payments on your notes.

There is an increasing concern over the risks of climate change and related environmental sustainability matters. The physical risks of climate change include rising average global temperatures, rising sea levels and an increase in the frequency and severity of extreme weather events and natural disasters, including floods, wildfires, hurricanes and tornados.  Additionally, climate change concerns could result in transition risk which includes changes in consumer preferences or technology, additional legislation, regulatory and legal requirements, including those associated with the transition to a low-carbon economy.

The physical risks of climate change may result in changes in cardholder payment patterns and credit card usage. For example, cardholders living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their credit card balances.  The impact of extreme weather and natural disasters may be concentrated in a particular geographic region. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of cardholders are located, these risks would be exacerbated. See “Annex I: The Master Trust II Portfolio—Principal Payment Rates—Geographic Distribution of Accounts” for details regarding the geographic composition of accounts designated to master trust II.

Risks related to climate change may also impact the sponsor and servicer.  The physical risks of climate change may adversely affect the ability of the sponsor and servicer to perform their obligations with respect to the issuing entity and notes issued by the issuing entity.  In addition, the transition risks associated with climate change, such as the enactment of additional legislation or other regulatory and legal requirements to address the potential impacts of climate change, may adversely impact the ability of the sponsor and servicer to originate new receivables and to perform servicing functions with respect to cardholder accounts and the notes. See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates.”

These impacts of climate change could, individually or collectively, adversely impact the timing and amount of payments on your notes.

Competition in the credit card and consumer lending industry may result in a decline in ability to generate new receivables.  This may result in the payment of principal earlier or later than the expected principal payment date, or in reduced principal payments.

The credit card industry is highly competitive.  As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance.  Additionally, the acceptance and use of other consumer loan products, such as mortgage and home equity products, for consumer spending has increased significantly in recent years.  BANA’s ability to compete in this environment will affect its ability to generate new receivables and affect payment patterns on the receivables.  If the rate at which BANA generates new receivables declines significantly, BANA might be unable to transfer additional receivables to Funding for inclusion in master trust II, and a Pay Out Event could occur, resulting in payment of principal sooner than expected or in reduced amounts.  If the rate at which BANA generates new receivables decreases significantly at a time when you are scheduled to receive principal payments, you might receive principal payments more slowly than planned or in reduced amounts.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may impact the timing and amount of collections, which may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into an issuing entity account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to master trust II; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors.  Economic factors include the rate of inflation, unemployment levels and relative interest rates.  The availability of incentive or other award programs may also affect cardholders’ actions.  Competitive factors include not only attractive terms and conditions offered by other credit card lenders, but also the attractiveness of other consumer lending products, such as mortgages and home equity loans.  Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy.  In addition, acts of terrorism, natural disasters in the United States, epidemics and other widespread health crises or the escalating military conflict between Russia and Ukraine, and the political or military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity.

After years of historically low inflation, consumer prices in the United States are experiencing steep increases. For example, the 12-month percentage change in the Consumer Price Index for All Urban Consumers, a widely followed inflation gauge published by the Bureau of Labor Statistics, has exceeded 8.0% in each month since March 2022, with a 12-month percentage change of 9.1% in June 2022, which was its highest rate in over forty (40) years. The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages and rising costs of consumer goods and services.

We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes.  Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.

For a description of the impact of the COVID-19 pandemic on cardholder payment patterns and credit card usage, see “—The COVID-19 pandemic has adversely impacted, and may continue to adversely impact, cardholder use, payment patterns and the performance of the credit card receivables, which may impact the timing and amount of collections and could result in accelerated, delayed or reduced payments on your notes.”

BANA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you.

The receivables are transferred to master trust II, but BANA continues to own the related credit card accounts.  As owner of the credit card accounts, BANA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment).  An early redemption event could occur if BANA reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted.  In addition, changes in the credit card account terms may alter payment patterns.  If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

BANA will not reduce the interest rate it charges on the receivables or other fees if that action would cause a Pay Out Event or cause an early redemption event relating to the notes unless BANA is required by law or determines it is necessary to make such change to maintain its credit card business, based on its good faith assessment of its business competition.

BANA will not change the terms of the credit card accounts or its servicing practices (including changes to the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge‑offs) unless BANA reasonably believes a Pay Out Event would not occur for any master trust II series of investor certificates and an early redemption event would not occur for any tranche of notes and takes the same action on other substantially similar credit card accounts, to the extent permitted by those credit card accounts.

BANA has no restrictions on its ability to change the terms of the credit card accounts except as described above.  Changes in relevant law, changes in the marketplace or prudent business practices could cause BANA to change credit card account terms.  See “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts” and

“BANA Credit Card Portfolio—Renegotiated Loans and Re-Aged Accounts” for a description of how credit card account terms can be changed.

Yield and payments on the receivables could decrease, resulting in the receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

A significant decrease in the amount of credit card receivables in master trust II for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables.  In addition, the effective yield on the credit card receivables in master trust II could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges.  This could reduce the amount of Available Funds.  If the amount of Excess Available Funds for any three consecutive calendar months is less than the Required Excess Available Funds for those three months, an early redemption event will occur and could result in an early payment of your notes.  See “The Notes—Early Redemption of Notes.”

See “—Competition in the credit card and consumer lending industry may result in a decline in ability to generate new receivables.  This may result in the payment of principal earlier or later than the expected principal payment date, or in reduced principal payments” and “—Transaction Structure Risks—Class A notes and Class B notes of the BAseries can lose their subordination under some circumstances resulting in delayed or reduced payments on the notes” above for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

Insolvency and Security Interest Risks

The conservatorship, receivership, bankruptcy, or insolvency of BANA, Funding, master trust II, the issuing entity, or any of their affiliates could result in accelerated, delayed, or reduced payments on the notes.

BANA is a national banking association, and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If certain events were to occur involving BANA’s financial condition or the propriety of its actions, the FDIC could be appointed as conservator or receiver for BANA and, in that capacity, could exercise broad powers over BANA and its assets, obligations, and operations.

Prior to October 20, 2006, FIA transferred receivables directly to the master trust II trustee and the collateral certificate directly to the issuing entity.  From October 20, 2006 until the BACCS Removal Date, receivables were transferred by FIA (and, following the Merger Date, by BANA) to BACCS, by BACCS to Funding, and by Funding to the master trust II trustee.  Since the BACCS Removal Date, receivables have been transferred by BANA to Funding and by Funding to the master trust II trustee.

Each transfer of receivables or the collateral certificate by BANA is treated by BANA as a sale for legal purposes.  The FDIC or other interested parties, however, could take the position that any of these transfers constitutes only the grant of a security interest under applicable law, that

BANA continues to own the receivables or the collateral certificate, and that the FDIC as conservator or receiver for BANA should control and administer the receivables or the collateral certificate.

Under the current version of the FDIC’s regulation on securitization transactions, the FDIC has surrendered its rights to reclaim, recover, or recharacterize a depository institution’s transfer of financial assets (such as the receivables and the collateral certificate) with respect to obligations of a revolving trust or a master trust if:

•	one or more obligations were issued by the trust as of September 27, 2010;

•	the transfer satisfied specified conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

•	the transfer involved a securitization of the financial assets;

•	the depository institution received adequate consideration for the transfer; and

•
the financial assets were not transferred fraudulently, in contemplation of the depository institution’s insolvency, or with the intent to hinder, delay, or defraud the depository institution or its creditors.

Each transfer of receivables or the collateral certificate by BANA (and, prior to the Merger Date, by FIA) has been intended to satisfy all of these conditions.  The satisfaction of these conditions is sometimes referred to as meeting “grandfathered safe harbor status.”

If any of these conditions were found not to have been met, the FDIC’s rights to reclaim, recover, or recharacterize BANA’s transfers of receivables or the collateral certificate would not be restricted.  Under such circumstances, the FDIC may also have the right to recover payments made on the notes.  The FDIC may not be subject to an express time limit in deciding whether to exercise any of these rights, and a delay by the FDIC in making a decision could result in losses on your investment.  If the FDIC were successful in exercising any of these rights, moreover, you may not be entitled under applicable law to the full amount of your damages.  A statutory injunction would prevent the master trust II trustee, the indenture trustee, and the noteholders from collecting payments or exercising any of their other rights, remedies, and interests for up to 90 days unless the FDIC consents to such actions.

While presently transfers of receivables are intended to meet all the conditions for grandfathered safe harbor status, future transfers of receivables may not continue to meet one or all of those conditions and instead may occur in reliance on other safe harbor regulations promulgated by the FDIC, other than grandfathered safe harbor status, or in reliance on other guidance delivered by the FDIC with respect to securitization transactions generally or the BAseries securitization issuance platform specifically. Should such future transfers not meet the criteria for grandfathered safe harbor status, even if they otherwise meet the requirements of the current FDIC safe harbor regulation, any successor regulation then in effect, or any other FDIC guidance, there may be certain adverse consequences for you including, but not limited to, a delay in receiving payments of ten (10) business days or more if the FDIC is appointed conservator or receiver and fails to pay or apply collections in accordance with the transaction documents. More specifically, under the provisions of the current FDIC safe harbor regulation that apply to transactions that are not subject to grandfathered safe harbor status, the FDIC has stated that if certain conditions are satisfied, then:

•
If the FDIC, as conservator or receiver, provides written notice of repudiation of the transaction document pursuant to which the receivables were transferred, and the FDIC does not pay damages within ten (10) business days following the effective date of such notice, the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor pursuant to the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business to facilitate the exercise of these contractual rights. The damages to be paid by the FDIC are the par value of the obligations issued in the securitization on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by holders of the obligations through the date of repudiation of the transaction document, plus unpaid accrued interest through the date of repudiation (to the extent actually received on the financial assets through such date). Upon payment of these damages, all liens or claims on the receivables under the transaction document will be released.

•
If, after appointment of the FDIC as conservator or receiver, the FDIC is in monetary default due to its failure to pay or apply collection from the receivables in accordance with the transaction documents, whether as servicer or otherwise, and remains in monetary default for ten (10) business days after written notice thereof, then the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor pursuant to the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. The insolvent bank will have no further obligations under the transaction documents.

If future transfers occur in reliance on regulations or guidance other than grandfathered safe harbor status, your rights may be impacted in additional ways, and payments on the notes could be delayed or reduced.

Even if the referenced conditions in the FDIC’s regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize BANA’s transfers of receivables or the collateral certificate, distributions to you could be adversely affected if BANA entered conservatorship or receivership.

In addition to the statutory injunction, the FDIC may be able to obtain a judicial stay of any action to collect payments under or otherwise enforce the transaction documents, the collateral certificate, or the notes.  Further, the FDIC may require that its claims process be followed before payments on the receivables or the collateral certificate are released.  The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply.  Thus, regardless of what the transaction documents provide, the FDIC could:

•
authorize BANA to assign or to stop performing its obligations under the transaction documents, including its obligations to service the receivables, to make payments or deposits, to repurchase receivables, or to provide administrative services for Funding or the issuing entity;

•	prevent the appointment of a successor servicer or the appointment of a successor provider of administrative services for Funding or the issuing entity;

•
alter the terms on which BANA continues to service the receivables, to provide administrative services for Funding or the issuing entity, or to perform its other obligations under the transaction documents, including the amount or the priority of the fees paid to BANA;

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

•
prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of master trust II or the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit continued transfers of receivables or continued distributions on the collateral certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments on the notes could be accelerated, delayed, or reduced.  In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment.  Distributions to you also could be adversely affected if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Funding is a direct subsidiary of BANA.  Certain banking laws and regulations may apply not only to BANA but to its subsidiaries as well.  If BACCS or Funding were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

In the receivership of an unrelated national bank, the FDIC successfully argued to the United States Court of Appeals for the District of Columbia Circuit that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables.  If BANA were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to Funding, master trust II, or the issuing entity.  If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the master trust II trustee, the indenture trustee, or the noteholders under any transaction document, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the collateral certificate, or the other assets of Funding, master trust II, or the issuing entity on an interim or a permanent basis.  If this were to occur, payments on the notes could be delayed or reduced.

If Funding or any affiliate affected by these transactions were to become the debtor in a bankruptcy case, moreover, the bankruptcy court could exercise control over the receivables or the collateral certificate on an interim or a permanent basis.  Although steps have been taken to minimize this risk, Funding or an affiliate as debtor‑in‑possession or another interested party could argue that:

•
Funding, master trust II, or the issuing entity, and its assets (including the receivables or the collateral certificate), should be substantively consolidated with the bankruptcy estate of Funding or an affiliate or the separate legal existence of Funding, master trust II, or the issuing entity should be disregarded based on a “piercing the corporate veil” or similar theory; or

•	the receivables or the collateral certificate are necessary for Funding or an affiliate to reorganize.

If these or similar arguments were made, whether successfully or not, distributions to you could be adversely affected.

Further, if Funding or an affected affiliate were to enter bankruptcy, any action to collect payments under or otherwise enforce the transaction documents, the collateral certificate, or the notes could be prohibited, unless the permission of the bankruptcy court was obtained, resulting in delayed or reduced payments on the notes.  Noteholders also may be required to return distributions already received if Funding or an affected affiliate were to become the debtor in a bankruptcy case.

A court overseeing the bankruptcy case of Funding or an affected affiliate may have the power to choose whether or not the terms of the transaction documents will continue to apply.  Thus, regardless of what the transaction documents provide, the court could:

•	authorize Funding or an affiliate to assign or to stop performing its obligations under the transaction documents, including its obligations to make payments or deposits or to repurchase receivables;

•	alter the terms on which Funding or an affiliate continues to perform its obligations under the transaction documents, including the amount or the priority of the fees paid to Funding or an affiliate;

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

•
prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of master trust II or the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit continued transfers of receivables or continued distributions on the collateral certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments on the notes could be accelerated, delayed, or reduced.  In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment.

The Dodd‑Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms, including a new system for the orderly liquidation of certain systemically significant financial entities.  In such a liquidation, the FDIC would be appointed as receiver and would have powers similar to those it has as receiver for a bank under the insolvency provisions of the Federal Deposit Insurance Act.  Because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including Funding, master trust II, and the issuing entity.

Funding, master trust II, and the issuing entity have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy.  Still, each of them may be eligible to file for bankruptcy or to be placed into receivership under the orderly liquidation authority provisions of the Financial Reform Act, and no assurance can be given that the risk of insolvency, bankruptcy or receivership has been eliminated.  If Funding, master trust II, or the issuing entity were to become insolvent or were to enter bankruptcy or receivership, you could suffer a loss on your investment.  Risks also exist that, if Funding, master trust II, or the issuing entity were to enter bankruptcy or receivership, any of the others and its assets (including the receivables or the collateral certificate) would be treated as part of the bankruptcy or receivership estate.

Regardless of any decision made by the FDIC or any ruling made by a court, moreover, the mere fact that BANA, Funding, master trust II, the issuing entity, or any of their affiliates has become insolvent or has entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the collateral certificate and on the liquidity and the value of the notes.

There also may be other possible effects of a conservatorship, receivership, bankruptcy, or insolvency of BANA, Funding, master trust II, the issuing entity, or any of their affiliates that could result in losses on your investment.

The conservatorship, receivership, bankruptcy, or insolvency of other parties to the transactions could result in accelerated, delayed, or reduced payments on the notes.

Other parties to the transactions, such as subservicers, may have material roles.  In addition, funds to make payments on the notes may be supplied by derivative counterparties or by enhancement or liquidity providers.  If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent, there could be losses on your investment.

Some interests could have priority over the master trust II trustee’s interest in the receivables or the indenture trustee’s interest in the collateral certificate, which could cause delayed or reduced payments on the notes.

Representations and warranties are made that the master trust II trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the collateral certificate.  If any of these representations and warranties were found not to be true, however, payments on the notes could be delayed or reduced.

The transaction documents permit liens for municipal or other local taxes to have priority over the master trust II trustee’s perfected interest in the receivables.  If any of these tax liens were to arise, or if other interests in the receivables or the collateral certificate were found to have priority over those of the master trust II trustee or the indenture trustee, you could suffer a loss on your investment.

If a conservator, a receiver, or a bankruptcy trustee were appointed for BANA, Funding, master trust II, or the issuing entity, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust II trustee or the indenture trustee receives any payments, which could result in losses on your investment.  See “—The conservatorship, receivership, bankruptcy, or insolvency of BANA, Funding, master trust II, the issuing entity, or any of their affiliates could result in accelerated, delayed, or reduced payments on the notes.”

The master trust II trustee and the indenture trustee may not have a perfected interest in collections commingled by the servicer with its own funds or in interchange commingled by BANA with its own funds, which could cause delayed or reduced payments on the notes.

The servicer is obligated to deposit collections into the master trust II collection account no later than the second business day after the date of processing for those collections.  If conditions specified in the transaction documents are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following transfer date.  In addition, BANA always is permitted to make only a single transfer of all interchange received during a monthly period on the following transfer date.  See “Master Trust II—Application of Collections” and “BANA’s Credit Card Activities—Interchange.”

All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit.  Similarly, all interchange that BANA receives prior to the related transfer date is commingled with its other funds and used for its own benefit.  The master trust II trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments on the notes could be delayed or reduced if the servicer or BANA were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the transaction documents.

Other Legal and Regulatory Risks

BANA is subject to regulatory supervision and regulatory action, which could result in losses or delays in payment.

BANA is regulated and supervised by the Office of the Comptroller of the Currency (the OCC), the Consumer Financial Protection Bureau (the “CFPB”) and the FDIC.  See “—Financial regulatory reforms could have a significant impact on the issuing entity, master trust II, Funding or BANA.”  These regulatory authorities, as well as others, have broad powers of enforcement over BANA and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to BANA or its affiliates, that regulatory authority may have the power to order BANA or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action considered appropriate by that authority.  In addition, BANA or the related affiliate may not be liable to you for contractual or other damages for complying with such a regulatory order, and you may not be able to make a claim against the regulatory authority.  Therefore, if such a regulatory order were issued, payments on the notes could be accelerated, delayed, or reduced.

In one case, the OCC issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices.  That order required the financial institution to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (despite the priority of payments in the securitization documents and the perfected security interest of the related trust in those funds), and to increase its servicing fee percentage above that specified in the securitization documents.  BANA has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to BANA or its affiliates.  If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in an acceleration of, or reduction in, payments on your notes.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans.  For instance, in May of 2009, Congress enacted the Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”).  The CARD Act amends the federal Truth in Lending Act to require additional disclosure and imposes certain substantive requirements relating to, among other things, marketing, underwriting, pricing, and billing practices.  Among other things, the CARD Act and its implementing rules prevent increases in the annual percentage rate (“APR”) on outstanding balances except under limited circumstances, require creditors to allocate payments in excess of the minimum payment first to the portion of the balance with the highest outstanding rate, and then to the remaining balances in descending interest rate order, require that an APR increase resulting from an account being past due be reduced if payments are timely made for six consecutive months after the APR increase, and require card issuers to review accounts at least every six months when an APR has been increased to determine whether the APR should be reduced.  In addition, the CARD Act and its implementing rules impose certain restrictions on increases to penalty fees and require penalty fees to be a “reasonable proportion” of the total costs incurred by the card issuer due to the cardholder’s violation of the account terms.

In July 2015, the U.S. Department of Defense published amendments to its regulations implementing the Military Lending Act of 2006 (the “MLA”).  Among other things, these amendments bring consumer credit cards within the reach of MLA regulations and limit the terms which may be offered by card issuers to “covered borrowers,” comprising active duty, guard, or reserve personnel and their spouses and dependents.  Card issuers are barred from imposing a “military annual percentage rate” (“MAPR”) greater than 36 percent in any covered borrower’s billing cycle, with MAPR calculated by including not only the covered borrower’s periodic rate but also credit insurance premiums, debt cancellation and suspension fees, ancillary product fees, and other fees which are not “bona fide” and “reasonable.”  Card issuers may need to proactively identify covered borrowers by reference to a Department of Defense online database or a consumer report from a nationwide consumer reporting agency in order to ensure they do not impose an excessive MAPR on such individuals.  In addition, disclosures of MAPR restrictions must be made to covered borrowers orally and in writing.  Compliance with these regulations was required with respect to consumer credit card accounts beginning on October 3, 2017.

As a result of the consumer protection laws and regulations currently in effect, any consumer protection laws or regulations subsequently enacted or implemented, and changes in their regulatory application or judicial interpretation, it may be more difficult for BANA to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that BANA as owner of the accounts can charge on credit card account balances may be reduced.  Furthermore, cardholders may choose to use credit cards less as a result of these consumer protection laws and their respective application and interpretation.  Each of these results, independently or collectively, may reduce the effective yield on the credit card accounts in the Master Trust II Portfolio, which could result in an early redemption event and accelerated or reduced payments on your notes.  See “Consumer Protection Laws.”

Congress, the states and regulatory agencies, including but not limited to the Board of Governors of the Federal Reserve and the CFPB, also could further regulate the credit card and consumer credit industry in ways that make it more difficult for BANA to originate additional accounts or for the servicer to collect payments on the receivables, that reduce the finance charges and other fees that BANA as owner of the accounts can charge on credit card account balances, or that cause cardholders to decrease their use of credit cards.   See “—Financial regulatory reforms could have a significant impact on the issuing entity, master trust II, Funding or BANA.”

On June 22, 2022, the CFPB issued an advance notice of proposed rulemaking seeking information from credit card issuers, consumer groups, and the public regarding credit card late fees and late payments, and card issuers’ revenue and expenses. In particular, the advance notice of proposed rulemaking is seeking information relevant to certain provisions related to credit card late fees in the CARD Act’s implementing regulation, Regulation Z. As an advance notice of proposed rulemaking, it is not yet known whether a proposed or final rule will be issued or the specific requirements of any final rule, if issued.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible.  The noteholders could suffer a loss if no funds are available from credit enhancement or other sources.  See “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges.”

Financial regulatory reforms could have a significant impact on the issuing entity, master trust II, Funding or BANA.

The Financial Reform Act, which was signed into law on July 21, 2010, has enacted sweeping financial regulatory reform, including providing for the creation of new federal regulatory agencies and the grant of additional authorities and responsibilities to existing regulatory agencies, to identify and address emerging systemic risks posed by the activities of financial services firms.  The Financial Reform Act also provides for, among other things, enhanced regulation of derivatives and asset‑backed securities, restrictions on executive compensation, heightened capital and liquidity requirements for banks, and enhanced oversight of credit rating agencies.  Additionally, the Financial Reform Act limits the ability of federal laws to preempt state and local consumer laws.  Several examples of new regulations being implemented in whole or in part under the Financial Reform Act are set forth below.

The Financial Reform Act established the CFPB to regulate the offering of consumer financial products or services under federal consumer financial laws.  In addition, the CFPB was granted general authority to prevent covered persons or service providers from committing or engaging in unfair, deceptive or abusive acts or practices under federal law in connection with any transaction with a consumer for a consumer financial product or service, or the offering of a consumer financial product or service.  Pursuant to the Financial Reform Act, on July 21, 2011, certain federal consumer financial protection statutes and related regulatory authority were transferred to the CFPB.  Consequently, certain federal consumer financial laws including, but not limited to, the Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, and Electronic Fund Transfer Acts, are currently enforced by the CFPB, subject to certain statutory limitations.

Some of the provisions under the Financial Reform Act have been and will continue to be phased in over time and will be subject to further rulemaking at the discretion of applicable regulatory bodies; the impact of the Financial Reform Act may depend upon the content and implementation of the rules and regulations issued thereunder.  The full extent to which the Financial Reform Act and its associated rules and regulations will impact the asset‑backed securities market and credit card lending generally and the issuing entity, master trust II, Funding or BANA and their respective businesses and assets specifically remains uncertain.  We can give no assurance that the new standards, or the manner in which they are interpreted and applied, will not have an adverse impact on the issuing entity, master trust II, Funding or BANA, including on the level of receivables held in master trust II, the servicing of those receivables, or the amount of notes issued in the future.

BANA, the transferor, master trust II and the issuing entity could be named as defendants in litigation, resulting in increased expenses and greater risk of loss on your notes.

BANA is subject to the risks of litigation as a result of a number of factors and from various sources, including the highly regulated nature of the financial services industry, the focus of state and federal prosecutors on banks and the financial services industry and the structure of securitization funding programs in the credit card industry.

Federal preemption of state usury laws. As an assignee of credit card receivables, the transferor, master trust II or the issuing entity, as applicable, are likewise subject to the risks of litigation. In particular, the United States Court of Appeals for the Second Circuit, in Madden v. Midland Funding, LLC, 786 F.3d 246 (2d Cir. 2015), cert. denied, 136 S.Ct. 2505 (June 27, 2016), created uncertainty as to whether non-bank entities purchasing loans originated by a bank may rely on federal preemption of state usury laws, and such decision may create an increased risk of litigation challenging the transferor’s, master trust II’s and the issuing entity’s ability to collect interest in accordance with the account terms of certain receivables. In Madden, the court considered a defaulted and charged off credit card loan, made by a bank affiliate of BANA, which was sold to an unaffiliated non-bank debt collector who continued to charge interest at the rate contracted for by the national bank while attempting to collect on the loan.  The borrower filed suit claiming, among other things, that the rate charged by the non-bank entity exceeded the maximum interest rates allowable under New York usury law.  The court concluded that federal preemption generally applicable to national banks did not apply to non-bank assignees if the assignee was not acting on behalf of a national bank, if a national bank no longer had an interest in the loan or if application of the state law did not significantly interfere with a national bank’s exercise of its federal banking powers.  The Supreme Court denied a petition to hear the case on appeal.

In June 2019, two complaints were filed, one in the United States District Court for the Eastern District of New York (Cohen et al. v. Capital One Funding, LLC et al. (No. 19-03479 (E.D.N.Y. June 12, 2019), ECF No. 1)) and one in the United States District Court for the Western District of New York (Petersen et al. v. Chase Funding, LLC et al. (No. 1:19-cv-00741) (W.D.N.Y. June 6, 2019)), each seeking class action status for plaintiffs against certain defendants affiliated with a national bank that have acted as special purpose entities in securitization transactions sponsored by the bank.  Each complaint alleged that the defendants’ acquisition, collection and enforcement of the rates and fees in the bank’s credit card agreements for the acquired receivables violated

New York’s civil usury law and, that, as in Madden, the defendants, as non-bank entities, are not entitled to the benefit of federal preemption of state usury law. Each complaint sought a judgment declaring the receivables unenforceable, monetary damages and other legal and equitable remedies, such as disgorgement of all sums paid in excess of the usury limit. Motions to dismiss were filed in both cases. On September 21, 2020, the judge for the Petersen case  granted the defendants’ motion to dismiss, and on September 28, 2020, the judge for the Cohen case granted the defendants’ motion to dismiss with prejudice. While not overruling Madden, the judge in each case found that facts of the case were different and required a different result. The judge in each case also found that application of New York usury law would significantly interfere with a national bank’s right to sell and securitize loans. On October 21, 2020 and October 28, 2020, the plaintiffs in the Petersen and Cohen cases, respectively, filed appeals of the judges’ decisions in their respective cases with the United States Court of Appeals for the Second Circuit. The parties to both appeals have since stipulated to dismiss those appeals, which the court ordered. Accordingly, both appeals have been dismissed.

In November 2019, a substantially similar complaint was filed in the United States District Court for the Western District of New York (Filer et al. v. BA Funding, LLC et al. (No. 19-CV-1507) (W.D.N.Y. November 14, 2019) seeking class action status for plaintiffs against the transferor, the issuing entity and, by and through The Bank of New York Mellon as its trustee, master trust II, on substantially similar allegations and seeking a substantially similar judgment.  The Filer action was voluntarily dismissed by the plaintiffs without prejudice on December 17, 2019 after plaintiffs’ counsel was provided evidence that the named plaintiffs lacked standing to pursue that action.

Although the appeals of the Cohen and Petersen actions have been dismissed, and the Filer action has been dismissed due to lack of standing, we cannot assure you that additional similar litigation would not be initiated against the transferor, master trust II and the issuing entity.  Sales of credit card receivables by BANA to the transferor, master trust II or the issuing entity (pursuant to a structure substantially similar to the structures that were the subject of the Cohen and the Petersen litigation) are distinguishable from the facts presented in the Madden case in that, among other differences, BANA continues to own the credit card accounts giving rise to the transferred receivables, BANA continues to originate and service those receivables, BANA continues to have exposure to (and, therefore, an interest in) the transferred receivables through, among other things, the transferor’s retention of the Transferor Interest, and each of the transferor, master trust II and the issuing entity is an affiliate of BANA. Nevertheless, litigation of this type would subject such participants to significant expense and exposure to loss and could result in such receivables with rates of interest that exceed applicable state usury limits being subject to interest rate reductions or being deemed void or unenforceable and requiring forfeiture of principal and/or interest (paid or to be paid). If this were to occur with respect to the transferor, master trust II or the issuing entity, you may suffer a delay in payment or incur losses on your investment.

The OCC and the FDIC have promulgated final rules that codify the “valid-when-made” doctrine, which affirms that if the interest rate on a loan is permissible under federal banking law at the time the loan was originated, the interest rate continues to be permissible when it is subsequently sold, assigned or otherwise transferred. The OCC final rule became effective on August 3, 2020, and the FDIC final rule became effective on August 21, 2020.  The final rules were enacted in part in response to the uncertainty created by the Madden decision and serve as authority contrary to that decision.  One federal district court has already found that it must follow the OCC valid-when-made regulation and found that the bank’s rates would apply to a non-bank assignee.  The judge remanded the action for consideration of true lender issues that might exist.  At least two federal district courts have found the OCC’s valid-when-made rule persuasive as well as binding.  Recently, a fourth federal district court rejected challenges to the rules brought by certain state attorneys general.  In separate cases brought against the OCC and the FDIC, the attorneys general of several states asserted that the agencies’ respective valid-when-made rules violated the Administrative Procedures Act.  On cross-motions for summary judgment, the district court rejected the challenges and affirmed the valid-when-made rules as proper exercises of the agencies’ rule-making authority.  California et al. v. OCC (No. 4:20-cv-5200-JSW) (N.D. Cal. Feb. 8, 2022); California et al. v. FDIC (No. 4:20-cv-5860-JSW) (N.D. Cal. Feb.  8, 2022).  No appeal was filed in either case before the 60-day deadline expired.  Notwithstanding the foregoing it remains uncertain what deference courts will ultimately give to these final rules, and no federal circuit court of appeal has yet ruled on the valid-when-made rules.

During the current 117th Congress, two bills introduced in the Senate would impose a nationwide interest rate cap of 36% on all consumer loans and a comparable bill was introduced in the House of Representatives. Prospects for the passage of the pending bills are unclear.

Consumer Financial Protection Act. Recently, one federal district court, in denying the defendants’ motion to dismiss, concluded that securitization trusts that hold consumer loans and hire third parties to service those loans may be viewed as engaged in offering or providing a consumer financial product or service and are, therefore, subject to the CFPB’s enforcement authority under the Consumer Financial Protection Act (the “CFPA”).  Consumer Financial Protection Bureau v. National Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del. Dec. 12, 2021).  On February 11, 2022, the district court certified its decision for an immediate interlocutory appeal to the United States Court of Appeals for the Third Circuit, recognizing that one could “reasonably disagree” with its decision and that the threshold issue was both important and potentially dispositive.  In addition, the district court stayed the case while the appellate court decided whether to grant review, which it did on April 29, 2022.  If the Third Circuit affirms the district court’s decision, it raises the prospect of further actions being brought by the CFPB against securitization trusts. Notably, the district court did not address the extent to which and under what legal theories a passive securitization trust could be held liable for the acts of a third-party servicer.  That unaddressed issue could be important because liability may require a finding of vicarious liability by the trust for it to be held responsible for the acts of the servicer. If such liability were successfully asserted in a CFPA claim against a securitization trust, such as the master trust or the issuing entity, it could subject the trust to significant exposure. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. If this were to occur with respect to the master trust II, you may suffer a delay in payment or incur losses on your investment.

Securitization Regulations in the EU and the UK

EU Securitization Regulation Rules

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardised securitization and amending certain other European Union directives and regulations (as may be amended from time to time) (the “EU Securitization Regulation”) is directly applicable in member states of the European Union (the “EU”) and will be applicable in any non-EU states of the EEA in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitization” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by “institutional investors” (as such term is defined in the EU Securitization Regulation) and certain of their consolidated affiliates (such affiliates, together with all institutional investors, the “EU Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must satisfy the EU Due Diligence Requirements, which include, among other things, verification that, if established in a third country (i.e. not within the EU or the EEA), the originator, sponsor or original lender retains a material net economic interest in the securitization in accordance with Article 6 of the EU Securitization Regulation .

UK Securitization Regulation Rules

The UK left the EU as of January 31, 2020, and the transition period referred to in the withdrawal agreement between the UK and the EU ended on December 31, 2020. Since January 1, 2021, with respect to the UK, relevant UK-established or UK-regulated persons are subject to the restrictions and obligations of the EU Securitization Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 (and as may be further amended, supplemented or replaced, from time to time) (the “UK Securitization Regulation”, and together with the EU Securitization Regulation, the “Securitization Regulations”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitization” (as defined in the UK Securitization Regulation ) (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” shall mean such Due Diligence Requirements to which a particular Affected Investor is subject)) by “institutional investors” (as such term is defined in the UK Securitization Regulation) and certain of their consolidated affiliates (such affiliates, together with all institutional investors, “UK Affected Investors” and, together with EU Affected Investors, the “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the UK Securitization Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must satisfy the UK Due Diligence Requirements, which include, among other things, verification that, if established in a third country (i.e. not the UK), the originator, sponsor or original lender retains a material net economic interest in the securitization in accordance with Article 6 of the UK Securitization Regulation.

General

Prospective investors should be aware that none of BANA, Funding, master trust II, the issuing entity, the master trust II trustee, the owner trustee, the indenture trustee or any other party to the transaction described in this prospectus, their respective affiliates or any other person will retain a material net economic interest in the securitization constituted by the issue of the Notes, or take any other action, in a manner prescribed by the Securitization Regulations.  In addition, no such person makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by any Affected Investor with the applicable Due Diligence Requirements.  Consequently, the Notes may not be a suitable investment for any person that is now or may in the future be subject to the Due Diligence Requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the Notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor.

Non-compliance of the transaction described in this prospectus with the Securitization Regulations and any other changes to the regulation or regulatory treatment of the Notes for some or all investors may negatively impact the regulatory position of Affected Investors and have an adverse impact on the value and liquidity of the Notes offered by this prospectus in the secondary market.  Prospective investors should analyze their own regulatory position, and should consult with their own investment and legal advisors regarding application of, and compliance with, the applicable Due Diligence Requirements or other applicable regulations and the suitability of the Notes for investment.

Transaction Structure Risks

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate).  A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index.  If the rate charged on the credit card accounts declines, collections of finance charge receivables allocated to Series 2001‑D may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables.  This could result in delayed or reduced principal and interest payments on the notes.

Allocations of defaulted principal receivables and reallocation of Available Principal Amounts could result in a reduction in payment on your notes.

BANA, as servicer, will write off the principal receivables arising in credit card accounts in the Master Trust II Portfolio if the principal receivables become uncollectible as determined under BANA’s policies and procedures.  Your notes will be allocated a portion of these defaulted principal receivables.  In addition, Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee.  You may not receive full repayment of your notes and full payment of interest due if (i) the nominal liquidation amount of your notes has been reduced by charge‑offs resulting from uncovered Investor Default Amounts or as the result of reallocations of Available Principal Amounts to pay interest and a portion of the master trust II servicing fee, and (ii) those amounts have not been reimbursed from Available Funds.  For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Only some of the assets of the issuing entity are available for payments on any tranche of notes.

The sole sources of payment of principal of and interest on your tranche of notes are provided by:

•
the portion of the Available Principal Amounts and Available Funds allocated to the BAseries and available to your tranche of notes after giving effect to any reallocations and payments and deposits for senior notes;

•	funds in the applicable issuing entity accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes.  You will not have recourse to any other assets of the issuing entity or any other person for payment of your notes.  See “Sources of Funds to Pay the Notes.”

In addition, if there is a sale of credit card receivables due to the insolvency of Funding, due to an event of default and acceleration or on the applicable legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” your tranche of notes has recourse only to the proceeds of that sale, any amounts then on deposit in the issuing entity accounts allocated to and held for the benefit of your tranche of notes, and any amounts payable under any applicable derivative agreement.

Class B notes and Class C notes are subordinated and bear losses before Class A notes.

Class B notes of the BAseries are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of the BAseries are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

In the BAseries, Available Funds are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and then to pay interest due to Class C noteholders.  If Available Funds are not sufficient to pay interest on all classes of notes, the notes may not receive full payment of interest if, in the case of Class A notes and Class B notes, reallocated Available Principal Amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

In the BAseries, Available Principal Amounts may be reallocated to pay interest on senior classes of notes of the BAseries and to pay a portion of the master trust II servicing fee allocable to the BAseries to the extent that Available Funds are insufficient to make such payments.  In addition, charge‑offs due to defaulted principal receivables in master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  If these reallocations of Available Principal Amounts and charge‑offs are not reimbursed from Available Funds, the full stated principal amount of the subordinated classes of notes will not be repaid.  See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Principal Amounts.”

In addition, after application to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, Available Principal Amounts are first used to pay principal due to Class A noteholders, next to pay principal due to Class B noteholders, and then to pay principal due to Class C noteholders.

If there is a sale of the credit card receivables owned by master trust II due to an insolvency of Funding or due to an event of default and acceleration relating to the BAseries, the net proceeds of the sale allocable to principal payments for the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and then, to pay amounts due to Class C noteholders.  This could cause a loss to Class A, Class B or Class C noteholders if the amount available to them is not enough to pay the Class A, Class B or Class C notes in full.

Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions.

For the BAseries, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of notes of the BAseries.  In addition, Available Principal Amounts allocated to the BAseries will be applied first to pay shortfalls in interest on senior classes of notes, then to pay a portion of the shortfall in the master trust II servicing fee allocable to the BAseries, and then to make targeted deposits to the principal funding subaccounts of senior classes of notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes.

If subordinated notes reach their expected principal payment date, or an early redemption event, event of default and acceleration, or other optional or mandatory redemption occurs relating to those subordinated notes prior to the legal maturity date, and cannot be paid because of the subordination provisions of the BAseries indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the BAseries will begin, as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account,” and no Available Principal Amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, the subordinated notes.  After that time, the subordinated notes will be paid only if, and to the extent that:

•	enough senior notes are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes are issued so that the subordinated notes which are payable are no longer necessary to provide the required subordination;

•	the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

This may result in a delay to, or reduction to or loss of, principal payments to holders of subordinated notes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

Class A notes and Class B notes of the BAseries can lose their subordination under some circumstances resulting in delayed or reduced payments on the notes.

Subordinated notes of the BAseries may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the BAseries and the issuing entity is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date.  The principal funding subaccounts for the senior classes will be prefunded with Available Principal Amounts allocable to the BAseries and available for that purpose in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account.”

There will generally be a 29‑month period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts of the senior classes, if necessary.  Notes of a subordinated class which have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date.  The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in master trust II were to decline during this prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes.  In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes unless additional subordinated notes of that class were issued or enough senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “Annex I: The Master Trust II Portfolio—Principal Payment Rates” in this prospectus sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during the periods shown in such table.  Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by BANA, or the addition of credit card accounts to the Master Trust II Portfolio with different characteristics.  There can be no assurance that the rate of principal repayment will remain in this range in the future.

Addition of credit card accounts to master trust II and attrition of credit card accounts and receivables from master trust II may decrease the credit quality of the assets securing the repayment of your notes.  If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of master trust II, and therefore the assets allocable to Series 2001‑D, change every day.  These changes may be the result of cardholder actions and preferences, marketing initiatives by BANA and other card issuers or other factors, including but not limited to, reductions in card usage, changes in payment patterns for revolving balances, closing of accounts in the Master Trust II Portfolio, and transfers or conversions of accounts in the Master Trust II Portfolio to new card accounts and other products.  Funding may choose, or may be required, to add credit card receivables to master trust II.  The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for master trust II.  For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms.  In addition, BANA may transfer the receivables in credit card accounts purchased by BANA to Funding for inclusion in master trust II if certain conditions are satisfied.  Those accounts purchased by BANA will have been originated using the account originator’s underwriting criteria, not those of BANA.  That account originator’s underwriting criteria may be different than those of BANA.

We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for master trust II.  If the credit quality of the assets in master trust II were to deteriorate, the issuing entity’s ability to make payments on the notes could be adversely affected and your receipt of payments of principal and interest may be reduced, delayed or accelerated.  See “Master Trust II—Addition of Master Trust II Assets.”

You will not be notified of, nor will you have any right to consent to, the addition of any receivables in additional accounts to master trust II.

BANA may not be able to generate new receivables or designate new credit card accounts to master trust II when required by the master trust II agreement, which could result in an acceleration of or reduction in payments on your notes.

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by BANA.  Due to regulatory restrictions or for other reasons, BANA may be prevented from generating sufficient new receivables or designating new credit card accounts which are to be added to master trust II.  We do not guarantee that new credit card accounts or receivables will be created, that any credit card account or receivable created will be eligible for inclusion in master trust II, that they will be added to master trust II, or that credit card receivables will be repaid at a particular time or with a particular pattern.

The master trust II agreement provides that Funding must transfer additional credit card receivables to master trust II if the total amount of principal receivables in master trust II falls below specified percentages of the total investor interests of investor certificates in master trust II.  There is no guarantee that Funding will have enough receivables to add to master trust II.  If Funding does not make an addition of receivables within five Business Days after the date it is required to do so, a Pay Out Event relating to Series 2001‑D will occur.  This would constitute an early redemption event and could result in an early payment of or reduction in payments on your notes.  See “Master Trust II—Addition of Master Trust II Assets,” “—Pay Out Events” and “The Indenture—Early Redemption Events.”

If representations and warranties relating to the receivables are breached, payments on your notes may be reduced.

Funding, as transferor of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the Master Trust II Portfolio, and as to the perfection and priority of the master trust II trustee’s interests in the receivables.  Funding will make similar representations and warranties to the extent that receivables are included as assets of the issuing entity.  Prior to the Substitution Date, FIA made similar representations and warranties regarding the receivables that were transferred by FIA to master trust II.  However, the master trust II trustee will not make any examination of the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables in the Master Trust II Portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of Funding or BANA may claim rights to the master trust II assets.  If a representation or warranty is violated, Funding or, with respect to receivables transferred to master trust II prior to the Substitution Date, BANA (as successor by merger to FIA), may have an opportunity to cure the violation.  If it is unable to cure the violation, subject to certain conditions described under “Master Trust II—Representations and Warranties,” Funding or, with respect to receivables transferred to master trust II prior to the Substitution Date, BANA (as successor by merger to FIA), must accept reassignment of each receivable affected by the violation.  These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price.  See “Master Trust II—Representations and Warranties.”

The objective of the asset representations review process is to independently identify noncompliance with a representation or warranty concerning the receivables but no assurance can be given as to its effectiveness.

Clayton Fixed Income Services LLC will act as the asset representations reviewer under the asset representations review agreement.  As more particularly described under “Requirements for SEC Shelf Registration—Asset Representations Review,” once both the delinquency trigger and the voting trigger have been met, the asset representations reviewer will conduct a review of receivables in the Master Trust II Portfolio that are 60 or more days delinquent, and the related credit card accounts, for compliance with certain representations and warranties concerning those receivables made in the master trust II agreement and the receivables purchase agreement.  The objective of the review process, including the final determination by the asset representations reviewer, is to independently identify noncompliance with a representation or warranty concerning the receivables.  The transferor will investigate any findings of noncompliance contained in the asset representations reviewer’s final report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement.  If the transferor determines that a breach has occurred, it will provide notice to BANA and the master trust II trustee.  See “Master Trust II—Representations and Warranties” and “The Receivables Purchase Agreement—Representations and Warranties” and “—Repurchase Obligations” for a discussion of the obligations of the transferor and BANA, and the rights of the master trust II trustee and certificateholders, if the transferor or BANA breaches certain representations and warranties concerning the receivables made in the master trust II agreement and the receivables purchase agreement.

None of the accounts or receivables comprising the Master Trust II Portfolio have been subject to the asset representations review process, and no assurance can be given that the asset representations review process will achieve the intended result of identifying noncompliance with representations and warranties concerning the receivables.  A determination by the asset representations reviewer represents the analysis and the opinion of the reviewer based on the testing procedures related to the performance of its review, and there can be no assurance that any asset representations review will identify all inaccurate representations and warranties concerning the subject receivables.  As a result, there can be no assurance that the asset representations review will provide the transferor or the master trust II trustee with an effective tool to identify a breach of any contractual provision.  Neither investors nor the master trust II trustee will be able to change the scope of the testing procedures or any review using the testing procedures, or to contest any finding or determination by the asset representations reviewer.

The asset representations review agreement provides that, in connection with any review, the servicer will grant the asset representations reviewer access to copies of documentation related to the performance of its review of the accounts and receivables.  The asset representations reviewer will conduct its review based on the information in the review materials and other generally available information.  Therefore, the asset representations reviewer’s ability to determine if receivables have failed to comply with a representation or warranty will depend on whether the review materials for those receivables or the related accounts provide a sufficient basis for that conclusion.

Finally, even if none of the representations and warranties concerning the receivables are untrue, the receivables may still suffer from delinquencies and charge‑offs, and the notes may incur losses or have reduced market values.

Issuance of additional notes or master trust II investor certificates may affect your voting rights and the timing and amount of payments on the notes.

The issuing entity expects to issue notes from time to time, and master trust II may issue new investor certificates from time to time.  The issuing entity may also “reopen” or later issue additional notes in your tranche of BAseries notes.  New notes and master trust II investor certificates may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and investor certificates.  For a description of the conditions that must be met before master trust II can issue new investor certificates or the issuing entity can issue new notes, see “Master Trust II—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes or master trust II investor certificates could adversely affect the timing and amount of payments on outstanding notes.  For example, if notes in your series issued after your notes have a higher interest rate than your notes, this could result in a reduction in the Available Funds used to pay interest on your notes.  Also, when new notes or investor certificates are issued, the voting rights of your notes will be diluted.  See “—You may have limited or no ability to control actions under the indenture and the master trust II agreement.  This may result in, among other things, accelerated payment of principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal” below.

You may have limited or no ability to control actions under the indenture and the master trust II agreement.  This may result in, among other things, accelerated payment of principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding all or a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche.  These actions include consenting to amendments relating to Series 2001‑D.  In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior‑most classes of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes.  Consequently, the noteholders of the senior‑most class of notes will generally have the ability to determine whether and what actions should be taken.  The subordinated noteholders will generally need the concurrence of the senior‑most noteholders to cause actions to be taken.

The collateral certificate is an investor certificate under the master trust II agreement, and noteholders have indirect consent rights under the master trust II agreement.  See “The Indenture—Voting.”  Under the master trust II agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates.  These actions include consenting to amendments to the master trust II agreement.  While the outstanding principal amount of the collateral certificate is currently larger than the outstanding principal amount of the other series of investor certificates issued by master trust II, noteholders may need the concurrence of the holders of the other investor certificates to cause actions to be taken.  Additionally, other series of investor certificates may be issued by master trust II in the future without the consent of any noteholders.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BA Master Credit Card Trust II.”  If new series of investor certificates are issued, the holders of the new investor certificates may have the ability to determine generally whether and how actions are taken regarding master trust II.  As a result, the noteholders, in exercising their voting powers under the collateral certificate, may need the concurrence of the holders of the other investor certificates to cause actions to be taken.  In addition, for the purposes of any vote to liquidate the assets in master trust II, the noteholders will be deemed to have voted against any such liquidation.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default affecting your series, class or tranche of notes occurs.  After the occurrence of an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuing entity account for that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes.  Then, in each following month, Available Principal Amounts and Available Funds will be deposited into the applicable issuing entity account, and applied to make monthly principal and interest payments on that series, class or tranche of notes until the legal maturity date of that series, class or tranche of notes.

However, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by master trust II only under the limited circumstances as described in “The Indenture—Events of Default,” “—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

However, following an event of default and acceleration relating to subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the noteholders of the affected class or tranche directs master trust II to sell credit card receivables, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date.

However, if principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.

Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

General Risk Factors

There is no public market for the notes.  As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so.  A secondary market for any notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes have a more limited trading market and experience more price volatility.  There may be a limited number of buyers when you decide to sell those notes.  This may affect the price you receive for the notes or your ability to sell the notes.

Moreover, recent and continuing events in financial markets, including increased illiquidity, de‑valuation of various assets in secondary markets and the lowering of ratings on certain asset‑backed securities, may reduce the market price or adversely affect the liquidity of your notes.  The COVID-19 pandemic has also disrupted economies, globally and in the U.S., and introduced significant volatility into financial markets and uncertainty as to when economic and market conditions may return to normalcy, which in turn has limited secondary market liquidity for asset-backed securities such as the notes, so there can be no assurance that you will be able to sell your notes at favorable prices or at all.

You should not purchase notes unless you understand and know you can bear these investment risks.

You may not be able to reinvest any early redemption proceeds in a comparable security.

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

If the ratings of the notes are lowered or withdrawn, their market value could decrease.

The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date.  The ratings do not address the likelihood of payment of principal of that note on its expected principal payment date.  In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  See “The Indenture—Early Redemption Events” and “—Events of Default.”

The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes.  The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency without notice from BANA, Funding or the issuing entity to noteholders of the change in rating.  In addition, a rating agency could choose to provide an unsolicited rating on a series, class or tranche of notes, without notice to or from BANA,

Funding or the issuing entity and that unsolicited rating could be lower than the ratings provided by the other rating agencies.  If a series, class or tranche of notes has had its ratings lowered or withdrawn, or if a series, class or tranche of notes has received an unsolicited rating that is lower than the other ratings of such series, class or tranche of notes, the market value of that series, class or tranche of notes could decrease.

Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions

BA Credit Card Trust

The notes will be issued by BA Credit Card Trust (referred to as the “issuing entity”).  The issuing entity’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890‑0001, in care of Wilmington Trust Company, as owner trustee.  Its telephone number is (302) 651‑1000.

The issuing entity’s activities will be limited to:

•
acquiring and holding the collateral certificate, other certificates of beneficial interest in master trust II, and the other assets of the issuing entity and the proceeds from these assets, and granting a security interest in these assets;

•	issuing notes, including the Class A(2022-2) notes;

•	making payments on the notes; and

•
engaging in other activities that are necessary or incidental to accomplish these limited purposes, and which are not contrary to maintaining the status of the issuing entity as a “qualifying special purpose entity” under applicable accounting literature.

The assets of the issuing entity will consist primarily of:

•	the collateral certificate;

•	derivative agreements that the issuing entity will enter into from time to time to manage interest rate or currency risk relating to certain series, classes or tranches of notes; and

•	funds on deposit in the issuing entity accounts.

See “Sources of Funds to Pay the Notes” in this prospectus for greater detail regarding the assets of the issuing entity.

The issuing entity was initially capitalized by a $1 contribution from the beneficiary.  It is not expected that the issuing entity will have any other significant assets or means of capitalization.  The fiscal year for the issuing entity will end on December 31 of each year.

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, without reliance on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended.

UCC financing statements have been filed to perfect the ownership or security interests of the issuing entity and the indenture trustee described in this prospectus.  See “Risk Factors” for a discussion of risks associated with the issuing entity and the assets of the issuing entity, and see “The Indenture—Issuing Entity Covenants” and “Master Trust II—Representations and Warranties” for a discussion of covenants regarding the perfection of security interests.

The issuing entity will operate pursuant to a trust agreement between Funding and Wilmington Trust Company, a Delaware corporation with trust powers, which is the owner trustee.  The issuing entity does not have any officers or directors.  Currently, its sole beneficiary is Funding.  The powers and duties of the owner trustee are ministerial only.  The beneficiary is authorized to take action, on behalf of the issuing entity, and to direct the owner trustee to take action, on behalf of the issuing entity, with respect to the management of the issuing entity and its assets.  Accordingly, all determinations of and actions taken by the issuing entity will be made or taken by either the beneficiary, on behalf of the issuing entity, or by the owner trustee at the direction of the beneficiary, on behalf of the issuing entity.

Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders, or (ii) significantly change the purpose and powers of the issuing entity, as set forth in the trust agreement.  Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, if holders of not less than (a) in the case of a significant change in the purpose and powers of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66⅔% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may be amended for the purpose of (i) adding, changing or eliminating any provisions of the trust agreement or of modifying the rights of those noteholders or (ii) significantly changing the purposes and powers of the issuing entity.  However, the trust agreement may not be amended without the consent of the holders of all of the notes then outstanding if the proposed amendment would (i) increase or reduce in any manner the amount of, or accelerating or delaying the timing of, collections of payments in respect of the collateral certificate or distributions that are required to be made for the benefit of the noteholders, or (ii) reduce the aforesaid percentage of the outstanding dollar principal amount of the notes, the holders of which are required to consent to any such amendment.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

BA Master Credit Card Trust II

The activities of BA Master Credit Card Trust II (referred to as “master trust II”) will be limited to:

•	acquiring and holding the receivables in revolving credit card accounts designated to master trust II and granting a security interest in these receivables;

•	issuing investor certificates;

•	making payments on the investor certificates and transferor certificate; and

•
engaging in other activities that are necessary or incidental to accomplish these limited purposes, and which are not contrary to maintaining the status of master trust II as a “qualifying special purpose entity” under applicable accounting literature.

Master trust II issued the collateral certificate and the Class D certificate, each as a part of Series 2001‑D.  The collateral certificate is the issuing entity’s primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate and the Class D certificate are investor certificates that represent an undivided interest in master trust II.  Master trust II’s assets primarily include receivables from selected MasterCard and Visa unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed in this prospectus under “Master Trust II—Addition of Master Trust II Assets.”

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees, recoveries on receivables in Defaulted Accounts, and discount option receivables.  Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances.

The percentage of the interchange attributed to cardholder charges for goods and services in the accounts designated to master trust II will be transferred to master trust II.  Interchange arising under the related accounts will be treated as collections of finance charge receivables and used to pay a portion of the servicing fee paid to the servicer.  See “BANA’s Credit Card Activities—Interchange” for a discussion of interchange.

For detailed financial information on the receivables and the accounts, see “Annex I: The Master Trust II Portfolio.”

Although static pool information (delinquency percentage, gross charge‑off percentage, billed finance charge and fee yield percentage, and payment rate percentage) regarding the performance of the receivables in master trust II has been included in past prospectuses, such information is not being included in this or other prospectuses relating to the notes at this time because all of the accounts relating to such receivables are 60 or more months past the date on which they were originated.  The origination date for each such account is the date on which the account was opened.  Additional accounts were last added to master trust II on January 7, 2010.  No accounts originated after December 31, 2009 are currently included in master trust II.  As a result, the Master Trust II Portfolio is currently a pool comprised entirely of seasoned accounts whose long‑term performance attributes have stabilized and, consequently, the segmentation of the portfolio by vintage origination year would no longer provide insights into the portfolio’s performance and risk that are material and that are not otherwise evident from information relating to the pool’s performance that is presented elsewhere in this prospectus, including in Annex I.

The collateral certificate and the Class D certificate comprise the Series 2001‑D certificates issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.

BA Credit Card Funding, LLC

BA Credit Card Funding, LLC (referred to as “Funding”) is a limited liability company formed under the laws of Delaware and a direct subsidiary of BANA.  Funding is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the Substitution Date, Funding was substituted for FIA as the transferor of receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  As the transferor under master trust II, Funding purchases receivables arising in certain credit card accounts owned by BANA.  Funding may then, subject to certain conditions, add those receivables to master trust II.

Funding was created for the limited purpose of (i) purchasing from BACCS, BANA, and any applicable successor, receivables arising in certain credit card accounts originated or acquired by BANA, and (ii) transferring those receivables to master trust II.  Funding has and will continue to purchase and transfer receivables for addition to master trust II.  Since its formation, Funding has been engaged in these activities as (i) the purchaser of receivables from BACCS (prior to the BACCS Removal Date) and BANA (from and after the BACCS Removal Date), (ii) the transferor of receivables to master trust II pursuant to the master trust II agreement, (iii) the beneficiary of the issuing entity pursuant to the trust agreement, and (iv) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes.

A description of Funding’s obligations as transferor of the receivables to master trust II can be found in “Master Trust II—Conveyance of Receivables,” “—Addition of Master Trust II Assets,” “—Removal of Accounts” and “—Representations and Warranties.”  Funding’s obligations under the trust agreement are to record the transfer of the collateral certificate to the issuing entity and to take all actions necessary to perfect and maintain the perfection of the issuing entity’s interest in the collateral certificate, including the filing of UCC financing statements for that transfer.

BANA and Affiliates

Bank of America, National Association (referred to as “BANA”) is a national banking association.  BANA is an indirect wholly‑owned subsidiary of Bank of America Corporation (“BAC”) and is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  As of September 30, 2022, BANA had consolidated assets of $2.4 trillion, consolidated deposits of $2.0 trillion and stockholder’s equity of $229 billion based on regulatory accounting principles.  No securitizations secured by credit card receivables sponsored by BANA have experienced an event of default or an event triggering early amortization.  BANA is a national banking association chartered by the OCC and is subject to the regulation, supervision and examination of the OCC.

BAC is a Delaware corporation, a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina.  BAC’s website is  www.bankofamerica.com, and the investor relations portion of its website is http://investor.bankofamerica.com.  BAC routinely posts and makes accessible financial and other information, including environmental, social and governance (ESG) information regarding BAC on its website. Notwithstanding the foregoing, the information contained on BAC’s website as referenced in this paragraph is not incorporated by reference into this prospectus.  BAC also makes available on the investor relations portion of its website: (i) its Code of Conduct; (ii) its Corporate Governance Guidelines; and (iii) the charter of each active committee of its Board of Directors (the Board).  No representation is made regarding the applicability of any ESG or other related investment criteria to the notes.

BAC monitors the ways in which its operations, businesses and customers could be impacted by climate change.  Climate change-related risks consist of two major categories: (1) risks related to the transition to a low-carbon economy, and (2) risks related to the physical impacts of climate change. The financial effects of transition risk could lead to and amplify credit risk to BAC, BANA and to the performance of master trust II and the issuing entity. Physical impact risk could also lead to increased credit risk by diminishing cardholders’ repayment capacity and increased operational risk due to potential disruption of BANA’s credit card business.  Additional information regarding climate change-related impacts to BAC is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, together with any subsequent periodic and current reports it filed with the SEC pursuant to the Securities Exchange Act of 1934.

BANA and its affiliates have been active in the securitization market since its inception.  BANA has sponsored securitization transactions since 1977, and, together with its predecessors, has sponsored credit card securitizations since 1986.  BANA and its affiliates have been involved with the origination and securitization of credit card receivables, auto loans, home equity loans, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as other asset classes.  BANA and its affiliates have also acquired these assets from time to time from third parties and have sold in the past, and may sell in the future, portfolios of these assets to third parties.  BANA and its affiliates have also participated in a variety of asset‑backed commercial paper programs and other structured finance transactions.  BANA and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.

BANA and its predecessors have been servicing credit card receivables in connection with securitizations since 1986.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates” for a discussion of BANA.  Servicing activities performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records for each account.  Managerial and custodial services performed by the servicer on behalf of master trust II include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust II trustee pursuant to the master trust II agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for master trust II and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust II trustee.

FIA, BANA’s predecessor, formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II on the Substitution Date, which coincided with the merger of Bank of America, National Association (USA) with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger, FIA’s economic interest in the Transferor Interest in master trust II was initially transferred to Funding through Banc of America Consumer Card Services, LLC (referred to as “BACCS”).  In addition, from and after this substitution and merger but prior to the BACCS Removal Date, with certain limited exceptions, FIA (and, since the Merger Date, BANA) transferred to BACCS the receivables arising in certain of the U.S. consumer credit card accounts.  Prior to the BACCS Removal Date, BACCS sold receivables arising in accounts designated for inclusion in master trust II to Funding for inclusion in master trust II.  From and after the BACCS Removal Date, BANA has transferred, and will continue to transfer, the receivables arising in accounts designated for inclusion in master trust II to Funding for inclusion in master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard and Visa credit card accounts from the portfolio of MasterCard and Visa accounts originated or acquired by BANA (such portfolio of accounts is referred to as the “Bank Portfolio”).

The removal of BACCS as seller of receivables to Funding and the subsequent dissolution of BACCS were the result of an internal corporate restructuring and BANA does not anticipate that either the removal or the dissolution will have a material adverse effect on the Master Trust II Portfolio or the noteholders.

Funding is a limited liability company formed under the laws of Delaware.  Prior to the BACCS Removal Date, BACCS held all of the equity in Funding and Funding was a direct subsidiary of BACCS.

On the BACCS Removal Date, BACCS assigned all of the equity in Funding to BANA and Funding became a direct subsidiary of BANA.

BANA is responsible for servicing the credit card receivables in master trust II.  See “Master Trust II—Collection and Other Servicing Procedures.”  BANA currently services the Bank Portfolio in the manner described in “BANA’s Credit Card Activities.”  BANA has the ability under the master trust II agreement to delegate certain of its servicing functions to one or more affiliates or third parties.  However, despite any such delegation, BANA would remain the servicer of master trust II and would remain obligated to service the receivables in master trust II.  See “BANA’s Credit Card Portfolio” for a description of BANA’s general policies and procedures for its credit card portfolio.

Card Processing Reseller, Inc. (formerly known as MBNA Technology, Inc. and referred to as “Card Processing Reseller”) is a corporation formed under the laws of Delaware and is a direct, wholly‑owned subsidiary of BANA.  Consistent with the ability to delegate certain of its servicing functions to one or more affiliates or third parties described above, BANA has delegated certain of its servicing functions to Card Processing Reseller.  See “BANA’s Credit Card Activities—General” and “—Card Processing Reseller and Total System Services, Inc.” for a description of this delegation.

One or more other affiliates of BANA may provide complementary technology, network and operational support to BANA.

BofA Securities, Inc., one of the underwriters of the Class A(2022-2) notes, is an affiliate of Bank of America, National Association, BA Credit Card Funding, LLC and BA Credit Card Trust.  See “Underwriting (Plan of Distribution, Conflicts of Interest and Proceeds).”

Merger of FIA into BANA

On the Merger Date, FIA and BANA consummated the merger of FIA with and into BANA, with BANA as the surviving entity.  References to “BANA” in this prospectus include BANA’s predecessors, including FIA, unless the context requires otherwise.

In connection with the merger, BANA assumed FIA’s rights and obligations with respect to its credit card business, including responsibility for originating the accounts in the Bank Portfolio and servicing the credit card receivables in the Master Trust II Portfolio.  The merger was an internal corporate reorganization, and BANA does not anticipate that the merger will result in material changes to the personnel or systems for origination of accounts in the Bank Portfolio or to the servicing of the credit card receivables in the Master Trust II Portfolio securitized by BANA and its predecessors.  The law governing the accounts has changed from Delaware to North Carolina in connection with the merger, and while this change may have some impact on the policies and procedures for origination and servicing of the accounts, BANA does not anticipate that any resulting changes in policies and procedures will have a material adverse effect on the Master Trust II Portfolio or the noteholders.

Following the merger, the Bank Portfolio has been and will continue to be the source for accounts designated, and receivables transferred, to master trust II.

Removal and Dissolution of BACCS

On the BACCS Removal Date, BACCS was removed as purchaser of receivables from BANA and seller of receivables to Funding.  BANA assumed all of BACCS’s rights and obligations under the receivables purchase agreement between BACCS and Funding, and Funding assumed all of the rights of BACCS under the agreement between BANA and BACCS.  Prior to the BACCS Removal Date, BACCS

held all of the equity in Funding and Funding was a direct subsidiary of BACCS.  On the BACCS Removal Date, BACCS assigned all of the equity in Funding to BANA and now Funding is a direct subsidiary of BANA.  BACCS was dissolved through a liquidating distribution of its assets to its parent, BANA, on July 17, 2015.

Credit Risk Retention

Funding, a wholly‑owned subsidiary of BANA, owns the Transferor Interest, which represents the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II. All amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts will be allocated between the Investor Interest of each series of investor certificates issued and outstanding and the Transferor Interest, based on a varying percentage called the investor percentage.  Each allocation will be made by reference to the applicable investor percentage of each series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers for such series.  Until principal amounts are needed to be accumulated to pay any tranche of BAseries notes (including the Class A(2022-2) notes), principal amounts allocable to that tranche of notes will be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  Amounts payable to the holder of the Transferor Interest with respect to amounts collected on principal receivables will be paid to that holder if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest and otherwise will be deposited in the principal account and treated as Unallocated Principal Collections.

In October 2014, the SEC, the FDIC and certain other banking regulators jointly adopted final rules (the “U.S. risk retention rules”) requiring a “sponsor” of a securitization transaction (or certain affiliates of the sponsor) to retain a portion of the credit risk of the asset‑backed securities transaction.  BANA, as sponsor, will initially comply with the U.S. risk retention rules through retention by Funding of a “seller’s interest” for purposes of the U.S. risk retention rules, in the form of the Transferor Interest, in an amount equal to not less than five percent of the aggregate unpaid principal balance of the outstanding notes issued by the issuing entity, measured in accordance with the requirements of the U.S. risk retention rules and determined at the closing of each issuance of notes and monthly thereafter, as provided in the U.S. risk retention rules.  In determining the aggregate unpaid principal balance of the outstanding notes, any notes held for the life of such notes by BANA or its wholly-owned affiliates may be disregarded and deemed not to be outstanding.  The aggregate unpaid principal balance may also be reduced by funds then on deposit in segregated principal funding sub-accounts to the extent permitted by the U.S. risk retention rules.  We refer to this aggregate unpaid principal balance of the outstanding notes, with the reductions, if any, described immediately above, as the “aggregate adjusted outstanding investor ABS interests”.  A “wholly‑owned affiliate” refers to a person (other than the issuing entity) that, directly or indirectly, wholly controls, is wholly controlled by, or is wholly under common control with, another person.  For purposes of this definition, “wholly controls” means ownership of 100 percent of the equity of any entity.

The amount of principal receivables in master trust II will vary each day as new principal receivables are created and others are paid or charged off as uncollectible.  Therefore, the amount of the Transferor Interest fluctuates each day based on variations in the amount of the Investor Interest for each outstanding series of investor certificates and variations in the amount of principal receivables in master trust II.  The Transferor Interest will generally increase as a result of reductions in the Investor Interest for a series of investor certificates and will generally decrease as a result of increases in the Investor Interest for a series of investor certificates (including an increase in the Investor Interest for Series 2001‑D in connection with the issuance of a new class or tranche of BAseries notes) or the issuance of a new series of investor certificates by master trust II.

Funding expects the Transferor Interest to be equal to approximately $3,687,124,270, representing approximately 36.62% of the aggregate adjusted outstanding investor ABS interests of the outstanding notes issued by the issuing entity as of the closing date for the Class A(2022-2) notes, measured in accordance with the provisions of the U.S. risk retention rules.  As permitted under the U.S. risk retention rules, for purposes of determining the size of the Transferor Interest on that closing date, we have used the aggregate principal balance of the receivables in the Master Trust II Portfolio as of November 12, 2022 and the aggregate adjusted outstanding investor ABS interests of the notes issued by the issuing entity that are expected to be outstanding as of that closing date, including $500,000,000 of Class A(2022-2) notes and related adjustments to the amount of subordinated notes outstanding.  The amount of the Transferor Interest retained on the closing date for the Class A(2022-2) notes will be disclosed by the issuing entity in a current report on Form 8‑K within a reasonable time after closing if that amount is materially different from the amount disclosed in this prospectus.  Following the closing of the Class A(2022-2) Notes, the amount of the Transferor Interest as of each subsequent monthly measurement date will be disclosed in the distribution report on Form 10-D for the distribution period in which such monthly measurement date occurs.

BANA’s obligation to comply with the U.S. risk retention rules and Funding’s obligation to maintain the Transferor Interest so that it equals or exceeds the Minimum Transferor Interest are independent obligations and are determined differently.  See “Master Trust II—The Receivables” and the definition of “Minimum Transferor Interest” in the glossary for a description of Funding’s obligation to maintain the Transferor Interest and how the Minimum Transferor Interest is determined.

Certain Interests in Master Trust II and the Issuing Entity

As described immediately above, Funding owns the Transferor Interest.  The Transferor Interest was approximately $4,267,804,270 as of November 12, 2022.

Funding also owns the Class D Certificate, which is a part of Series 2001‑D and represents an undivided interest in master trust II.  The Class D certificate provides credit enhancement to the collateral certificate, and therefore provides credit enhancement to the notes as well.  For a description of the Class D certificate, see “Master Trust II—The Class D Certificate.”  The Class D Investor Interest, which represents the size of the Class D certificate’s undivided interest in master trust II, is determined primarily by the aggregate Adjusted Outstanding Dollar Principal Amount of the issuing entity’s notes.  See “Prospectus Summary—BAseries Required Subordinated Amounts and Required Class D Investor Interest,” “The Notes—Required Subordinated Amount—The Class D Certificate,” and the definition of “Class D Investor Interest” in the glossary for a description of how the amount of the Class D Investor Interest is determined.  The Class D Investor Interest was approximately $1,163,730,000 as of October 31, 2022.

As of the date of this prospectus, Funding also owns the Class B(2010‑1) note and the Class C(2010‑1) note, each of which is a variable funding note.  The current nominal liquidation amount of each of those notes is disclosed in Annex II to this prospectus.  Subject to certain restrictions on transfer, Funding may, at any time and from time to time, sell or otherwise transfer all or any portion of its interest in the Class D certificates and the notes that it has retained, and may sell or otherwise transfer any portion of its interest in the Transferor Interest in excess of the portion it retains to comply with the U.S. risk retention rules.

Industry Developments

BANA issues credit cards on MasterCard’s and Visa’s networks.  MasterCard and Visa are subject to settlement obligations relating to certain litigations and continue to be subject to significant ongoing litigations, including class actions, and increased competition.  These settlements and litigations are based on, among other things, claimed violations of United States federal antitrust laws, claims that currency conversion fees were wrongly applied on purchases of goods and services in foreign countries, and claims alleging that the interchange charged by MasterCard and Visa is impermissible.  The costs associated with these settlements, litigations and other matters could cause MasterCard and Visa to invest less in their networks and marketing efforts and could adversely affect the interchange paid to their member banks, including BANA.

Litigation

In 2005, a group of merchants filed a series of putative class actions and individual actions directed at interchange fees associated with Visa and MasterCard payment card transactions.  These actions, which were consolidated in the U.S. District Court for the Eastern District of New York under the caption In re Payment Card Interchange Fee and Merchant Discount Anti-Trust Litigation (Interchange), named Visa, MasterCard and several banks and bank holding companies, including BAC, as defendants.  Plaintiffs alleged that defendants conspired to fix the level of default interchange rates and that certain rules of Visa and MasterCard were unreasonable restraints of trade.  Plaintiffs sought compensatory and treble damages and injunctive relief.

On October 19, 2012, defendants reached a settlement with respect to the putative class actions that the U.S. Court of Appeals for the Second Circuit rejected.  In 2018, defendants reached a settlement with the representatives of the putative Rule 23(b)(3) damages class to contribute an additional $900 million to the approximately $5.3 billion held in escrow from the prior settlement.  BAC’s additional contribution is not material to BAC.  The District Court approved that settlement with the putative Rule 23(b)(3) damages class on December 13, 2019, but that approval is being appealed.

In addition, the Rule 23(b)(2) action seeking injunctive relief is pending with a class certified on September 27, 2021, and a number of individual merchant actions continue against the defendants, including one against BAC.  As a result of various loss-sharing agreements, however, BAC remains liable for a portion of any settlement or judgment in individual actions where it is not named as a defendant.

The Bank of New York Mellon

The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the master trust II agreement for the master trust II investor certificates.  Its principal corporate trust office is located at 240 Greenwich Street, 7 East, New York, New York 10286; Attention: Corporate Trust Administration—Asset Backed Securities.  See “The Indenture—Indenture Trustee” for a description of the limited powers and duties of the indenture trustee and “Master Trust II—Master Trust II Trustee” for a description of the limited powers and duties of the master trust II trustee.

The Bank of New York Mellon has served and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB.  Other than the above three paragraphs, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

BANA, the servicer, Funding, the issuing entity, and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon and its affiliates.

Wilmington Trust Company

Wilmington Trust Company is the owner trustee of the issuing entity.  Under the terms of the trust agreement, the powers and duties of the owner trustee are ministerial only.  See “—BA Credit Card Trust” above.

Wilmington Trust Company is a Delaware trust company incorporated in 1903.  On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company.  The principal place of business of the owner trustee is located at 1100 North Market Street, Wilmington, Delaware 19890.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset‑backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

BANA, the servicer, Funding, the issuing entity, and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company and its affiliates.

Clayton Fixed Income Services LLC

Clayton Fixed Income Services LLC, a Delaware limited liability company, or “Clayton”, will act as the asset representations reviewer under the asset representations review agreement.  Clayton is a wholly-owned subsidiary of Covius Services, LLC.  Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Clayton may not delegate or subcontract its obligations under the asset representations review agreement without the consent of BANA, the transferor and the servicer.  Any such delegation or subcontracting to which BANA, the transferor and the servicer have consented would not, however, relieve Clayton of its liability and responsibility with respect to such obligations.

Use of Proceeds

The net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to Funding.  Funding will use such proceeds to increase the investor interest of the collateral certificate, purchase additional receivables from BANA, and for its general corporate purposes.  No expenses, if any, incurred in connection with the selection and acquisition of receivables have been or are expected to be paid from such proceeds.

The Notes

The notes will be issued pursuant to the indenture and a related indenture supplement.  The following discussion and the discussions under “The Indenture” in this prospectus summarize the material terms of the notes issued by the issuing entity, the indenture and the indenture supplements.  The indenture does not limit the aggregate stated principal amount of notes that may be issued.

The notes will be issued in series.  Each series of notes will represent a contractual debt obligation of the issuing entity which shall be in addition to the debt obligations of the issuing entity represented by any other series of notes.  Each series will be issued pursuant to the indenture and an indenture supplement, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

The following summaries describe certain provisions common to each series of notes, including the BAseries, of which the Class A(2022-2) notes are a tranche.

General

Each series of notes is expected to consist of multiple classes of notes.  Some series may be multiple tranche series, meaning they have classes consisting of multiple tranches.  Whenever a “class” of notes is referred to in this prospectus, it also includes all tranches of that class, unless the context otherwise requires.

The issuing entity may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no senior tranche of notes of a series may be issued unless a sufficient amount of subordinated notes (or other form of credit enhancement) of that series will be issued on that date or has previously been issued and is outstanding and available as subordination (or other credit enhancement) for such senior tranche of notes.  See “—Required Subordinated Amount.”

The notes of a series may be included in a group of series for purposes of sharing Available Principal Amounts and Available Funds.

The issuing entity may offer notes denominated in U.S. dollars or any foreign currency.

The noteholders of a particular series, class or tranche may have a derivative agreement associated with their series, class or tranche, as described in this prospectus under “Sources of Funds to Pay the Notes—Derivative Agreements.”  The noteholders of the Class A(2022-2) notes do not have a derivative agreement associated with their notes.

The issuing entity will pay principal of and interest on a series, class or tranche of notes solely from the portion of Available Funds and Available Principal Amounts which are allocable to that series, class or tranche of notes after giving effect to all allocations and reallocations, amounts in any issuing entity accounts relating to that series, class or tranche of notes, and amounts received under any derivative agreement relating to that series, class or tranche of notes.  If those sources are not sufficient to pay the notes, those noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.

Holders of notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

The BAseries

The BAseries notes will be issued pursuant to the indenture and an indenture supplement.  The BAseries will be included in Group A for the purpose of sharing excess available funds.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Shared Excess Available Funds.”

The BAseries notes will be issued in classes.  Each class of notes will have multiple tranches which may be issued at different times and have different terms.  No senior class of the BAseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding.  See “—Required Subordinated Amount—BAseries” and “—Issuances of New Series, Classes and Tranches of Notes—New Issuances of BAseries Notes” below.

The issuing entity will pay principal of and interest on a tranche of BAseries notes solely from the portion of BAseries Available Funds and BAseries Available Principal Amounts and from other amounts which are available under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay that tranche of BAseries notes, the noteholders of that tranche of BAseries notes will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.

Interest

Interest will accrue on the notes from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate determined in connection with the issuance of such notes.  Interest will be distributed or deposited for noteholders on the dates determined in connection with the issuance of such notes.  Interest payments or deposits will be funded from Available Funds allocated to the notes during the preceding month or months.

Each payment of interest on a note will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period determined in connection with the issuance of such note.  We refer to each period during which interest accrues as an “interest period.”  Interest on a note will be due and payable on each interest payment date.

If interest on a note is not paid within 35 days after such interest is due, an event of default will occur relating to that tranche of notes.  See “The Indenture—Events of Default.”

BAseries

In connection with the BAseries, interest payments on Class B notes and Class C notes of the BAseries are subordinated to interest payments on Class A notes of the BAseries.  Subordination of Class B notes and Class C notes of the BAseries provides credit enhancement for Class A notes of the BAseries.

Interest payments on Class C notes of the BAseries are subordinated to interest payments on Class A notes and Class B notes of the BAseries.  Subordination of Class C notes of the BAseries provides credit enhancement for Class A notes and Class B notes of the BAseries.

See “Prospectus Summary—Interest Payments” for more information on interest payments on the Class A(2022-2) notes.

Principal

The timing of payment of principal of a note will be determined in connection with the issuance of such note.  The expected principal payment date of the Class A(2022-2) notes is specified on the cover page of this prospectus.

Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocated from master trust II to Series 2001‑D or are not allocable to the series, class or tranche of the note to be paid.  It is not an event of default if the principal of a note is not paid on its expected principal payment date.  However, if the principal amount of a note is not paid in full by its legal maturity date, an event of default will occur relating to that tranche of notes.  See “The Indenture—Events of Default.”  The legal maturity date of the Class A(2022-2) notes is specified on the cover of this prospectus.

Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default and acceleration occurs.  See “The Indenture—Early Redemption Events” and “—Events of Default.”

See “Risk Factors” in this prospectus for a discussion of factors that may affect the timing of principal payments on the notes.

BAseries

In connection with the BAseries, principal payments on Class B notes and Class C notes of the BAseries are subordinated to payments on Class A notes of the BAseries.  Subordination of Class B notes and Class C notes of the BAseries provides credit enhancement for Class A notes of the BAseries.

Principal payments on Class C notes of the BAseries are subordinated to payments on Class A notes and Class B notes of the BAseries.  Subordination of Class C notes of the BAseries provides credit enhancement for Class A notes and Class B notes of the BAseries.

BAseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, subject to certain limitations.  In addition, charge‑offs due to uncovered Investor Default Amounts allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges.”

In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•
If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.”  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when such Class B notes and Class C notes are expected or required to be repaid even if other tranches of Class A notes are outstanding.

•
If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

•	If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

•	If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

BAseries Available Principal Amounts remaining after any reallocations for interest on the senior notes or for a portion of the master trust II servicing fee allocable to the BAseries will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if such remaining amounts are not sufficient to make all required targeted deposits.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

Stated Principal Amount

The stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder.  It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders.  For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial dollar principal amount of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non‑performing, less dollar payments converted to make payments to noteholders, each relating to principal.  The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

In addition, a note may have an Adjusted Outstanding Dollar Principal Amount.  The Adjusted Outstanding Dollar Principal Amount of a note is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.  The Adjusted Outstanding Dollar Principal Amount of any note will decrease as a result of each deposit into the principal funding subaccount for such note.

Nominal Liquidation Amount

The nominal liquidation amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions—including reductions from reallocations of Available Principal Amounts, allocations of charge‑offs for uncovered Investor Default Amounts and deposits in a principal funding subaccount for such note—and increases described below.  The aggregate nominal liquidation amount of all of the notes plus the Class D Investor Interest will always be equal to the Investor Interest of Series 2001‑D, and the nominal liquidation amount of any particular note corresponds to the portion of the Investor Interest of Series 2001‑D that would be allocated to that note if master trust II were liquidated.

The nominal liquidation amount of a note may be reduced as follows:

•
If Available Funds allocable to a series of notes are insufficient to fund the portion of Investor Default Amounts allocable to such series of notes (which will be allocated to each series of notes pro rata based on the Weighted Average Available Funds Allocation Amount of all notes in such series) such Investor Default Amounts will result in a reduction of the nominal liquidation amount of such series.  Within each series, subordinated classes of notes will bear the risk of reduction in their nominal liquidation amount due to charge‑offs resulting from uncovered Investor Default Amounts before senior classes of notes.

•
In a multiple tranche series, including the BAseries, while these reductions will be initially allocated pro rata to each tranche of notes, they will then be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes.  However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount.  For any tranche, the required subordinated amount will be determined in connection with the issuance of such notes.  For multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Weighted Average Available Funds Allocation Amount of such tranche.  Reductions that cannot be reallocated to a subordinated tranche will reduce the nominal liquidation amount of the tranche to which the reductions were initially allocated.

•	If Available Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, any shortfall in the payment of the master trust II servicing fee or any other shortfall of Available Funds which Available Principal Amounts are reallocated to cover, the nominal liquidation amount of those subordinated notes will be reduced by the amount of the reallocations.  The amount of the reallocation of Available Principal Amounts will be applied to reduce the nominal liquidation amount of the subordinated classes of notes in that series in succession, to the extent of such senior tranches’ required subordinated amount of the related subordinated notes, beginning with the most subordinated classes.  No Available Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the master trust II servicing fee if such reallocation would result in the reduction of the nominal liquidation amount of such senior class of notes.  For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Weighted Average Available Funds Allocation Amount of such tranche.

•	The nominal liquidation amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note.

•
Upon a sale of credit card receivables after the insolvency of Funding, an event of default and acceleration or on the legal maturity date of a note, the nominal liquidation amount of such note will be automatically reduced to zero.  See “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

The nominal liquidation amount of a note can be increased by applying Available Funds, if available, to reimburse earlier reductions in the nominal liquidation amount from charge‑offs for uncovered Investor Default Amounts, or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Available Funds.  Within each series, the increases will be allocated first to the senior‑most class with a deficiency in its nominal liquidation amount and then, in succession, to the subordinated classes with a deficiency in the nominal liquidation amount.  In a multiple tranche series, the increases will be further allocated to each tranche of a class pro rata based on the deficiency in the nominal liquidation amount in each tranche.

In most circumstances, the nominal liquidation amount of a note, together with any accumulated Available Principal Amounts held in a principal funding subaccount, will be equal to the outstanding dollar principal amount of that note.  However, if there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes or the master trust II servicing fee, or as a result of charge‑offs for uncovered Investor Default Amounts, there will be a deficit in the nominal liquidation amount of that note.  Unless that deficiency is reimbursed through the application of Available Funds, the stated principal amount of that note will not be paid in full.

A subordinated note’s nominal liquidation amount represents the maximum amount of Available Principal Amounts that may be reallocated from such note to pay interest on senior notes or the master trust II servicing fee of the same series and the maximum amount of charge‑offs for uncovered Investor Default Amounts that may be allocated to such note.  The nominal liquidation amount is also used to calculate the amount of Available Principal Amounts that can be allocated for payment of principal of a class or tranche of notes, or paid to the counterparty to a derivative agreement, if applicable.  This means that if the nominal liquidation amount of a class or tranche of notes has been reduced by charge‑offs for uncovered Investor Default Amounts or by reallocations of Available Principal Amounts to pay interest on senior notes or the master trust II servicing fee, the holders of notes with the reduced nominal liquidation amount will receive less than the full stated principal amount of their notes, either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

The nominal liquidation amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Funding, the issuing entity or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Investor Interest of Series 2001‑D.

The cumulative amount of reductions of the nominal liquidation amount of any class or tranche of notes due to the reallocation of Available Principal Amounts to pay Available Funds shortfalls will be limited as determined in connection with the issuance of such class or tranche of notes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of BAseries Available Principal Amounts” for a discussion of this limitation for the BAseries notes.

Allocations of charge‑offs for uncovered Investor Default Amounts and reallocations of Available Principal Amounts to cover Available Funds shortfalls reduce the nominal liquidation amount of outstanding notes only and do not affect notes that are issued after that time.

Final Payment of the Notes

The Class A(2022-2) noteholders will not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of foreign currency notes, any amount received by the issuing entity under a derivative agreement for principal.

Following the insolvency of Funding, following an event of default and acceleration, or on the legal maturity date of a series, class or tranche of notes, credit card receivables in an aggregate amount not to exceed the nominal liquidation amount, plus any past due, accrued and additional interest, of the related series, class or tranche will be sold by master trust II.  The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.

A series, class or tranche of notes, including the Class A(2022-2) notes, will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on those notes;

•	the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued, past due and additional interest on those notes is paid in full;

•	the legal maturity date of those notes, after giving effect to all deposits, allocations, reallocations, sale of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place for such tranche, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Subordination of Interest and Principal

Interest and principal payments on the Class A notes of the BAseries will not be subordinated to any other BAseries notes.  Interest and principal payments on the Class B notes of the BAseries will be subordinated to the Class A BAseries notes.  Interest and principal payments on the Class C notes of the BAseries will be subordinated to the Class A BAseries notes and Class B BAseries notes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Allocation to Interest Funding Subaccounts” and “—Allocation to Principal Funding Subaccounts” for a detailed discussion of the subordination of interest and principal payments for the Class B notes and Class C notes of the BAseries and “Prospectus Summary—Interest Payments” and “—Expected Principal Payment Date and Legal Maturity Date.”

Available Principal Amounts may be reallocated to pay interest on senior classes of notes of, or a portion of the master trust II servicing fee allocated to, that series.  In addition, subordinated classes of notes bear the risk of reduction in their nominal liquidation amount due to charge‑offs for uncovered Investor Default Amounts before senior classes of notes.  In a multiple tranche series like the BAseries, charge‑offs for uncovered Investor Default Amounts are generally allocated first to each class of a series and then reallocated to the subordinated classes of such series, reducing the nominal liquidation amount of such subordinated classes to the extent credit enhancement in the form of subordination is still available for the senior classes.  See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” above.

Required Subordinated Amount

The required subordinated amount of a senior class or tranche of notes is the amount of a subordinated class that is required to be outstanding and available to provide subordination for that senior class or tranche on the date when the senior class or tranche of notes is issued.  No notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance.  The required subordinated amount is also used, in conjunction with usage, to determine whether a subordinated class or tranche of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

In addition, whenever any notes are issued, the required Class D Investor Interest will automatically increase, subject to any changes in the required Class D Investor Interest that can be made as described in the following paragraph.  The Class D certificate provides credit enhancement to the collateral certificate, and therefore the notes, as described in “Master Trust II—The Class D Certificate.”

The issuing entity may change the required subordinated amount for any tranche of notes or the required Class D Investor Interest at any time, without the consent of any noteholders, so long as the issuing entity has (i) received confirmation from the rating agencies that have rated any outstanding notes of the related series that the change in the required subordinated amount or the required Class D Investor Interest will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes in that series, and (ii) delivered to the indenture trustee and the rating agencies a master trust II tax opinion and issuing entity tax opinion, as described under “The Indenture—Tax Opinions for Amendments.”

BAseries

The Class A(2022-2) notes are a tranche of the BAseries.  In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.

The required subordinated amount of a tranche of a senior class of notes of the BAseries is the aggregate nominal liquidation amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued.  Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes.  The required subordinated amount of Class B notes for each tranche of Class A BAseries notes is equal to 14.28571% of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes, and the required subordinated amount of Class C notes is equal to 12.69841% of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes.

The required subordinated amount of Class C notes for each tranche of Class B BAseries notes will vary depending on its pro rata share of the Class A required subordinated amount of Class C notes for all Class A BAseries notes that require any credit enhancement from Class B BAseries notes, and its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes.  For each tranche of Class B BAseries notes, the required subordinated amount of Class C notes, at any time, is generally equal to the adjusted outstanding dollar principal amount of that tranche of Class B notes multiplied by the sum of:

(i)
a fraction, the numerator of which is the Class A required subordinated amount of Class C notes for all Class A BAseries notes that require any credit enhancement from Class B BAseries notes, and the denominator of which is the aggregate adjusted outstanding dollar principal amount of all Class B BAseries notes; plus

(ii)
11.11111% (referred to as the “unencumbered percentage”) multiplied by a fraction, the numerator of which is the aggregate adjusted outstanding dollar principal amount of all Class B BAseries notes minus the required subordinated amount of Class B notes for all Class A BAseries notes, and the denominator of which is the aggregate adjusted outstanding dollar principal amount of all Class B BAseries notes.

Therefore, for any tranche of Class B notes, the required subordinated amount of Class C notes can increase if the share of those Class B notes that corresponds to the Class C notes providing credit enhancement to Class A notes increases, or if the share of those Class B notes that is providing credit enhancement to Class A notes increases.  Similarly, for any tranche of Class B notes, the required subordinated amount of Class C notes can decrease (but will never be less than unencumbered percentage of its adjusted outstanding dollar principal amount) if the share of those Class B notes that corresponds to the Class C notes providing credit enhancement to Class A notes decreases, or if the share of those Class B notes that is providing credit enhancement to Class A notes decreases.

Reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for that tranche.  Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B BAseries notes may occur due to:

•	a decrease in the aggregate Adjusted Outstanding Dollar Principal Amount of Class A BAseries notes,

•	a decrease in the Class A required subordinated amount of Class B or Class C notes for outstanding tranches of Class A BAseries notes, or

•	the issuance of additional Class B BAseries notes.

However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of Class C notes exceeds zero.

The issuing entity may change the required subordinated amount for any tranche of notes of the BAseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuing entity has:

•
received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then‑current rating of any outstanding notes in the BAseries;

•
delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) following the change, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II; and

•
delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuing entity that were characterized as debt at the time of their issuance, (2) following the change, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for any tranche of a senior class of BAseries notes.  In addition, if the rating agencies consent and without the consent of any noteholders, the issuing entity may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

In order to issue Class A notes, the issuing entity must calculate the available amount of Class B notes and Class C notes.  The issuing entity will first calculate the amount of Class B notes available for such new tranche of Class A notes.  This is done by computing the following:

•
the aggregate nominal liquidation amount of all tranches of outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class B notes to be made on that date; minus

•
the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class A notes to be made on that date.

The calculation in the prior paragraph will also be made in the same manner for calculating the amount of Class C notes available for Class A notes.

Additionally, in order to issue Class A notes, the issuing entity must calculate the amount of Class C notes available for Class B notes.  This is done by computing the following:

•
the aggregate nominal liquidation amount of all tranches of outstanding Class C notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class C notes to be made on that date; minus

•
the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class A notes to be made on that date.

In order to issue Class B notes, the issuing entity must calculate the available amount of Class C notes.  This is done by computing the following:

•
the aggregate nominal liquidation amount of all tranches of Class C notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for Class C notes to be made on that date; minus

•	the sum of:

–
the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for any BAseries notes to be made on that date; plus

–
the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments for those Class A notes to be made on that date.

The amount of subordination available to provide credit enhancement to any tranche of BAseries notes is limited to its available subordinated amount of each class or tranche of BAseries notes that is subordinated to it.  Each senior tranche of BAseries notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount. “Usage” refers to the amount of the required subordinated amount of a class of BAseries notes actually utilized by a senior tranche of BAseries notes due to losses relating to charged‑off receivables and the application of subordinated BAseries notes’ principal allocations to pay interest on senior classes and servicing fees.  Losses that increase usage may include (i) losses relating to charged‑off receivables that are allocated directly to a class of subordinated BAseries notes, (ii) losses relating to usage of available subordinated amounts by another class of BAseries notes that shares credit enhancement from those subordinated BAseries notes, which are allocated proportionately to the senior BAseries notes supported by those subordinated

BAseries notes, and (iii) losses reallocated to the subordinated BAseries notes from the applicable tranche of senior BAseries notes. Usage may be reduced in later months if amounts are available to reimburse losses or to reinstate other amounts reallocated from the subordinated BAseries notes.  The required subordinated amount of a class of subordinated BAseries notes less its usage equals the remaining available subordinated amount of that class of subordinated BAseries notes, which we refer to as the unused subordinated amount for that tranche of notes.  If the available subordinated amount for any tranche of BAseries notes has been reduced to zero, losses that otherwise would have been reallocated to subordinated notes will be borne by that tranche of BAseries notes.  The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to those notes, and it is unlikely that those notes will receive their full payment of principal.

No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.  Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding Class A BAseries notes and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A BAseries notes and Class B BAseries notes.

However, there are some exceptions to this rule.  In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•
If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.”  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

•
If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

•	If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

•	If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

The Class D Certificate

The Class D certificate provides credit enhancement to the collateral certificate, and therefore the notes, by absorbing Default Amounts allocable to Series 2001‑D prior to the allocation of any of those losses to the notes, and through reallocations of collections of principal receivables to cover deficiencies on payments of interest on the notes and the master trust II servicing fee, as more specifically described in “Master Trust II—The Class D Certificate.”  Whenever additional notes are issued, the required Class D Investor Interest will increase, subject to any changes in the required Class D Investor Interest that can be made as described in the following paragraph.  Similarly, whenever the Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes decreases, due to accumulation of principal or payment of principal amounts to noteholders, the required Class D Investor Interest will decrease.  As of any date, the required Class D Investor Interest means an amount equal to the sum of:

•
(i) the Adjusted Outstanding Dollar Principal Amount of the Class A notes (other than the Class A(2001‑Emerald) notes), divided by 0.6825, minus (ii) the Adjusted Outstanding Dollar Principal Amount of the Class A notes (other than the Class A(2001‑Emerald) notes), minus (iii) the aggregate Class A required subordinated amount of Class B notes, minus (iv) the aggregate Class A required subordinated amount of Class C notes minus the Class A required subordinated amount of Class C notes for the Class A(2001‑Emerald) notes; plus

•
(i) the Adjusted Outstanding Dollar Principal Amount of the Class A(2001‑Emerald) notes, divided by 0.85, minus (ii) the Adjusted Outstanding Dollar Principal Amount of the Class A(2001‑Emerald) notes, minus (iii) the Class A required subordinated amount of Class C notes for the Class A(2001‑Emerald) notes; plus

•
(i) (A) the Adjusted Outstanding Dollar Principal Amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes, divided by (B) 0.795, minus (ii) the Adjusted Outstanding Dollar Principal Amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes, minus (iii) (A) the Adjusted Outstanding Dollar Principal Amount of the Class B notes minus the aggregate Class A required subordinated amount of Class B notes, times (B) 0.1111111; plus

•
(i) (A) the Adjusted Outstanding Dollar Principal Amount of the Class C notes minus the sum of (x) the aggregate Class B required subordinated amount of Class C notes plus (y) the Class A required subordinated amount of Class C notes for the Class A(2001‑Emerald) notes, divided by (B) 0.895, minus (ii) the Adjusted Outstanding Dollar Principal Amount of the Class C notes minus the sum of (A) the aggregate Class B required subordinated amount of Class C notes plus (B) the Class A required subordinated amount of Class C notes for the Class A(2001‑Emerald) notes.

Following the date on which a Series 2001‑D Pay Out Event Commences, the required Class D Investor Interest will be fixed at the amount determined as of such date until the date on which the aggregate nominal liquidation amounts of all notes are paid in full.

Funding may change the definition of the required Class D Investor Interest at any time without the consent of any noteholders so long as it has:

•
received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then‑current rating of any outstanding notes;

•
delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) following the change, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II; and

•
delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuing entity that were characterized as debt at the time of their issuance, (2) following the change, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

In addition, if the rating agencies consent and without the consent of any noteholders, master trust II may utilize forms of credit enhancement other than the Class D certificate.

The Class D certificate will receive no payments of interest and will receive no payment of principal until all principal payments on the notes on the related payment date are made in full.  Additionally, payments of principal on the Class D certificate will not exceed the greater of (i) the amount of Available Principal Amounts remaining after all principal payments with respect to the notes and (ii) the amount, if any, by which the Class D Investor Interest exceeds the required Class D Investor Interest.  See “Master Trust II—The Class D Certificate” for a further description of the Class D certificate.

Early Redemption of Notes

Each series, class and tranche of notes will be subject to mandatory redemption on its expected principal payment date, which will generally be 29 months before its legal maturity date.  In addition, if any other early redemption event occurs, the issuing entity will be required to redeem each series, class or tranche of the affected notes, including the Class A(2022-2) notes offered hereby, before the expected principal payment date of that series, class or tranche of notes; however, for any such affected notes with the benefit of a derivative agreement, and subject to certain exceptions, such redemption will not occur earlier than such notes’ expected principal payment date.  The issuing entity will give notice to holders of the affected notes before an early redemption date.  See “The Indenture—Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.  See “Prospectus Summary—Early Redemption of Notes” for a description of the early redemption events relating to the Class A(2022-2) notes.

Whenever the issuing entity redeems a series, class or tranche of notes, it will do so only to the extent of Available Funds and Available Principal Amounts allocated to that series, class or tranche of notes, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes.  A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed are required to provide subordination for senior notes.  The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

If determined at the time of issuance, the transferor, so long as it is an affiliate of the servicer, may direct the issuing entity to redeem the notes of any series, class or tranche before its expected principal payment date.  In connection with the issuance of any notes, the issuing entity will determine at what times and under what conditions the issuing entity may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption.  The issuing entity will give notice to holders of the affected notes before any optional redemption date.  Other than as described in “Prospectus Summary—Optional Redemption by the Issuing Entity,” the Class A(2022-2) notes may not be redeemed at the option of the transferor before their expected principal payment date.

Issuances of New Series, Classes and Tranches of Notes

The issuing entity may issue new notes of any series, class or tranche only if the conditions of issuance are met (or waived as described below).  These conditions include:

•	first, on or before the third Business Day before a new issuance of notes, the issuing entity gives the indenture trustee and the rating agencies written notice of the issuance;

•	second, on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency a certificate to the effect that:

—the issuing entity reasonably believes that the new issuance will not at the time of its occurrence or at a future date (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—the form and terms of the notes have been established in conformity with the provisions of the indenture;

—all laws and requirements relating to the execution and delivery by the issuing entity of the notes have been complied with, the issuing entity has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuing entity, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuing entity enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series, class or tranche outstanding subject to the terms of the indenture, each indenture supplement and each terms document; and

—the issuing entity shall have satisfied such other matters as the indenture trustee may reasonably request;

•
third, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (ii) following the new issuance, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II;

•
fourth, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (ii) following the new issuance, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes, and (iv) except as provided in the related indenture supplement, following the new issuance of a series, class or tranche of notes, the newly issued series, class or tranche of notes will be properly characterized as debt;

•	fifth, the issuing entity delivers to the indenture trustee an indenture supplement and terms document relating to the applicable series, class or tranche of notes;

•	sixth, no Pay Out Event with respect to Series 2001‑D has occurred or is continuing as of the date of the new issuance;

•	seventh, in the case of foreign currency notes, the issuing entity appoints one or more paying agents in the appropriate countries;

•
eighth, each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency; and

•	ninth, the provisions governing required subordinated amounts are satisfied.

If the issuing entity obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then any of the conditions described above (other than the third, fourth and fifth conditions) may be waived.

The issuing entity and the indenture trustee are not required to provide prior notice to, permit any prior review by, or obtain the consent of any noteholder of any series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple tranche series, so long as the conditions described above are met or waived.  As of the date of any additional issuance of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that tranche will be increased to reflect the principal amount of the additional notes.  If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes.  The targeted deposits, if any, to the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

The issuing entity may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the previously issued series, class or tranche of notes in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or the first payment of interest following the issue date of the further series, class or tranche of notes.  These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes.

BANA or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.  In addition, BANA or an affiliate may acquire notes of a series, class or tranche at any time following the initial issuance or reopening of a series, class or tranche of notes.

When issued, the additional notes of a tranche will be identical in all material respects to the other outstanding notes of that tranche and equally and ratably entitled to the benefits of the indenture and the related indenture supplement applicable to such notes as the other outstanding notes of that tranche without preference, priority or distinction.

New Issuances of BAseries Notes

The issuing entity may issue new classes and tranches of BAseries notes (including additional notes of an outstanding tranche or class), so long as:

•	the conditions to issuance listed above are satisfied;

•	any increase in the targeted deposit amount of any Class C reserve subaccount caused by such issuance will have been funded on or prior to such issuance date; and

•	in the case of Class A or Class B BAseries notes, the required subordinated amount is available at the time of its issuance.

See “—Required Subordinated Amount” above and “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits to the Class C Reserve Account.”

The issuing entity and the indenture trustee are not required to provide prior notice to or obtain the consent of any noteholder of any series, class or tranche to issue any additional BAseries notes.

Payments on Notes; Paying Agent

The Class A(2022-2) notes offered by this prospectus will be delivered in book‑entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book‑Entry Notes” below unless the stated principal amount of the notes is denominated in a foreign currency.

The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The issuing entity will designate the corporate trust office of The Bank of New York Mellon in New York City as its paying agent for the notes of each series.  The issuing entity will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche.  The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.  However, the issuing entity will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuing entity.  After funds are paid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Denominations

The Class A(2022-2) notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes, including the Class A(2022-2) notes, will be the last day of the month before the related payment date.

Governing Law

The laws of the State of Delaware will govern the notes, including the Class A(2022-2) notes, and the indenture.

Form, Exchange and Registration and Transfer of Notes

The Class A(2022-2) notes offered by this prospectus will be issued in registered form.  The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee.  We refer to each beneficial interest in a global note as a “book‑entry note.”  For a description of the special provisions that apply to book‑entry notes, see “—Book‑Entry Notes” below.

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected principal payment date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates.  Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes.  Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed.  The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity will appoint The Bank of New York Mellon as the registrar for the notes.  The issuing entity also may at any time designate additional transfer agents for any series, class or tranche of notes.  The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.  However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

Book‑Entry Notes

The Class A(2022-2) notes offered by this prospectus will be delivered in book‑entry form.  This means that, except under the limited circumstances described below under “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form.  Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co.  No global note representing book‑entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book‑entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form.  These laws may impair the ability to own or transfer book‑entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC.  Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book‑entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants.  DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book‑entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book‑entry notes.  The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book‑entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “—Definitive Notes,” all references to “holders” of notes means DTC.  The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

For beneficial owners of book‑entry notes, the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes.  DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC.  Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear.  If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest.  DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners.  Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Book‑entry notes may be more difficult to pledge by beneficial owners because of the lack of a physical note.  Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited‑purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law.  DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.  DTC was created to hold securities deposited by its participants and to facilitate the clearing and settlement of securities transactions among its participants through electronic book‑entry changes in accounts of the participants, thus eliminating the need for physical movement of securities.  DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking

Clearstream Banking S.A. is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector and the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervise Luxembourg banks.  Clearstream Banking is a wholly‑owned subsidiary of Deutsche Börse AG.  Clearstream Banking holds securities for its customers and facilitates the clearing and settlement of securities transactions by electronic book‑entry transfers between their accounts.  Clearstream Banking provides various services, including safekeeping, administration, clearing and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Banking has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear.  Over 300,000 domestic and internationally traded bonds, equities, and investment funds are currently deposited with Clearstream Banking.

Clearstream Banking’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream Banking’s U.S. customers are limited to securities brokers and dealers and banks.  Currently, Clearstream Banking has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book‑entry delivery against payment.  This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  The Euroclear system is operated by Euroclear Bank S.A./N.V. as the Euroclear operator.  The Euroclear operator conducts all operations.  All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law.  These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking and Euroclear has been compiled from public sources for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book‑Entry Notes

The issuing entity will make distributions of principal of and interest on book‑entry notes to DTC.  These payments will be made in immediately available funds by the issuing entity’s paying agent, The Bank of New York Mellon, at the office of the paying agent in New York City that the issuing entity designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book‑entry registration and transfer system.  DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC.  Payments by participants to beneficial owners of book‑entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book‑entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book‑entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearing and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same‑Day Funds Settlement System.  Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross‑market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories.  However, cross‑market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same‑day funds settlement applicable to DTC.  Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time‑zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date.  The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day.  Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book‑entry notes may exchange those notes for Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•	the issuing entity, in its sole discretion, elects to terminate the book‑entry system through DTC; or

•
any event of default has occurred relating to those book‑entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book‑entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available.  The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations.  Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes.  DTC may base its written instruction upon directions it receives from its participants.  Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuing entity will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee.  The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee.  In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued, and the issuing entity may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Sources of Funds to Pay the Notes

The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes, including the Class A(2022-2) notes, will be the collateral certificate issued by master trust II to the issuing entity.  The following discussion summarizes the material terms of the collateral certificate.  For a description of master trust II and its assets, see “Master Trust II.”  Currently, the collateral certificate and the Class D certificate are the only master trust II investor certificates issued and outstanding.  Aside from Funding, as the holder of the Transferor Interest and the Class D certificate, the issuing entity is the only holder of an interest in master trust II.  Holders of investor certificates in master trust II, whether currently outstanding or issued on a later date, will be allocated funds as described under “Master Trust II—Application of Collections.”

The collateral certificate represents an undivided interest in master trust II.  The assets of master trust II consist primarily of credit card receivables arising in selected MasterCard and Visa revolving credit card accounts owned by BANA.  The amount of credit card receivables in master trust II will fluctuate from day to day as new receivables are generated or added to or removed from master trust II and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

The collateral certificate has no specified interest rate.  The issuing entity, as holder of the collateral certificate, is entitled to receive its allocable share of uncovered Investor Default Amounts and of collections of finance charge receivables and principal receivables payable by master trust II.

Finance charge receivables are all periodic finance charges, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by BANA, annual membership fees, recoveries on receivables in Defaulted Accounts, and discount option receivables.  Principal receivables are all amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances.  Interchange, which represents fees received by BANA from acquiring banks as partial reimbursement for the activities BANA performs, including but not limited to enabling credit card transactions, funding receivables for a limited period prior to initial billing, absorbing fraud losses and delivering network and card benefits to merchants and consumers, is treated as collections of finance charge receivables.  Interchange typically varies from approximately 1% to 3% of the transaction amount, but default interchange rates may be changed by MasterCard or Visa.

Each month, master trust II will allocate collections of finance charge receivables and principal receivables and defaults to the investor certificates outstanding under master trust II, including Series 2001‑D.

Allocations of defaults and collections of finance charge receivables are made pro rata among each series of investor certificates issued by master trust II, including Series 2001‑D, based on its respective Investor Interest, and Funding, as transferor, based on the Transferor Interest.  In general, the Investor Interest of each series of investor certificates (including Series 2001‑D) issued by master trust II will equal the stated dollar amount of the investor certificates (including Series 2001‑D) issued to investors in that series, less unreimbursed charge‑offs for uncovered defaults on principal receivables in master trust II allocated to those investors, reallocations of collections of principal receivables to cover certain shortfalls in collections of finance charge receivables and principal payments deposited to a master trust II principal funding account or made to those investors.

Series 2001‑D has a fluctuating Investor Interest, representing the investment of that series in principal receivables.  The Investor Interest of Series 2001‑D equals the total nominal liquidation amount of the outstanding notes secured by the collateral certificate plus the Class D Investor Interest.  For a discussion of Investor Interest, see the definition of “Investor Interest” in the glossary.  See “Prospectus Summary—BAseries Required Subordinated Amounts and Required Class D Investor Interest,” “The Notes—Required Subordinated Amount—The Class D Certificate,” and the definition of “Class D Investor Interest” in the glossary for a description of how the amount of the Class D Investor Interest is determined.  The Transferor Interest, which is owned by Funding, represents the interest in the principal receivables in master trust II not represented by any master trust II series of investor certificates.  For example, if the total principal receivables in master trust II at the end of the month is 500, the Investor Interest of Series 2001‑D is 100, the Investor Interests of the other investor certificates are 200 and the Transferor Interest is 200, Series 2001‑D is entitled, in general, to 1/5—or 100/500—of the defaults and collections of finance charge receivables for the applicable month.

Collections of principal receivables are allocated similarly to the allocation of collections of finance charge receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors.  However, collections of principal receivables are allocated differently when principal amounts need to be deposited into master trust II principal funding accounts or paid to master trust II investors.  When the principal amount of a series of certificates other than Series 2001‑D begins to accumulate or amortize, collections of principal receivables continue to be allocated to that series as if the Investor Interest of that series had not been reduced by principal collections deposited to a master trust II principal funding account or paid to master trust II investors.  During this time, allocations of collections of principal receivables to the investors in a series of certificates issued by master trust II, other than Series 2001‑D, is based on the Investor Interest of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.

As a part of Series 2001‑D, the collateral certificate is allocated collections of principal receivables at all times based on the Series 2001‑D Investor Interest calculation which is an aggregate of the nominal liquidation amounts for each individual class or tranche of notes plus the Class D Investor Interest.  For classes and tranches of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be “floating,” i.e., calculated as of the end of the prior month.  For classes or tranches of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be “fixed” immediately before the issuing entity begins to allocate Available Principal Amounts to the principal funding subaccount for that class or tranche, i.e., calculated as of the end of the month prior to any reductions for deposits or payments of principal. Principal amounts allocated in respect of the Class D certificate will be based on the Class D Investor Interest as of the end of the prior month, plus any increases in the required Class D Investor Interest due to additional issuances of notes, and will be used to pay principal or interest amounts in respect of the notes, as described further below under “Master Trust II—The Class D Certificate.”

For a detailed description of the percentage used in allocating finance charge collections and defaults to Series 2001‑D, see the definition of “Floating Investor Percentage” in the glossary.  For a detailed description of the percentage used in allocating principal collections to Series 2001‑D, see the definition of “Principal Investor Percentage” in the glossary.

If collections of principal receivables allocated to Series 2001‑D are needed for reallocation to cover certain shortfalls in Available Funds, to pay the notes, or to make a deposit into the issuing entity accounts within a month, they will be deposited into the issuing entity’s collection account.  Each of these reallocations, payments and deposits will reduce the Investor Interest of Series 2001‑D.  Otherwise, collections of principal receivables allocated to Series 2001‑D will be reallocated to other series of master trust II investor certificates which have principal collection shortfalls—which does not reduce the Investor Interest of Series 2001‑D—or paid to the holder of the Transferor Interest.  The holder of the Transferor Interest may then use those amounts to purchase newly created receivables that are then added to master trust II to maintain the Investor Interest of Series 2001‑D.  If Series 2001‑D has a shortfall in collections of principal receivables and other series of investor certificates issued by master trust II have excess collections of principal receivables, a portion of the excess collections of principal receivables allocated to other series of investor certificates issued by master trust II will be reallocated to Series 2001‑D and any other master trust II investor certificate which may have a shortfall in collections of principal receivables.  Series 2001‑D’s share of the excess collections of principal receivables from the other series will be paid to the issuing entity and treated as Available Principal Amounts.

Series 2001‑D will also be allocated a portion of the net investment earnings, if any, on amounts in the master trust II finance charge account and the master trust II principal account, as more specifically described below in “—Deposit and Application of Funds.”  Such net investment earnings will be treated as Available Funds.

Upon a sale of credit card receivables, or interests therein, following an insolvency of Funding, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, the portion of the nominal liquidation amount, and thereby the portion of the Investor Interest, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of collections of finance charge receivables or principal receivables from master trust II and any allocations of Available Funds or Available Principal Amounts from the issuing entity.

Following a Pay Out Event with respect to Series 2001‑D, which is an early redemption event for the notes, all collections of principal receivables for any month allocated to the Investor Interest of Series 2001‑D will be used to cover principal payments on the notes.

For a detailed description of the application of collections and allocation of defaults by master trust II, see “Master Trust II—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Deposit and Application of Funds

Collections of finance charge receivables allocated and paid to the issuing entity, as holder of the collateral certificate, as described in “—The Collateral Certificate” above and “Master Trust II—Application of Collections” in this prospectus, will be treated as Available Funds.  Those Available Funds will be allocated pro rata to each series of notes in an amount equal to the sum of:

•	the sum of the Daily Available Funds Amounts for each day during such month for that series of notes,

•
that series’s pro rata portion of the net investment earnings, if any, in the master trust II finance charge account that are allocated to Series 2001‑D with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II finance charge account for that series of notes to the aggregate amount on deposit in the master trust II finance charge account for all series of notes, and

•
that series’s pro rata portion of the net investment earnings, if any, in the master trust II principal account that are allocated to Series 2001‑D with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II principal account for that series of notes to the aggregate amount on deposit in the master trust II principal account for all series of notes.

Collections of principal receivables allocated and paid to the issuing entity, as holder of the collateral certificate, as described in “—The Collateral Certificate” above and “Master Trust II—Application of Collections” in this prospectus, will be treated as Available Principal Amounts.  Such Available Principal Amounts, after any reallocations of Available Principal Amounts, will be allocated to each series of notes with a monthly principal payment for such month in an amount equal to:

•	such series’s monthly principal payment; or

•
in the event that Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, Available Principal Amounts will be allocated to each series of notes with a monthly principal payment for such month to the extent needed by each such series to cover its monthly principal payment in an amount equal to the lesser of (a) the sum of the Daily Principal Amounts for each day during such month for such series of notes and (b) the monthly principal payment for such series of notes for such month.

If Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation described above, then any such excess will be applied to each series of notes to the extent such series still needs to cover a monthly principal payment pro rata based on the ratio of the Weighted Average Principal Allocation Amount for the related series of notes for such month to the Weighted Average Principal Allocation Amount for all series of notes with an unpaid monthly principal payment for such month.

Deposit and Application of Funds for the BAseries

The indenture specifies how Available Funds (primarily consisting of collections of finance charge receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of principal receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes secured by the collateral certificate.  The BAseries indenture supplement specifies how BAseries Available Funds (which are the BAseries’s share of Available Funds plus other amounts treated as BAseries Available Funds) and BAseries Available Principal Amounts (which are the BAseries’s share of Available Principal Amounts plus other amounts treated as BAseries Available Principal Amounts) will be deposited into the issuing entity accounts established for the BAseries to provide for the payment of interest on and principal of BAseries notes as payments become due.  In addition, the BAseries indenture supplement specifies how Investor Default Amounts and the master trust II servicing fee will be allocated to the collateral certificate and the BAseries.  The following sections summarize those provisions.

BAseries Available Funds

BAseries Available Funds will consist of the following amounts:

•
The BAseries’s share of collections of finance charge receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account.  See “—Deposit and Application of Funds” above.

•
Withdrawals from the accumulation reserve subaccount.  If the number of months targeted to accumulate budgeted deposits of BAseries Available Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuing entity will begin to fund an accumulation reserve subaccount for such tranche.  See “—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account” below.  The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to the first Transfer Date on which BAseries Available Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

•
On each Transfer Date, the issuing entity will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuing entity—taking into account payments due under applicable derivative agreements—on the related tranche of notes.  As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as BAseries Available Funds for such month.

•
Additional finance charge collections allocable to the BAseries.  The issuing entity will notify the servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account.  Whenever there are any prefunded amounts on deposit in any principal funding subaccount, master trust II will designate an amount of the Transferor Interest equal to such prefunded amounts.  On each Transfer Date, the issuing entity will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuing entity—taking into account payments due under applicable derivative agreements—on the related tranche of notes.  As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Transferor Interest up to the amount of the shortfall will be treated as BAseries Available Funds.  See “Master Trust II—Application of Collections” in this prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account, and accumulation reserve account for the BAseries.

•	Any shared excess available funds allocable to the BAseries. See “—Shared Excess Available Funds” below.

•
Amounts received from derivative counterparties.  Payments received under derivative agreements for interest on notes of the BAseries payable in U.S. dollars will be treated as BAseries Available Funds.

Application of BAseries Available Funds

On each Transfer Date, the indenture trustee will apply BAseries Available Funds as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and related payments due to derivative counterparties;

•	second, to pay the BAseries’s share of the master trust II servicing fee, plus any previously due and unpaid master trust II servicing fee allocable to the BAseries, to the servicer;

•	third, to be treated as BAseries Available Principal Amounts in an amount equal to the amount of Investor Default Amounts allocated to the BAseries for the preceding month;

•	fourth, to be treated as BAseries Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of BAseries notes;

•	fifth, to make the targeted deposit to the accumulation reserve account, if any;

•	sixth, to make the targeted deposit to the Class C reserve account, if any;

•	seventh, to make any other payment or deposit required by any class or tranche of BAseries notes;

•
eighth, to be treated as Available Principal Amounts used to reimburse any reductions in the Class D Investor Interest due to Class D Investor Charge‑Offs or reallocations of collections of principal receivables allocable to the Class D certificate to pay interest on the notes or a portion of the master trust II servicing fee allocated to Series 2001‑D;

•	ninth, to be treated as shared excess available funds; and

•	tenth, to the issuing entity.

See the chart titled “Application of BAseries Available Funds” after the “Prospectus Summary” for a depiction of the application of BAseries Available Funds.

Targeted Deposits of BAseries Available Funds to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes set forth below.  The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•
Interest Payments.  The deposit targeted for any tranche of outstanding interest‑bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•
Amounts Owed to Derivative Counterparties.  If a tranche of notes has a Performing or non‑Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each Transfer Date for any payment to the derivative counterparty will be specified in the BAseries indenture supplement.

•
Specified Deposits.  If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month are the specified amounts.

•
Additional Interest. The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

Each deposit to the interest funding account for each month will be made on the Transfer Date in such month.  A tranche of notes may be entitled to more than one of the preceding deposits.

A class or tranche of notes for which credit card receivables have been sold by master trust II as described below in “—Sale of Credit Card Receivables” will not be entitled to receive any of the preceding deposits to be made from BAseries Available Funds after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•
BAseries Available Funds are at least equal to targeted amounts.  If BAseries Available Funds are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

•
BAseries Available Funds are less than targeted amounts.  If BAseries Available Funds are less than the sum of the deposits targeted by each tranche of notes as described above, then BAseries Available Funds will be allocated to each tranche of notes as follows:

—first, to cover the deposits for the Class A notes (including any applicable derivative counterparty payments),

—second, to cover the deposits for the Class B notes (including any applicable derivative counterparty payments), and

—third, to cover the deposits for the Class C notes (including any applicable derivative counterparty payments).

In each case, BAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted for that tranche of notes, to

—the aggregate amount of the deposits targeted for all tranches of notes in such class.

Payments Received from Derivative Counterparties for Interest on Foreign Currency Notes

Payments received under derivative agreements for interest on foreign currency notes in the BAseries will be applied as specified in the BAseries indenture supplement.

Deposits of Withdrawals from the Class C Reserve Account to the Interest Funding Account

Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described below under “—Withdrawals from the Class C Reserve Account.”

Allocations of Reductions from Charge‑Offs

On each Transfer Date when there is a charge‑off for uncovered Investor Default Amounts allocable to the BAseries for the prior month, that reduction will be allocated (and reallocated) on that date to each tranche of notes as set forth below:

Initially, the amount of such charge‑off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for the prior month to the Weighted Average Available Funds Allocation Amount for the BAseries for the prior month.

Immediately afterwards, the amount of charge‑offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as set forth below, and the amount of charge‑offs allocated to the Class A notes and not reallocated to the Class C notes because of the Class C usage limitations set forth below will be reallocated to the Class B notes as set forth below.  In addition, charge‑offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below.  Any amount of charge‑offs which cannot be reallocated to a subordinated class as a result of the usage limitations set forth below will reduce the nominal liquidation amount of the tranche of notes to which it was initially allocated.

“Usage” refers to the amount of the required subordinated amount of a class of BAseries notes actually utilized by a senior tranche of BAseries notes due to losses relating to charged‑off receivables and the application of subordinated BAseries notes’ principal allocations to pay interest on senior classes and servicing fees.  Losses that increase usage may include (i) losses relating to charged‑off receivables that are allocated directly to a class of subordinated BAseries notes, (ii) losses relating to usage of available subordinated amounts by another class of BAseries notes that shares credit enhancement from those subordinated BAseries notes, which are allocated proportionately to the senior BAseries notes supported by those subordinated BAseries notes, and (iii) losses reallocated to the subordinated BAseries notes from the applicable tranche of senior BAseries notes.  Usage may be reduced in later months if amounts are available to reimburse losses or to reinstate other amounts reallocated from the subordinated BAseries notes.  The required subordinated amount of a class of subordinated BAseries notes less its usage equals the remaining available subordinated amount of that class of subordinated BAseries notes, which we refer to as the unused subordinated amount for that tranche of notes.

Limits on Reallocations of Charge‑Offs to a Tranche of Class C Notes from Tranches of Class A and Class B

No reallocations of charge‑offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge‑offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount of charge‑offs permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount of such tranche of Class C notes for the prior month to the Weighted Average Available Funds Allocation Amount of all Class C notes in the BAseries for the prior month.

No such reallocation of charge‑offs will reduce the nominal liquidation amount of any tranche of Class C notes below zero.

Limits on Reallocations of Charge‑Offs to a Tranche of Class B Notes from Tranches of Class A Notes

No reallocations of charge‑offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount of charge‑offs permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche of Class B notes for the prior month to the Weighted Average Available Funds Allocation Amount for all Class B notes in the BAseries for the prior month.

No such reallocation of charge‑offs will reduce the nominal liquidation amount of any tranche of Class B notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by an amount equal to the charge‑offs which are allocated or reallocated to that tranche of notes less the amount of charge‑offs that are reallocated from that tranche of notes to a subordinated class of notes.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are BAseries Available Funds available to reimburse any Nominal Liquidation Amount Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes, and

•	third, to each tranche of Class C notes.

In each case, BAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the Nominal Liquidation Amount Deficit of such tranche of notes, to

—the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the nominal liquidation amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of BAseries Available Principal Amounts

On each Transfer Date, the indenture trustee will apply BAseries Available Principal Amounts as follows:

•
first, for each month, if BAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month) will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge‑offs for uncovered Investor Default Amounts);

•
second, for each month, if BAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of BAseries Available Principal Amounts reallocated as described in the first clause above) will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge‑offs for uncovered Investor Default Amounts and the reallocation of BAseries Available Principal Amounts as described in the first clause above);

•
third, for each month, if BAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the BAseries, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of BAseries Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the BAseries for such month, and

—an amount equal to the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge‑offs for uncovered Investor Default Amounts and the reallocation of BAseries Available Principal Amounts as described in the first and second clauses above);

•
fourth, for each month, if BAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the BAseries, then BAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of BAseries Available Principal Amounts reallocated as described in the first, second and third clauses above) will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the BAseries for such month, and

—an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge‑offs for uncovered Investor Default Amounts and the reallocation of BAseries Available Principal Amounts as described in the preceding clauses);

•	fifth, to make the targeted deposits to the principal funding account as described below under “—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account;” and

•	sixth, to the issuing entity for reinvestment in the Investor Interest of Series 2001‑D.

See the chart titled “Application of BAseries Available Principal Amounts” after the “Prospectus Summary” for a depiction of the application of BAseries Available Principal Amounts.

A tranche of notes for which credit card receivables have been sold by master trust II as described in “—Sale of Credit Card Receivables” below will not be entitled to receive any further allocations of BAseries Available Funds or BAseries Available Principal Amounts.

The Investor Interest of Series 2001‑D is determined in part by the sum of the nominal liquidation amounts of each tranche of notes issued by the issuing entity and outstanding and, therefore, will be reduced by the amount of BAseries Available Principal Amounts used to make deposits into the interest funding account, payments to the servicer and deposits into the principal funding account.  If the Investor Interest of Series 2001‑D is reduced because BAseries Available Principal Amounts have been used to make deposits into the interest funding account or payments to the servicer or because of charge‑offs due to uncovered Investor Default Amounts, the amount of Available Funds and Available Principal Amounts allocated to the collateral certificate and the amount of BAseries Available Funds and BAseries Available Principal Amounts will be reduced unless the reduction in the Investor Interest is reimbursed from amounts described above in the fourth item in “—Application of BAseries Available Funds.”

Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of BAseries Available Principal Amounts

Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of BAseries Available Principal Amounts” will reduce the nominal liquidation amount of the Class C notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of BAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of BAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of “—Application of BAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of BAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes (after giving effect to the preceding paragraphs).

Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of BAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class B notes.  However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (after giving effect to the preceding paragraphs), and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of BAseries Available Principal Amounts paid to the servicer as described in the fourth clause of “—Application of BAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Subject to the following paragraph, each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described above will reduce the nominal liquidation amount of each tranche of the Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class B notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class B notes for the related month.  However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class B notes below zero will be reallocated to the remaining tranches of Class B notes in the manner set forth in this paragraph.

Each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the nominal liquidation amount of the Class C notes.  However, the amount of such reallocation from each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes.

Each reallocation of BAseries Available Principal Amounts which reduces the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount of each tranche of the Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class C notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class C notes for the related month.  However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class C notes below zero will be reallocated to the remaining tranches of Class C notes in the manner set forth in this paragraph.

None of such reallocations will reduce the nominal liquidation amount of any tranche of Class B or Class C notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to notes of a subordinated class.

Limit on Allocations of BAseries Available Principal Amounts and BAseries Available Funds

Each tranche of notes will be allocated BAseries Available Principal Amounts and BAseries Available Funds solely to the extent of its nominal liquidation amount.  Therefore, if the nominal liquidation amount of any tranche of notes has been reduced due to reallocations of BAseries Available Principal Amounts to cover payments of interest or the master trust II servicing fee or due to charge‑offs for uncovered Investor Default Amounts, such tranche of notes will not be allocated BAseries Available Principal Amounts or BAseries Available Funds to the extent of such reductions.  However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve subaccount, will still be available to pay principal of and interest on that tranche of notes.  If the nominal liquidation amount of a tranche of notes has been reduced due to reallocation of BAseries Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or due to charge‑offs for uncovered Investor Default Amounts, it is possible for that tranche’s nominal liquidation amount to be increased by allocations of BAseries Available Funds.  However, there are no assurances that there will be any BAseries Available Funds for such allocations.

Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts.  However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is equal to the aggregate unused subordinated amount for all outstanding senior notes.

•
Principal Payment Date.  For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the nominal liquidation amount of that tranche of notes as of the close of business on the last day of such month, determined after giving effect to any charge‑offs for uncovered Investor Default Amounts and any reallocations, payments or deposits of BAseries Available Principal Amounts occurring on the following Transfer Date.

•
Budgeted Deposits.  For each month beginning with the twelfth month before the expected principal payment date of that tranche of notes, the deposit targeted to be made into the principal funding subaccount for that tranche of notes will be one‑twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

•
The issuing entity may postpone the date of the targeted deposits described in the previous sentence.  If the issuing entity determines that fewer months than expected would be required to accumulate BAseries Available Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under master trust II and after taking into account all of the other expected payments of principal of master trust II investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.  In order to comply with any obligation to fund the accumulation reserve subaccount described under “—Targeted Deposits to the Accumulation Reserve Account,” the issuing entity will make this determination initially no later than the fifteenth month before the expected principal payment date of that tranche of notes and each month thereafter until the month before the expected principal payment date of that tranche of notes.

•
Prefunding of the Principal Funding Account for Senior Classes.  If the issuing entity determines that any date on which principal is payable or to be deposited into a principal funding subaccount for any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class C notes.

•
If the issuing entity determines that any date on which principal is payable or to be deposited into a principal funding subaccount for any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class B notes.

•	Prefunding of the principal funding subaccount for the senior tranches of the BAseries will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the BAseries will be calculated as described under “The Notes—Required Subordinated Amount” based on its Adjusted Outstanding Dollar Principal Amount on such date.  However, if any early redemption event has occurred relating to the subordinated notes or if the usage of the subordinated notes relating to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event or the date on which the usage of the subordinated notes exceeds zero.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description under

“—Withdrawals from Principal Funding Account—Withdrawals of Prefunded Amounts.”  The nominal liquidation amount of the prefunded tranches will be increased by the amount removed from the principal funding account.

If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•
Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption.  If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred relating to any tranche of notes, the deposit targeted for that tranche of notes for that month and each following month will equal the nominal liquidation amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer Date for that month.

•
Amounts Owed to Derivative Counterparties.  If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non‑Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date for any payment to the derivative counterparty will be specified in the BAseries indenture supplement.

Allocation to Principal Funding Subaccounts

BAseries Available Principal Amounts, after any reallocation to cover BAseries Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•
BAseries Available Principal Amounts Equal Targeted Amounts.  If BAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of BAseries Available Principal Amounts” are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•
BAseries Available Principal Amounts Are Less Than Targeted Amounts.  If BAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of BAseries Available Principal Amounts” are less than the sum of the deposits targeted by each tranche of notes, then BAseries Available Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—first, the amount available will be allocated to the Class A notes,

—second, the amount available after the application above will be allocated to the Class B notes, and

—third, the amount available after the applications above will be allocated to the Class C notes.

In each case, BAseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” prevent the deposit of BAseries Available Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of BAseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes.  See “—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes.  No BAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A Usage of Class B Required Subordinated Amount for all Class A notes.  For this purpose, the available subordinated amount of Class B notes is equal to the aggregate nominal liquidation amount of all other Class B notes of the BAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

No BAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

—the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes minus the Class A Usage of Class C Required Subordinated Amount for all Class A notes; and

—the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class B notes minus the Class B Usage of Class C Required Subordinated Amount for all Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate nominal liquidation amount of all other Class C notes of the BAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

BAseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches.  No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the BAseries indenture supplement).  In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the BAseries indenture supplement).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements of U.S. dollar notes in the BAseries will be treated as BAseries Available Principal Amounts.  Payments received under derivative agreements for principal of foreign currency notes in the BAseries will be applied as specified in the BAseries indenture supplement.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount for the applicable tranche of Class C notes to the extent described under “—Withdrawals from the Class C Reserve Account.”

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes.  On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•
Withdrawals for Foreign Currency Notes with a Non‑Performing Derivative Agreement.  On each applicable interest payment date for a tranche of foreign currency notes that has a non‑Performing derivative agreement for interest, the amount specified in the BAseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•
Withdrawals for Payments to Derivative Counterparties.  On each date on which a payment is required under the applicable derivative agreement, for any tranche of notes that has a Performing or non‑Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid in accordance with the BAseries indenture supplement.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made.  After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the issuing entity.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.  On each applicable principal payment date, for each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal.  On each date on which a payment is required under the applicable derivative agreement for any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty.  The issuing entity will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•
Withdrawals for Foreign Currency Notes with a non‑Performing Derivative Agreement for Principal.  On each principal payment date for a tranche of foreign currency notes that has a non‑Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar Notes with a non‑Performing Derivative Agreement for Principal.  On each principal payment date for a tranche of U.S. dollar notes with a non‑Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawals of Prefunded Amounts.  If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fourth, any remaining amounts paid to master trust II to increase the Investor Interest of Series 2001‑D.

•
Withdrawals on the Legal Maturity Date.  On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.  Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuing entity.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each Transfer Date, as necessary, from BAseries Available Funds as described under “—Application of BAseries Available Funds.”  The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the BAseries indenture supplement.

If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes, then the amount available will be allocated to each tranche of Class C notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount of that tranche for such month to the Weighted Average Available Funds Allocation Amount of all tranches of Class C notes for such month that have a targeted amount to be deposited in their Class C reserve subaccounts for that month.  After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the BAseries indenture supplement.

Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

•
Payments of Interest and Payments Relating to Derivative Agreements for Interest.  If the amount on deposit in the interest funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

•
Payments of Principal and Payments Relating to Derivative Agreements for Principal.  If, on and after the earliest to occur of (i) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default relating to such tranche, (ii) any date on or after the Transfer Date immediately preceding the expected principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (iii) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

•
Excess Amounts.  If on any Transfer Date the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable Class C reserve subaccount and such Class C notes have not been accelerated, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts in a manner similar to that described in the second paragraph of “—Targeted Deposits to the Accumulation Reserve Account” and then paid to the issuing entity.  In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted deposit is required to accumulate and pay the principal of a tranche of notes, the accumulation reserve subaccount will be funded for such tranche no later than three months prior to the date on which a budgeted deposit is first targeted for such tranche as described under “—

Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account.”  If a single budgeted deposit is required to accumulate and pay the principal of a tranche of notes, the accumulation reserve subaccount will not be funded for such tranche.  See “—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding Account” for a discussion of how the issuing entity will determine the number of budgeted deposits required to accumulate and pay the principal of each tranche of notes.  The accumulation reserve subaccount for a tranche of notes requiring more than one budgeted deposit will be funded on each following Transfer Date, as necessary, from BAseries Available Funds as described under “—Application of BAseries Available Funds.”  The aggregate deposit targeted to be made to the accumulation reserve account in each month, if applicable, will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of BAseries Available Funds available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche for that month to the Weighted Average Available Funds Allocation Amount for all tranches of notes that have a targeted deposit to their accumulation reserve subaccounts for that month.  After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•
Interest.  On or prior to each Transfer Date, the issuing entity will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the BAseries indenture supplement) for the prior month.  If there is any such shortfall for that Transfer Date, or any unpaid shortfall from any earlier Transfer Date, the issuing entity will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as BAseries Available Funds for such month.

•	Payment to Issuing Entity. Upon payment in full of any tranche of notes, any amount on deposit in the applicable accumulation reserve subaccount will be paid to the issuing entity.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes.  However, BAseries Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge‑offs due to uncovered Investor Default Amounts and reallocations of BAseries Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocable to such notes.  In addition, if a sale of receivables occurs, as described in “—Sale of Credit Card Receivables,” the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, the related tranche of notes.  If the nominal liquidation amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of receivables are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or amounts have been previously deposited in an issuing entity account for such tranche of notes.

On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim to, and the issuing entity will have no further obligation or liability for, principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

•	the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due or additional interest on that tranche of notes is paid in full;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place for such tranche, as described in “—Sale of Credit Card Receivables.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Available Funds

The BAseries is included in “Group A.”  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  BAseries Available Funds for any month remaining after making the seventh application described under “—Application of BAseries Available Funds” will be available for allocation to other series of notes in Group A.  Such excess including excesses, if any, from other series of notes in Group A, called shared excess available funds, will be allocated to cover certain shortfalls in Available Funds for the series in Group A, if any, which have not been covered out of Available Funds allocable to such series.  If these shortfalls exceed shared excess available funds for any month, shared excess available funds will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Available Funds.  To the extent that shared excess available funds exceed those shortfalls, the balance will be paid to the issuing entity.  For the BAseries, shared excess available funds, to the extent available and allocated to the BAseries, will cover shortfalls in the first four applications described in “—Application of BAseries Available Funds.”

Issuing Entity Accounts

The issuing entity has established a collection account for the purpose of receiving payments of finance charge collections and principal collections and other amounts from master trust II payable under the collateral certificate.

The issuing entity may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series, class or tranche of notes for the benefit of the related noteholders.

Each month, distributions on the collateral certificate will be deposited into one or more supplemental accounts, to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for the other purposes determined in connection with the issuance of the applicable notes.

The supplemental accounts described in this section are referred to as issuing entity accounts.  Amounts maintained in issuing entity accounts may only be invested by the indenture trustee at the written direction of the issuing entity, without independent verification of its authority, in Permitted Investments.

Each month, distributions on the collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including the BAseries), and then allocated to the applicable series principal funding account, the interest funding account, the accumulation reserve account, the Class C reserve account and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in “—Deposit and Application of Funds.”

For the BAseries notes, the issuing entity will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the BAseries, which will have subaccounts for each tranche of notes of the BAseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the BAseries.

For the BAseries funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the BAseries notes when such payments are due.  Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months.  If interest on a note is not scheduled to be paid every month—for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly—the issuing entity will deposit accrued interest amounts funded from BAseries Available Funds into the interest funding subaccount for that note to be held until the interest is due.  See “—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available Funds to the Interest Funding Account.”

If the issuing entity anticipates that BAseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its expected principal payment date, the issuing entity may begin to apply BAseries Available Principal Amounts in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the expected principal payment date of that note.  However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, BAseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available, unless the amounts on deposit in the principal funding subaccount are prefunded amounts, in which case additional finance charge collections will be allocable to the collateral certificate and the BAseries and will be treated as BAseries Available Funds as described under “Deposit and Application of Funds for the BAseries—BAseries Available Funds” and “Master Trust II—Application of Collections” in this prospectus.

Derivative Agreements

Some notes may have the benefits of one or more derivative agreements, such as an interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), or a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) with various counterparties.  In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements.  Payments received from derivative counterparties with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as Available Funds for such series, class or tranche.  Funding or its affiliates may be derivative counterparties for any series, class or tranche of notes.

Sale of Credit Card Receivables

In addition to a sale of receivables following an insolvency of Funding, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II will sell credit card receivables, or interests therein, if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” are satisfied, and for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.  This sale will take place at the direction of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche.

Any sale of receivables for a subordinated tranche of notes in a multiple tranche series may be delayed until the senior classes of notes of the same series are prefunded, enough notes of senior classes are repaid, or new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series.  In a multiple tranche series, if a senior tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.  Proceeds from such sale will be immediately paid to the noteholders of the related tranche.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the related notes.  The nominal liquidation amount of such notes will be automatically reduced to zero upon such sale.  No more Available Principal Amounts or Available Funds will be allocated to those notes.  Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding principal amount of, plus any past due, accrued and additional interest on, such notes.  Such notes are no longer outstanding under the indenture once the sale occurs.

After giving effect to a sale of receivables for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche.  This deficiency can arise because the nominal liquidation amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest.  These types of deficiencies will not be reimbursed.

Sale of Credit Card Receivables for BAseries Notes

Credit card receivables may be sold upon the insolvency of Funding, upon an event of default and acceleration relating to a tranche of notes, and on the legal maturity date of a tranche of notes.  See “The Indenture—Events of Default” and “Master Trust II—Pay Out Events” in this prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II may sell credit card receivables in an amount up to the nominal liquidation amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default Remedies” are satisfied.  This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche.  However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•
the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including BAseries Available Funds and BAseries Available Principal Amounts allocable to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and amounts on deposit in the applicable subaccounts, may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66⅔% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of receivables for a subordinated tranche of notes will be delayed if the subordination provisions prevent payment of the accelerated tranche until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, in each case, to the extent that the accelerated tranche of notes is no longer needed to provide the required subordination for the senior classes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.  Proceeds from such a sale will be immediately paid to the noteholders of the related tranche.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made.  The nominal liquidation amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale.  After such sale, no more BAseries Available Principal Amounts or BAseries Available Funds will be allocated to that tranche.

If a tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes of the same series.  Tranches of notes that have directed sales of credit card receivables are not outstanding under the indenture.

After giving effect to a sale of receivables for a tranche of notes, the amount of proceeds may be less than the outstanding dollar principal amount of that tranche.  This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount.  These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Deposit and Application of Funds for the BAseries—Final Payment of the Notes” and that has caused a sale of receivables will be treated as BAseries Available Funds and be allocated as described in “—Application of BAseries Available Funds.”

Limited Recourse to the Issuing Entity; Security for the Notes

Only the portion of Available Funds and Available Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable issuing entity accounts, any applicable derivative agreement and proceeds of sales of credit card receivables provide the source of payment for principal of or interest on any series, class or tranche of notes.  Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement.  See “The Indenture—Issuing Entity Covenants” and “Master Trust II—Representations and Warranties” for a discussion of covenants regarding the perfection of security interests.  Each series, class or tranche of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

Series 2001‑D, and therefore the collateral certificate, is allocated a portion of collections of finance charge receivables, collections of principal receivables, its share of the payment obligation on the master trust II servicing fee and its share of defaults on principal receivables in master trust II based on the investor percentage.  The BAseries and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuing entity, but each series of notes (including the BAseries) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement.  Therefore, only a portion of the collections allocated to the collateral certificate are available to the BAseries.  Similarly, BAseries notes are entitled only to their allocable share of BAseries Available Funds, BAseries Available Principal Amounts, amounts on deposit in the applicable issuing entity accounts, any payments received from derivative counterparties (to the extent not included in BAseries Available Funds) and proceeds of the sale of credit card receivables by master trust II.  Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes of the BAseries is entitled to the benefits of only that portion of the issuing entity’s assets allocated to that tranche under the indenture and the BAseries indenture supplement.  Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement.

The Indenture

The Class A(2022-2) notes will be issued pursuant to the terms of the indenture and a related indenture supplement.  The following discussion and the discussions under “The Notes” in this prospectus summarize the material terms of the notes issued by the issuing entity, the indenture and the indenture supplements.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for the notes.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—The Bank of New York Mellon” for a description of The Bank of New York Mellon.

Under the terms of the indenture, the issuing entity has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture.  The indenture trustee has agreed to perform only those duties specifically set forth in the indenture.  Many of the duties of the indenture trustee are described throughout this prospectus.  Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate pursuant to the terms of the indenture;

•	to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the indenture;

•
to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral certificate.  The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent.  The indenture trustee is not responsible for any investment losses to the extent that they result from Permitted Investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders.  See “The Indenture—Events of Default Remedies.”  The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause master trust II to sell credit card receivables (see “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture.  In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

The issuing entity has agreed to pay the indenture trustee for all services rendered.  The issuing entity will also indemnify the indenture trustee for any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the administration of the issuing entity.  In certain instances, this indemnification will be higher in priority than payments to noteholders.  See “The Indenture—Events of Default Remedies.”

The indenture trustee may resign at any time.  The indenture trustee may be removed from any series, class or tranche of notes at any time by majority of the noteholders of that series, class or tranche.  The issuing entity may also remove the indenture trustee if, among other things, the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent.  In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

Any successor indenture trustee will execute and deliver to the issuing entity and its predecessor indenture trustee an instrument accepting such appointment.  The successor trustee must (1) be a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB‑ by Standard & Poor’s and at least BBB by Fitch.  The issuing entity may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

The issuing entity or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Owner Trustee

Wilmington Trust Company, a Delaware corporation with trust powers, is the owner trustee for the issuing entity.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BA Credit Card Trust” for a description of the ministerial nature of the owner trustee’s duties and “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—Wilmington Trust Company” for a description of Wilmington Trust Company.

The owner trustee will be indemnified from and against all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements of any kind arising out of, among other things, the trust agreement or any other related documents (or the enforcement thereof), the administration of the issuing entity’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or negligence, or (2) the inaccuracy of certain of its representations and warranties in the trust agreement.

The owner trustee may resign at any time by giving 30 days’ prior written notice to the beneficiary.  The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered by the beneficiary to the owner trustee.  The beneficiary must appoint a successor owner trustee.  If a successor owner trustee has not been appointed within 30 days after giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee.  This court‑appointed owner trustee will only act in such capacity until the time, if any, as a successor owner trustee is appointed by the beneficiary.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with the relevant provisions of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000), and (4) have (or have a parent which has) a rating of at least Baa3 by Moody’s, at least BBB‑ by Standard & Poor’s or, if not rated, otherwise satisfactory to each rating agency rating the outstanding notes.  The owner trustee or the beneficiary may also deem it necessary or prudent to appoint a co‑trustee or separate owner trustee for the owner trustee under the trust agreement.

Issuing Entity Covenants

The issuing entity will not, among other things:

•
claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•
permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof, or (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.

The issuing entity may not engage in any activity other than the activities described in “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BA Credit Card Trust” in this prospectus.  The issuing entity will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

The issuing entity will also covenant that if:

•
the issuing entity defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuing entity defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and any such default continues beyond any specified period of grace provided for such series, class or tranche of notes, the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest.  In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee.  If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

The issuing entity will be required to redeem in whole or in part, to the extent that funds are available for that purpose and, for subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event.  Early redemption events include the following:

•	for any tranche of notes, the occurrence of such note’s expected principal payment date;

•	each of the Pay Out Events applicable to Series 2001‑D, as described under “Master Trust II—Pay Out Events”;

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

•	for any series, class or tranche of notes, any additional early redemption event determined in connection with the issuance of such series, class or tranche of notes, as applicable.

In addition, for a tranche of BAseries notes, if for any date the amount of Excess Available Funds averaged over the three preceding calendar months is less than the Required Excess Available Funds for such date, an early redemption event for that tranche of BAseries notes will occur.

The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus accrued, past due and additional interest to but excluding the date of redemption, which will be the next payment date.  If the amount of Available Funds and Available Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, and any amounts payable to the issuing entity under any applicable derivative agreement, are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.  However, if so specified in the related prospectus, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ expected principal payment date.

No Available Principal Amounts will be allocated to a series, class or tranche of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full.  However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series, class or tranche of notes.  In addition, if Available Funds are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series, class or tranche resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or from charge‑offs for uncovered Investor Default Amounts.

The issuing entity will give notice to holders of the affected notes before an early redemption date.  An early redemption event relating to one series, class or tranche of notes will not necessarily be an early redemption event relating to any other series, class or tranche of notes.  The issuing entity will only be required to redeem each series, class or tranche of notes to which the early redemption event relates, and only to the extent described above.  For a discussion of the early redemption events applicable to the Class A(2022-2) notes, see “Prospectus Summary—Early Redemption of Notes.”

Events of Default

Each of the following events is an event of default for any affected series, class or tranche of notes:

•	for any tranche of notes, the issuing entity’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	for any tranche of notes, the issuing entity’s failure to pay the principal amount of such notes on the applicable legal maturity date;

•
the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60‑day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

•	for any series, class or tranche of notes, any additional events of default determined in connection with the issuance of such series, class or tranche of notes, as applicable.

Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default.  An event of default relating to one series, class or tranche of notes will not necessarily be an event of default relating to any other series, class or tranche of notes.  For a discussion of the events of default applicable to the Class A(2022-2) notes, see “Prospectus Summary—Events of Default.”  The remedies available upon the occurrence of an event of default, as described under “—Events of Default Remedies,” will be available only to a series, class or tranche of notes to which the event of default relates.

Events of Default Remedies

The occurrence of an event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes.  If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of that series, class or tranche may declare by written notice to the issuing entity the principal of all those outstanding notes to be immediately due and payable.  This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct master trust II to sell credit card receivables, in an amount up to the nominal liquidation amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

•
the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66⅔% of the aggregate outstanding dollar principal amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

In addition, a sale of receivables following the occurrence of an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” if the payment is not permitted by the subordination provisions of the senior notes of the same series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, the issuing entity will automatically direct master trust II to sell credit card receivables on that date, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Any money or other property collected by the indenture trustee for a series, class or tranche of notes in connection with a sale of credit card receivables following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•
first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuing entity;

•	second, to pay the amounts of interest and principal then due and unpaid on the notes of that series, class or tranche; and

•	third, any remaining amounts will be paid to the issuing entity.

If a sale of credit card receivables does not take place following an acceleration of a series, class or tranche of notes, then:

•
The issuing entity will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•
Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received from master trust II and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

•
If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement.  Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

•
On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct master trust II to sell credit card receivables as provided in the applicable indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee.  However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability.  The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity.  Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity, Funding or master trust II any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time.  The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche.  In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.

The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.  For a description of the noteholders’ actions and voting as they relate to master trust II, see “Risk Factors—Transaction Structure Risks—You may have limited or no ability to control actions under the indenture and the master trust II agreement.  This may result in, among other things, accelerated payment of principal when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal,” “Master Trust II—Pay Out Events,” “—Representations and Warranties,” “—Servicer Default” and “—Amendments to the Master Trust II Agreement.”

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by the issuing entity, Funding or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

The issuing entity and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series, class or tranche of notes (as described under “The Notes—Issuances of New Series, Classes and Tranches of Notes”) and to set forth the terms thereof.

In addition, upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by the issuing entity to the indenture trustee of an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•	evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

•
add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series, classes or tranches;

•
cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or make any other provisions for matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series, class or tranche;

•
provide for the acceptance of a successor indenture trustee under the indenture for one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default relating to the notes of any or all series, classes or tranches;

•
provide for the consolidation of master trust II and the issuing entity or the transfer of assets in master trust II to the issuing entity after the termination of all series of master trust II investor certificates (other than Series 2001‑D);

•
if one or more transferors are added to, or replaced under, the master trust II agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

•	provide for additional or alternative credit enhancement for any tranche of notes; or

•	qualify for sale treatment under generally accepted accounting principles.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes, and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

The issuing entity and the indenture trustee, upon delivery of a master trust II tax opinion and issuing entity tax opinion, as described under “—Tax Opinions for Amendments,” may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66⅔% of the outstanding dollar principal amount of each class or tranche of notes affected by that modification or amendment.  However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note, or the expected principal payment date or legal maturity date of any note;

•
a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•
a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•
a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuing entity’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated for any series, class or tranche of notes where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series, class or tranche, may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement relating to notes of that series, class or tranche.  However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, any indenture supplement or the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

•
for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by master trust II, and (3) following the amendment, master trust II will not be an association, or publicly traded partnership, taxable as a corporation; and

•
for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

Addresses for Notices

Notices to holders of the Class A(2022-2) notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuing Entity’s Annual Compliance Statement

The issuing entity will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes.  The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes, including the Class A(2022-2) notes, and the collateral securing the notes will be filed with the SEC.  These reports will be delivered to the master trust II trustee and the indenture trustee, as applicable, on or before each Transfer Date.  These reports will not be sent to noteholders.  See “Where You Can Find More Information” for information as to how these reports may be accessed.

Monthly reports, which will be prepared by BANA as servicer of master trust II, will contain the following information regarding Series 2001‑D for the related month:

•	the amount of the current monthly distribution which constitutes Available Funds;

•	the amount of the current monthly distribution which constitutes principal collections;

•	the aggregate amount of principal collections processed during the related monthly period and allocated to Series 2001‑D;

•	the aggregate amount of collections of finance charge receivables processed during the related monthly period and allocated to Series 2001‑D;

•	the aggregate amount of principal receivables in master trust II as of the end of the day on the last day of the related monthly period;

•	the amount of principal receivables in master trust II represented by the Investor Interest of Series 2001‑D as of the end of the day on the last day of the related monthly period;

•	the floating allocation investor interest (as defined in the master trust II agreement) as of the end of the day on the last day of the related monthly period;

•	the principal allocation investor interest (as defined in the master trust II agreement) as of the end of the day on the last day of the related monthly period;

•	the floating investor percentage for Series 2001‑D for the related monthly period;

•	the principal investor percentage for Series 2001‑D for the related monthly period;

•	the aggregate amount of shared principal collections applied as available investor principal collections;

•	the aggregate amount of outstanding balances in the accounts consisting of the Master Trust II Portfolio which were delinquent as of the end of the day on the last day of the related monthly period;

•	the Aggregate Class D Investor Default Amount and the Aggregate Investor Default Amount for the related monthly period;

•	the amount of the Investor Servicing Fee payable by master trust II to the servicer for the related monthly period;

•	the amount of the Net Servicing Fee payable by master trust II to the servicer for the related monthly period;

•	the amount of the servicer interchange payable by master trust II to the servicer for the related monthly period;

•	any material breaches of pool asset representations and warranties or transaction covenants, if applicable;

•
any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time, if applicable; and

•	any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, to acquire new pool assets, if applicable.

Monthly reports, which will be prepared by BANA as servicer, will contain the following information for each tranche of BAseries notes for the related month:

•	targeted deposits to interest funding subaccounts;

•	interest to be paid on the corresponding Distribution Date;

•	targeted deposits to Class C reserve subaccounts, if any;

•	withdrawals to be made from Class C reserve subaccounts, if any;

•	targeted deposits to principal funding subaccounts;

•	principal to be paid on the Distribution Date, if any;

•	stated principal amount, outstanding dollar principal amount and nominal liquidation amount for the related monthly period;

•	Class A Usage of Class B Required Subordinated Amount and Class A Usage of Class C Required Subordinated Amount;

•	Class B Usage of Class C Required Subordinated Amount;

•	the nominal liquidation amount for each tranche of BAseries notes outstanding;

•	Excess Available Funds and three‑month average Excess Available Funds;

•	the occurrence of any early redemption events;

•	payments to enhancement providers, if any; and

•	any new issuances of BAseries notes as applicable.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.  See “Federal Income Tax Consequences” in this prospectus.

BANA’s Credit Card Activities

General

The receivables conveyed or to be conveyed to master trust II by Funding pursuant to the master trust II agreement have been or will be generated from transactions made by holders of selected MasterCard and Visa credit card accounts from the portfolio of MasterCard and Visa accounts owned by BANA, called the Bank Portfolio.  BANA currently services the Bank Portfolio in the manner described below.  Certain data processing and administrative functions associated with servicing the Bank Portfolio have been delegated by BANA to its direct subsidiary, Card Processing Reseller.  Card Processing Reseller and Total System Services, Inc. are parties to a Master Services Agreement under which Total System Services, Inc. has agreed to provide those same data processing and administrative functions to Card Processing Reseller.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates.”

Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts

BANA primarily leverages its banking centers, ecommerce, direct mail, and partner channels (such as in‑store retail marketing) to market Bank of America branded and affinity credit card products.  BANA develops numerous campaigns throughout the year to generate new accounts and promote usage of existing accounts.  BANA conducts ecommerce marketing through a combination of banner, e‑mail, search engine, third party and other advertisements.

In addition, BANA markets its affinity credit card products through endorsements from membership associations, commercial firms and others.  These marketing efforts are directed to members and customers of these endorsing organizations, and to targeted lists of people with a strong common interest.

The credit risk of lending to each applicant is evaluated primarily through the combination of various automated credit scoring models, credit bureau criteria, other statistical techniques and, in a limited number of cases, human judgment.  For credit card credit determinations, BANA considers an applicant’s capacity and willingness to repay, based on credit history, the depth and number of existing relationships with BANA and other factors.  Important information in performing this credit assessment may include an applicant’s income, financial obligations, debt‑to‑income levels, the rate at which new credit is being acquired, and the manner in which the applicant has handled the repayment of previously granted credit.  An applicant who has favorable credit capacity and credit history characteristics is more likely to be approved and to receive a relatively higher credit line assignment.  BANA develops credit scoring models using statistical methods to evaluate common applicant characteristics and their correlation to credit risk and to assist in making credit decisions.  The scoring models use the information available about the applicant on his or her application and in his or her credit report to provide a general indication of the applicant’s credit risk.  Periodically, the scoring models are validated and, if necessary, realigned to maintain their accuracy and reliability.

As stated, BANA currently utilizes primarily automated underwriting in evaluating applications for credit.  Automated credit decisions are primarily based upon credit scoring models, credit bureau criteria, and application information that assess the applicant’s ability, stability, and willingness to pay debt.  In the limited number of cases where a discretionary review by a credit analyst is used, that review is generally combined with automated decision data as well as, when appropriate, direct outreach to the applicant to further develop the application information.

To the extent that a credit analyst makes a decision, further levels of review are automatically triggered based on an analysis of the risk of each decision.  This analysis is derived from previous experiential data and makes use of credit scores and other statistical techniques.  Credit analysts also review applications obtained through pre‑approved offers to ensure adherence to credit standards and assign an appropriate credit limit as an additional approach to managing credit risk.

Credit limits are primarily determined based on income level, customer credit bureau history, and relationship information, if applicable.  Credit lines for existing customers are regularly reviewed.  BANA’s Portfolio Risk Management division independently assesses credit quality through review of new and existing extensions of credit and trend reporting to ensure quality and consistency.

BANA and its affiliates have made portfolio acquisitions in the past and may make additional acquisitions in the future.  Prior to acquiring a portfolio, BANA reviews the historical performance and seasoning of the portfolio (including the portfolio’s delinquency and loss characteristics, average balances, attrition rates, yield and collection performance) and reviews the account management and underwriting policies and procedures of the entity selling the portfolio.  Credit card accounts that have been purchased by BANA were originally opened using criteria established by institutions other than BANA and may not have been subject to the same credit review as accounts originated by BANA.  Once these accounts have been purchased and transferred to BANA for servicing, they are generally managed in accordance with the same policies and procedures as accounts originated by BANA.  It is expected that credit card accounts from these portfolios may be added to master trust II from time to time.

Each cardholder is subject to an agreement with BANA setting forth the terms and conditions of the related MasterCard or Visa account.  BANA reserves the right to add or to change any terms, conditions, services or features of its MasterCard or Visa accounts at any time by following the change‑in‑terms requirements of applicable federal and North Carolina state law (which may permit the customer to reject increases to certain rates, fees and other charges).  Changes may include increasing or decreasing periodic rates, fees and other payment terms.  If a cardholder rejects a change in account terms, that account may be closed.  See “Risk Factors—Other Legal and Regulatory Risks—Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in an acceleration of, or reduction in, payments on your notes” and “Consumer Protection Laws” in this prospectus for a description of the potential effects of legal restrictions on BANA’s ability to add or change account terms.

Card Processing Reseller and Total System Services, Inc.

In July 2012, FIA and Total System Services, Inc. entered into a Master Services Agreement, pursuant to which Total System Services, Inc. agreed to provide certain credit card processing services to FIA and to which BANA succeeded on the Merger Date.  These services include information and data processing, payment processing and reporting, statement rendering, card issuance, fulfillment operations and network services.  BANA has assigned all of its rights and obligations under the Master Services Agreement to Card Processing Reseller, its direct, wholly‑owned subsidiary, and has delegated the aforementioned credit card processing services applicable to the servicing of the credit card receivables in master trust II to Card Processing Reseller pursuant to that certain Delegation of Servicing Activities Agreement, dated as of February 9, 2015, between BANA and Card Processing Reseller.  Total System Services, Inc.’s data network provides an interface to MasterCard and Visa for performing authorizations and settlement funds transfers.  Most data processing and network functions are performed at Total System Services, Inc.’s facilities in Georgia.  If Total System Services, Inc. were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services Total System Services, Inc. currently provides could be time‑consuming.  As a result, delays in payments to noteholders could occur.

Interchange

Issuing banks participating in the Visa and MasterCard networks receive certain fees called interchange from acquiring banks, which clear transactions for merchants.  Acquiring banks typically incorporate interchange into the fees (commonly referred to as the discount rate) they assess to merchants for each transaction processed.  Interchange partially reimburses issuing banks for the activities they perform, including but not limited to enabling credit card transactions, funding receivables for a limited period prior to initial billing, absorbing fraud losses and delivering network and card benefits to merchants and consumers.  Default interchange rates are typically set by each payment network.  The fees are passed by the payment networks between the acquiring banks and the issuing banks, and can vary by transaction based on the type of card used, the type of merchant, and other factors set by each payment network.  Interchange fees may be a flat amount (e.g., $0.50 per transaction), an ad valorem amount (e.g., 1.0% of the transaction amount) or a combination of the two (e.g., 1.0% of the transaction amount plus $0.10 per transaction).  The percentage of interchange attributed to cardholder charges for goods and services in the related accounts in master trust II will be transferred from BANA, through Funding, to master trust II.  This interchange will be allocated to each series of master trust II investor certificates based on its respective pro rata portion (as measured by such series’ Investor Interest) of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard and Visa credit card accounts owned by BANA, as reasonably estimated by BANA.  MasterCard and Visa may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.  Interchange will be treated as collections of finance charge receivables.  Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date.  See “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus.

BANA’s Credit Card Portfolio

BANA engages in the marketing of Bank of America branded credit card products, endorsement marketing in the form of affinity card products, targeted direct response marketing and portfolio acquisitions.  For a description of BANA’s marketing, underwriting and credit risk control policies, see “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts.”

Billing and Payments

BANA, acting through its direct subsidiary Card Processing Reseller (which in turn has retained Total System Services, Inc. for the provision of such services), generates and provides to cardholders monthly statements summarizing account activity and processes cardholder monthly payments.

Cardholders generally are required to make a monthly minimum payment at least equal to (i) interest and late fees assessed that month plus 1% of the current principal balance or (ii) $25, whichever is greater.

Periodic finance charges on purchases, which are assessed monthly, are calculated by multiplying the account’s average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle.  Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later.  Periodic finance charges are generally not assessed on new purchases or purchase balances from previous billing cycles if all balances shown on the two previous billing statements are paid by their respective due dates.  Payment due dates are generally 25 days after their respective billing dates.

The finance charges, which are assessed monthly on cash advances and balance transfers, are calculated by multiplying the account’s average cash advance and balance transfer balances by the applicable daily periodic rates, and multiplying the result by the number of days in the billing cycle.  Finance charges are calculated on cash advances and balance transfers from the date of the transaction.  Currently, BANA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

BANA assesses fees on its credit card accounts which may include late fees, returned check charges, cash advance and check fees and fees for certain purchase transactions.  These fees are a significant part of income generated by the credit card accounts.  Pursuant to the CARD Act, BANA has reduced and limited the amount of any penalty fees or charges for credit card accounts pursuant to guidance and safe harbors set by the CFPB.  See “Risk Factors—Other Legal and Regulatory Risks—Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in an acceleration of, or reduction in, payments on your notes” in this prospectus for a more complete description of the CARD Act and the risks associated with it.

Risk Control and Fraud

BANA manages risk at the account level through sophisticated analytical techniques combined with regular judgmental review.  High risk transactions are evaluated at the point of sale, where risk levels are balanced with profitability and cardholder satisfaction.  In addition, cardholders showing signs of financial stress are periodically reviewed, a process that includes an examination of the cardholder’s credit file, the cardholder’s behavior with BANA accounts, and, at times, a phone call to the cardholder for clarification of the situation.  BANA may block use of certain accounts, reduce credit lines on certain accounts, and increase the annual percentage rates on certain accounts (in compliance with applicable law).

A balanced approach is also used when stimulating portfolio growth.  Risk levels are measured through statistical models that incorporate payment behavior, credit usage and transaction activity.  In addition, credit bureau scores and attributes are obtained and combined with internal information to allow BANA to increase credit lines and promote account usage while balancing additional risk.

BANA manages fraud risk through a combination of judgmental reviews and sophisticated technology to detect and prevent fraud as early as possible.  Technologies and strategies utilized include a neural net‑based fraud score, expert systems and fraud specified authorization strategies.  Address and other demographic discrepancies are investigated as part of the credit decision to identify and prevent identity theft.

Delinquencies and Collection Efforts

An account is contractually delinquent if the minimum payment is not received by the due date indicated on the monthly billing statement.  For collection purposes, however, an account will begin receiving collection treatment based on the number of days that have elapsed since the due date reflected in the respective monthly billing statement, as well as risk, status, balance and other factors.  Efforts to collect delinquent credit card receivables currently are made by BANA’s Consumer Credit Assistance personnel, first party and third party agencies.  Collection activities include statement messages, telephone calls, text messages, e-mails and formal collection letters.  BANA employs a proprietary system for collecting past due accounts.

Charge‑Off Policy

BANA charges off credit card accounts (i) at the earlier of (a) the end of the month the account is 180 days past due or (b) within 57 days of the account being statused bankrupt or deceased; (ii) if we receive a check returned as a result of insufficient funds and the account, as a result, will be greater than 180 days or more past due, we will charge the account off within three days; (iii) within 10 business days of the final expected or received payment for accounts that have entered into settlement arrangements; or (iv) at the end of the calendar month of the 90th day after an account/transaction is identified as fraudulent.  In addition, accounts that are on fixed repayment programs and that have not paid off or been charged off during the 60 month fixed repayment program term are subject to accelerated charge-off criteria.  These accounts will be charged off at any stage of delinquency if they miss any two payments after the 60 month term, effective June 1, 2012.  Also, any account that is enrolled in a fixed repayment program effective July 1, 2012 forward, will be charged off as follows: (i) accounts that are less than or equal to 90 days past due at the end of a month in which they are enrolled in the fixed repayment program will be charged off if they become 120 days past due at the end of any subsequent month; (ii) accounts that are 120 days or more past due at the end of the month in which they are enrolled in the fixed repayment program, and not subsequently re-aged or paid up-to-date, will be charged off at the end of any subsequent month in which they miss one payment and end the month at a stage of delinquency greater than when they began the month; and (iii) accounts that are 120 days or more past due at the end of the month in which they are enrolled in the fixed repayment program, and are subsequently re-aged or paid up-to-date, will be charged off if they become 120 days past due at the end of any subsequent month.  Secured accounts will be charged off at the end of the month in which they become 60 days past due.  BANA does not currently sell charged off accounts to third parties.

Renegotiated Loans and Re‑Aged Accounts

BANA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing their interest rate, and/or providing a reduction to their monthly payment requirement.  When accounts are classified as nonaccrual, interest is no longer billed to the cardholder.  In future periods, when a payment is received, it is recorded as a reduction of the interest and fee amount that was billed to the cardholder prior to placing the account on nonaccrual status.  Once the original interest and fee amount or subsequent fees have been paid, payments are recorded as a reduction of principal.  Other restructured loans are loans for which the interest rate was reduced or loans that have received any other type of concession in terms because of the inability of the cardholder to comply with the original terms and conditions.  Interest is accrued at the reduced rate until the cardholder pays in full or the account is charged off.  In addition, accounts not receiving payment concessions may be re‑aged to remove existing delinquency.  Generally, the intent of this kind of re‑age is to assist cardholders who have recently overcome temporary financial difficulties, and have demonstrated both the ability and willingness to resume regular payments, but may be unable to pay the entire past due amount.  To qualify for this kind of re‑age, the cardholder must have made at least three regular minimum monthly payments within the last three billing cycles, the account must have been open for at least nine months, and cannot have been re‑aged during the preceding 365 days.  An account may receive a re‑age of this kind two times in a five‑year period.  In addition, BANA may re‑age the account of a cardholder who is experiencing long‑term financial difficulties and who has been given modified concessionary terms and conditions to their account.  Such additional re‑ages are limited to one during the life of the account.  Also, the re‑age must meet the qualifications for re‑ages described above, except that the cardholder’s three consecutive minimum monthly payments will be based on the modified terms and conditions applied to the account and must be made after the account has been given modified concessionary terms and conditions.  All re‑age strategies are approved by BANA’s senior management and BANA’s corporate compliance team.  Re‑ages may have the effect of delaying charge‑offs.  If charge‑offs are delayed, certain events related to the performance of the receivables, such as Pay Out Events, events of default and early redemption events, may be delayed, resulting in the delay of principal payments to noteholders.  See “The Notes—Early Redemption of Notes,” “The Indenture—Early Redemption Events,” “—Events of Default,” “—Events of Default Remedies” and “Master Trust II—Pay Out Events.”

Receivables Transfer Agreements Generally

BANA originates and owns credit card accounts from which it has sold, and may continue to sell, certain receivables to Funding.  These receivables have been, and will be, sold pursuant to a receivables purchase agreement between BANA and Funding.  As described below under “Master Trust II—The Receivables” and “—Addition of Master Trust II Assets,” Funding has the right (or in certain circumstances, the obligation) to designate to master trust II, from time to time, additional credit card accounts for the related receivables to be included as receivables transferred to master trust II.  Funding will convey to master trust II its interest in all receivables of such additional credit card accounts, whether such receivables are then existing or thereafter created, pursuant to the master trust II agreement.

The Receivables Purchase Agreement

Sale of Receivables

BANA is the owner of the accounts which generate the receivables that are purchased by the transferor under the receivables purchase agreement between BANA and Funding and then transferred by Funding to master trust II.  In connection with the sale of receivables to Funding, BANA (and, prior to the BACCS Removal Date, as appropriate, BACCS) has:

•	filed appropriate UCC financing statements to evidence the sale to Funding and to perfect Funding’s right, title and interest in those receivables; and

•	indicated in its computer files that the receivables have been sold to Funding.

Pursuant to the receivables purchase agreement:

•
BANA (and, prior to the BACCS Removal Date, BACCS) sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut‑off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•
BANA will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in master trust II and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Pursuant to the master trust II agreement, those receivables are then transferred immediately by Funding, subject to certain conditions, to master trust II, and Funding has assigned to master trust II its rights under the receivables purchase agreement.

Representations and Warranties

In the receivables purchase agreement, BANA represents and warrants to Funding to the effect that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•
the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which BANA is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to BANA; and

•
all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by BANA in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Prior to the BACCS Removal Date, BACCS made similar representations and warranties to Funding.  For so long as the receivables purchase agreement remains in effect, such representations and warranties made by BACCS will be in effect and enforceable against BANA, as assignee of all of BACCS’s rights and obligations under the receivables purchase agreement, such assignment having been given effect on the BACCS Removal Date.

Repurchase Obligations

In the receivables purchase agreement, BANA makes the following representations and warranties, among others:

•
as of July 8, 2015 with respect to the initial accounts, and as of the date of designation for sale to Funding with respect to additional accounts, the list of accounts identifies all accounts the receivables of which are to be sold by BANA to Funding;

•	each receivable conveyed to Funding has been conveyed free and clear of any lien or encumbrance, other than liens for municipal and other local taxes;

•
all government authorizations, consents, orders, approvals, registrations or declarations required in connection with BANA’s sale of receivables to Funding have been duly obtained, effected or given and are in full force and effect;

•	on the date of designation for inclusion in master trust II, each account is an Eligible Account;

•
as of July 8, 2015, each receivable then existing in an initial account is an Eligible Receivable and, on the applicable additional cut‑off date, each receivable then existing in the related additional account is an Eligible Receivable; and

•	as of the date of the creation of any new receivable sold to Funding by BANA, such receivable is an Eligible Receivable.

Prior to the BACCS Removal Date, BACCS made similar representations and warranties to Funding relating to receivables that were then transferred by Funding to master trust II.  For so long as such receivables are assets of master trust II, such representations and warranties made by BACCS regarding those receivables will be in effect and enforceable against BANA, as assignee of all of BACCS’s rights and obligations under the receivables purchase agreement, such assignment having been given effect on the BACCS Removal Date.

Similar representations and warranties are made by Funding under the master trust II agreement.  The receivables purchase agreement provides that if BANA breaches any of the representations and warranties described above (or if the similar representations and warranties made by BACCS prior to the BACCS Removal Date are breached) and, as a result, Funding is required under the master trust II agreement to accept a reassignment of the related ineligible receivables transferred to master trust II by Funding, then BANA will accept reassignment of such ineligible receivables and pay to Funding an amount equal to the unpaid balance of such ineligible receivables.  For a description of Funding’s obligations under the master trust II agreement to accept reassignment of ineligible receivables transferred to master trust II by Funding and how master trust II is compensated in such cases, see “Master Trust II—Representations and Warranties.”

Reassignment of Other Receivables

BANA also represents and warrants in the receivables purchase agreement that (a) the receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of BANA and (b) the receivables purchase agreement and any supplemental conveyance constitute a valid sale to Funding of the related receivables, and that the sale is perfected under the applicable UCC.

Prior to the BACCS Removal Date, BACCS made similar representations and warranties to Funding relating to receivables that were then transferred by Funding to master trust II.  For so long as such receivables are assets of master trust II, such representations and warranties made by BACCS regarding those receivables will be in effect and enforceable against BANA, as assignee of all of BACCS’s rights and obligations under the receivables purchase agreement, such assignment having been given effect on the BACCS Removal Date.

If either of the representations described in (a) or (b) of the second preceding paragraph is not true and correct in any material respect and as a result of such breach Funding is required under the master trust II agreement to accept a reassignment of all of the receivables previously sold to it by BANA (or, prior to the BACCS Removal Date, by BACCS) pursuant to the receivables purchase agreement, BANA will accept a reassignment of those receivables.  If BANA is required to accept reassignment under the second preceding paragraph, BANA will pay to Funding an amount equal to the unpaid balance of the reassigned receivables.  For a description of Funding’s obligations under the master trust II agreement to accept reassignment of reassigned receivables transferred to master trust II by Funding and how master trust II is compensated in such cases, see “Master Trust II—Representations and Warranties.”

Amendments

The receivables purchase agreement may be amended by BANA and Funding without consent of any investor certificateholders or noteholders.  No amendment, however, may be effective unless written confirmation has been received by Funding from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any securities issued by master trust II.

Termination

The receivables purchase agreement will terminate upon either (a) the termination of master trust II pursuant to the master trust II agreement, or (b) an amendment to the master trust II agreement to replace Funding as transferor under the master trust II agreement.  In addition, if BANA or Funding becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, BANA will cease to transfer receivables to Funding and promptly give notice of that event to Funding and the master trust II trustee.

Master Trust II

The following discussion summarizes the material terms of the master trust II agreement—originally dated August 4, 1994 and as most recently amended and restated as of December 17, 2015, among BANA, as servicer, Funding, as transferor, and The Bank of New York Mellon, as master trust II trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the master trust II agreement—and the series supplements to the master trust II agreement.

General

Master trust II has been formed in accordance with the laws of the State of Delaware.  Master trust II is governed by the master trust II agreement.  Master trust II will only engage in the following business activities:

•	acquiring and holding master trust II assets;

•	issuing series of certificates and other interests in master trust II;

•	receiving collections and making payments on Series 2001‑D, other series of investor certificates, and other interests in master trust II; and

•	engaging in related activities (including, for any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

As a consequence, master trust II is not expected to have any need for additional capital resources other than the assets of master trust II.

Master Trust II Trustee

The Bank of New York Mellon, a New York banking corporation, is the master trust II trustee under the master trust II agreement.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—The Bank of New York Mellon” for a description of The Bank of New York Mellon.  The master trust II trustee, BANA, Funding and any of their respective affiliates may hold certificates in their own names.  For purposes of meeting the legal requirements of certain local jurisdictions, the master trust II trustee will have the power to appoint a co‑master trust II trustee or separate master trust II trustees of all or any part of master trust II.  In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust II trustee by the master trust II agreement will be conferred or imposed upon the master trust II trustee and such separate trustee or co‑trustee jointly, or, in any jurisdiction in which the master trust II trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co‑trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust II trustee.

Under the terms of the master trust II agreement, the servicer agrees to pay to the master trust II trustee reasonable compensation for performance of its duties under the master trust II agreement.  The master trust II trustee has agreed to perform only those duties specifically set forth in the master trust II agreement.  Many of the duties of the master trust II trustee are described in “Master Trust II” and throughout this prospectus.  Under the terms of the master trust II agreement, the master trust II trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the master trust II trustee, as required under the master trust II agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from master trust II;

•	to establish and maintain necessary master trust II accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust II accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the master trust II agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of master trust II;

•	to cause a sale of receivables on the legal maturity date of any accelerated tranche of notes; and

•	to perform certain other administrative functions identified in the master trust II agreement.

In addition to the responsibilities described above, the master trust II trustee has the discretion to require Funding to cure a potential Pay Out Event and to declare a Pay Out Event.  See “Master Trust II—Pay Out Events.”

If a servicer default occurs, in addition to the responsibilities described above, the master trust II trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the master trust II agreement.  See “Master Trust II—Servicer Default.”  In addition, if a servicer default occurs, the master trust II trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the master trust II agreement by a suit, action or other judicial proceeding.

The master trust II trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust II trustee was not negligent.  The master trust II trustee may resign at any time, and it may be forced to resign if the master trust II trustee fails to meet the eligibility requirements specified in the master trust II agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the master trust II agreement.

The master trust II trustee may resign at any time, in which event the transferor will be obligated to appoint a successor master trust II trustee.  The transferor may also remove the master trust II trustee if the master trust II trustee ceases to be eligible to continue as such under the master trust II agreement or if the master trust II trustee becomes insolvent.  In such circumstances, the transferor will be obligated to appoint a successor master trust II trustee.  Any resignation or removal of the master trust II trustee and appointment of a successor master trust II trustee does not become effective until acceptance of the appointment by the successor master trust II trustee.

Any successor trustee will execute and deliver to the transferor, BANA and its predecessor master trust II trustee an instrument accepting the appointment.  Any successor trustee must: (1) be a corporation organized and doing business under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a long‑term unsecured debt rating of at least Baa3 by Moody’s, BBB‑ by Standard & Poor’s and BBB by Fitch; (4) have, in the case of an entity that is subject to risk‑based capital adequacy requirements, risk‑based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk‑based capital adequacy requirements, have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; (5) be approved by Standard & Poor’s to act as the master trust II trustee; (6) service a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts; (7) be legally qualified and have the capacity to service the Master Trust II Portfolio; (8) be qualified (or licensed) to use the software that the servicer is then currently using to service the Master Trust II Portfolio or obtains the right to use, or has its own, software which is adequate to perform its duties under the master trust II agreement; (9) have, in the reasonable judgment of the master trust II trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care; and (10) have a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

The master trust II trustee may appoint one or more co‑trustees and vest in that co‑trustee or those co‑trustees, for the benefit of the certificateholders, such title to the assets in master trust II or part thereof.  No co‑trustee appointed in such manner will be subject to the eligibility requirements discussed in the preceding paragraph.

The servicer has agreed to pay the master trust II trustee’s fees and expenses.  The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust II account.  See “The Indenture—Events of Default Remedies.”

The Receivables

The Master Trust II Portfolio consists of receivables which arise in credit card accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut‑Off Date or, for additional accounts, as of the date of their designation.  The receivables in master trust II may include receivables that are contractually delinquent.  Funding will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to master trust II all receivables of such additional accounts, whether such receivables are then existing or thereafter created.

Funding, as transferor, will be required to designate additional credit card accounts, to the extent available:

(a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period; and

(b) to maintain, for so long as master trust II investor certificates of any series (including Series 2001‑D) remain outstanding, and as measured on each record date, an aggregate amount of principal receivables equal to or greater than the Minimum Aggregate Principal Receivables.  Any additional credit card accounts designated by Funding must meet certain eligibility requirements on the date of designation.

Funding’s obligation to maintain the Transferor Interest so that it equals or exceeds the Minimum Transferor Interest and BANA’s obligation to comply with the U.S. risk retention rules are independent obligations and are determined differently.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—BANA and Affiliates—Credit Risk Retention” for a description of BANA’s obligation to comply with the U.S. risk retention rules and how its baseline risk retention requirement is determined.

Funding also has the right (subject to certain limitations and conditions) to require the master trust II trustee to reconvey all receivables in credit card accounts designated by Funding for removal, whether such receivables are then existing or thereafter created.  Once a credit card account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

Throughout the term of master trust II, the credit card accounts from which the receivables arise will be the credit card accounts designated by Funding on the Cut‑Off Date plus any additional credit card accounts minus any removed credit card accounts.  For each series of certificates issued by master trust II, Funding will represent and warrant to master trust II that, as of the date of issuance of the related series and the date receivables are conveyed to master trust II, such receivables meet certain eligibility requirements.  See “—Representations and Warranties” below.

With 30 days’ prior written notice to the servicer, the master trust II trustee and each rating agency, Funding may designate a percentage (referred to as the discount percentage), which may be a fixed percentage or a variable percentage based on a formula, of the amount of principal receivables to be treated after such designation, or for the period specified, as finance charge receivables, so long as:

•
Funding delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of Funding, the designation of the discount percentage will not cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event; and

•
written confirmation that the designation of the discount percentage will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series of investor certificates.

After satisfaction of these conditions, the product of the discount percentage and newly‑generated principal receivables will be treated as finance charge receivables and referred to as discount option receivables, and in processing collections of principal receivables, the product of the discounted percentage and collections of principal receivables will be treated as collections of finance charge receivables.

Review of Receivables in Master Trust II Portfolio

General

As required by Rule 193 under the Securities Act of 1933, Funding has performed a review of the receivables in the Master Trust II Portfolio and the disclosure relating to those receivables included in this prospectus, including the information provided in Annex I to this prospectus.  The review was designed and effected to provide reasonable assurance that the disclosure regarding those receivables is accurate in all material respects.

The review process, which is conducted by Funding and its affiliates as described further below, involves (i) the review of information relating to the underwriting process and credit and risk controls for the related accounts, (ii) the periodic review of internal data systems, financial processes and controls, (iii) the review of information regarding the historical performance and current composition of the receivables presented in this prospectus and (iv) the review of qualitative or factual disclosure regarding the receivables presented in this prospectus.

Oversight of Underwriting, Credit and Risk Controls

The underwriting and credit authorization processes applicable to BANA’s accounts are described under “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts” in this prospectus.  BANA’s risk evaluation processes are described under “BANA’s Credit Card Portfolio—Risk Control and Fraud” in this prospectus.  BANA regularly monitors compliance with established underwriting and credit policies and procedures and risk controls, including monitoring, periodic review and validation of models that govern automated credit approval decisions as well as supplementary subjective review and approval policies. These policies, procedures and controls are overseen by committees at the board, management and line of business levels.  These committees are responsible, among other things, for approval of new or significant changes to BANA’s consumer credit policies; monitoring business credit risk metrics; establishing and ensuring adherence to operational risk limits for BANA; assessing consumer credit risk performance and asset quality against all business credit risk metrics, performance trends and key risk indicators; identifying emerging risks impacting consumer credit risk; and reviewing key risk issues identified during internal audits, credit review, regulatory examinations and internal responses to these issues.

BANA relies, primarily, on models that apply statistical, economic, financial and mathematical techniques and assumptions to provide quantitative estimates contributive to BANA’s credit approval decisions.  The design, development and use of these models by BANA are subject to oversight and review by model risk governance, which is provided by the board of directors, acting through its committees, the chief model risk officer, appropriate line of business model risk officers and senior management.  Model risk management for BANA, which reports to the Consumer Banking Division’s model risk officer, is responsible for establishing procedures that support BANA’s Enterprise Model Risk Policy and verifying that required model risk controls, as specified by the Enterprise Model Risk Policy and Model Risk Control Procedures, are implemented and maintained.  Additionally, BAC’s Enterprise Model Risk Management committee conducts ongoing monitoring and periodic reviews to ensure that models are performing within the benchmarks established by the Enterprise Model Risk Policy.  Model risk management for BANA evaluates the results of model performance validation and develops remediation plans for models that do not satisfy Enterprise Model Risk Policy guidelines.

Corporate Audit is responsible for assessing the overall effectiveness of the risk management framework applicable to BANA and evaluating credit, operational, and model risk.  Corporate Audit participates in governance routines and routinely tests and evaluates BANA risk practices.

Internal Data Systems, Financial Processes and Controls

Funding’s review of the receivables in the Master Trust II Portfolio is supported by BANA’s extensive control processes used in the day‑to‑day operation of its credit card business.  These controls include financial reporting controls, regular monitoring, assessment and testing of key internal and third party business functions, including account origination, servicing and systems processing, and controls to verify compliance with procedures.

Monitoring of the accounts and receivables is effected through an integrated network of computer systems.  These systems are used to verify that information about the accounts and receivables is accurately captured and securely maintained by BANA and its affiliates.  The systems are periodically reviewed to provide reasonable assurance regarding the integrity, accuracy and completeness of the captured information.  Data maintained by these computer systems facilitates management’s assessments of the accuracy and integrity of BANA’s account‑level and pool asset data.

Quantitative Asset Pool Review

Funding and its affiliates use information generated by computer systems maintained by BANA and its subsidiaries and Total System Services, Inc. to create reports used to populate the tables included in this prospectus.  Funding, with the assistance of a third party, reviews the financial and other quantitative information on the receivables and the accounts presented in those tables to compare the data presented with the reports generated by BANA’s computer systems and certain recalculations are performed.  Funding determined the nature, extent and timing of the review and the level of assistance provided by the third party.  Funding assumes responsibility for the review and attributes all findings and conclusions of the review to itself.

Review of Qualitative or Factual Disclosure

Disclosure in this prospectus consisting of qualitative or factual information regarding the receivables in the Master Trust II Portfolio was reviewed and approved by those officers and employees of Funding and its affiliates who are knowledgeable about such information.

Conclusion of Review

Funding has concluded that the review described above provides reasonable assurance that the disclosure regarding the receivables in the Master Trust II Portfolio in this prospectus, including the information provided in Annex I to this prospectus, is accurate in all material respects.

Demands for Repurchases of Receivables in Master Trust II Portfolio

The transaction documents contain covenants requiring the repurchase of receivables from master trust II for the breach of a related representation or warranty as described under “Master Trust II—Representations and Warranties” in this prospectus.  None of the receivables securitized by BANA (the sponsor of master trust II and the issuing entity) were the subject of a demand to repurchase or replace for a breach of such representations and warranties during the three-year period ending on December 31, 2021.  Funding, as securitizer, discloses all such demands for repurchase in its reports on Form ABS‑15G filed with the SEC.  Funding filed its most recent Form ABS‑15G with the SEC on January 20, 2022.  Funding’s Central Index Key (CIK) number is 0001370238.

Investor Certificates

Each series of master trust II certificates will represent interests in certain assets of master trust II, including the right to the applicable investor percentage of all cardholder payments on the receivables in master trust II.  For Series 2001‑D, the Investor Interest on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the collateral certificate plus the Class D Investor Interest.

Funding owns the Transferor Interest which represents the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II.  The holder of the Transferor Interest, subject to certain limitations, will have the right to the Transferor Percentage of all cardholder payments from the receivables in master trust II.  The Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the master trust II agreement.  At the discretion of Funding, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a transferor certificate.  See “—Certain Matters Regarding the Servicer and the Transferor” below.

The amount of principal receivables in master trust II will vary each day as new principal receivables are created and others are paid or charged‑off as uncollectible.  The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in master trust II.  As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such series and will also change to reflect the variations in the amount of principal receivables in master trust II.  The Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by master trust II or as a result the issuance of a new series, class or tranche of notes or otherwise.  See “—New Issuances” below and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus.

Conveyance of Receivables

Pursuant to the master trust II agreement, each of BANA and Funding, during the period it was the seller or the transferor, as applicable, has assigned to master trust II its interest in all receivables arising in the initial accounts, as of the Cut‑Off Date, and has assigned and will assign its interest in all of the receivables in the additional accounts, as of the related account addition date.  In addition, BANA or Funding, as applicable, has assigned to master trust II all of its interest in all receivables thereafter created under such accounts, all interchange, recoveries and insurance proceeds allocable to master trust II, and the proceeds of all of the foregoing.

In connection with each previous transfer of the receivables to master trust II, BANA and Funding have respectively indicated, and in connection with each subsequent transfer of receivables to master trust II, Funding will indicate, in its computer files that the receivables have been conveyed to master trust II.  In addition, Funding has provided or will provide to the master trust II trustee computer files or microfiche lists, containing a true and complete list showing each credit card account, identified by account number and by total outstanding balance on the date of transfer.  BANA, as servicer, will not deliver to the master trust II trustee any records or agreements relating to the credit card accounts or the receivables.

Except as stated above, the records and agreements relating to the credit card accounts and the receivables in master trust II maintained by Funding or the servicer are not and will not be segregated by Funding or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to master trust II.  However, the computer records of BANA are marked to evidence the transfer of the receivables to Funding and the computer records of Funding are marked to evidence the transfer of the receivables to master trust II.  BANA has filed Uniform Commercial Code financing statements for the transfer of the receivables to Funding, as transferor, and Funding has filed Uniform Commercial Code financing statements for the transfer of the receivables to master trust II.  In the case of the transfer of the receivables from BANA to Funding, such financing statements must meet the requirements of North Carolina state law.  In the case of the transfer of the receivables from Funding to master trust II, such financing statements must meet the requirements of Delaware state law.

Addition of Master Trust II Assets

As described above under “—The Receivables,” Funding has the right (or in certain circumstances, the obligation) to designate to master trust II, from time to time, additional credit card accounts for the related receivables to be included as receivables transferred to master trust II.  Funding will convey to master trust II its interest in all receivables of such additional credit card accounts, whether such receivables are then existing or thereafter created.

Each additional account must be an Eligible Account at the time of its designation.  However, additional credit card accounts may not be of the same credit quality as other credit card accounts transferred to master trust II.  Additional credit card accounts may have been originated by BANA using credit criteria different from those which were applied by BANA to the other credit card accounts transferred to master trust II.  For example, additional credit card accounts may have been acquired by BANA from an institution which may have had different credit criteria.  See “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts” for a description of the credit criteria used to originate accounts comprising the Master Trust II Portfolio.

A conveyance by Funding to master trust II of receivables in additional credit card accounts is subject to the following conditions, among others:

•
Funding shall give the master trust II trustee, each rating agency and the servicer written notice that such additional accounts will be included, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

•
Funding shall have delivered to the master trust II trustee a written assignment (including an acceptance by the master trust II trustee on behalf of master trust II for the benefit of the certificateholders) as provided in the assignment agreement relating to such additional accounts, and Funding shall have delivered to the master trust II trustee a computer file or microfiche list, dated as of the Addition Date, containing a true and complete list of such additional accounts transferred to master trust II;

•	Funding shall represent and warrant that:

—each additional credit card account is, as of the Addition Date, an Eligible Account, and each receivable in such additional credit card account is, as of the Addition Date, an Eligible Receivable;

—no selection procedures believed by the transferor to be materially adverse to the interests of the certificateholders were utilized in selecting the additional credit card accounts; and

—as of the Addition Date, Funding is not insolvent;

•	Funding shall deliver certain opinions of counsel with respect to the transfer of the receivables in the additional credit card accounts to master trust II; and

•
where the additional credit card accounts are greater than the Maximum Addition Amount for the related three‑month period, each rating agency then rating any series of certificates outstanding under master trust II shall have previously consented to the addition of such additional credit card accounts.

As used above, the term “Maximum Addition Amount” means, for any Addition Date, the number of accounts originated by BANA and designated as additional accounts without prior rating agency confirmation of its then existing rating of any series of certificates outstanding which would either:

•
for any three consecutive months be equal to the product of (i) 15% and (ii) the number of accounts designated to master trust II as of the first day of the calendar year during which such months commence; or

•	for any twelve‑month period be equal to the product of (i) 20% and (ii) the number of accounts designated to master trust II as of the first day of such twelve‑month period.

However, if the aggregate principal balance in the additional accounts specified above, as the case may be, exceeds either (y) the product of (i) 15% and (ii) the aggregate amount of principal receivables determined as of the first day of the third preceding month minus the aggregate amount of principal receivables as of the date each such additional account was designated to master trust II in all of the accounts owned by the transferor that have been designated as additional accounts since the first day of the third preceding month, or (z) the product of (i) 20% and (ii) the aggregate amount of principal receivables determined as of the first day of the calendar year in which such Addition Date occurs minus the aggregate amount of principal receivables as of the date each such additional account was designated to master trust II in all of the accounts owned by BANA that have been designated as additional accounts since the first day of such calendar year, the Maximum Addition Amount will be an amount equal to the lesser of the aggregate amount of principal receivables specified in either clause (y) or (z).

In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of master trust II, a report on Form 8‑K with respect to any addition to master trust II of receivables in additional credit card accounts that would have a material effect on the composition of the assets of master trust II.

Removal of Accounts

Funding may, but shall not be obligated to, designate from time to time certain credit card accounts to be removed accounts, all receivables in which shall be subject to removal from master trust II.  Funding, however, may not make more than one such designation in any month unless any additional designation over one in a month is in response to a third‑party action or decision not to act and not a unilateral action of Funding.  Funding will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions, among others:

•	the removal of any receivables of any removed accounts shall not, in the reasonable belief of Funding, cause a Pay Out Event to occur;

•
Funding shall have delivered to the master trust II trustee for execution a written assignment and an updated account list, dated as of the Removal Date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

•
Funding shall represent and warrant that it has not used any selection procedures believed by Funding to be materially adverse to the interests of the holders of any series of certificates outstanding under master trust II in selecting the related removed accounts;

•
each rating agency then rating each series of investor certificates outstanding under master trust II shall have received notice of such proposed removal of accounts and Funding shall have received notice from each such rating agency that such proposed removal will not result in a downgrade or withdrawal of its then‑current rating for any such series;

•
the Transferor Interest as a percentage of the aggregate amount of principal receivables of the accounts then existing in master trust II less the aggregate amount of principal receivables of the removed accounts shall not be less than the Minimum Transferor Interest on the date of such removal;

•
the aggregate amount of principal receivables of the accounts then existing in master trust II less the aggregate amount of principal receivables of the removed accounts shall not be less than the Minimum Aggregate Principal Receivables;

•
the principal receivables of the removed accounts shall not equal or exceed 5% of the aggregate amount of the principal receivables in master trust II at such time; except, that if any series of master trust II investor certificates or tranche of notes has been paid in full, the principal receivables in such removed accounts may not equal or exceed the sum of:

—the initial Investor Interest or the aggregate principal amount of the certificates of such series or tranche, as applicable, of such series; plus

—5% of the aggregate amount of the principal receivables in master trust II at such time after giving effect to the removal of accounts in an amount approximately equal to the initial Investor Interest of such series; and

•	Funding shall have delivered to the master trust II trustee an officer’s certificate confirming the items set forth above.

In addition, Funding’s designation of any account as a removed account shall be random, unless Funding’s designation of any such account is in response to a third‑party action or decision not to act and not the unilateral action of the transferor.

Account Removals Since 2016
Removal Date	Number of Accounts Removed	Principal Receivables	Finance Charge Receivables
January 29, 2016	785,892	$1,937,553,798.25	$67,445,088.57
March 30, 2016	1,237,779	$2,959,605,190.12	$101,301,357.97
January 27, 2021	404,762	$968,444,320.27	$31,424,599.49
February 16, 2021	382,787	$904,272,851.84	$28,082,509.25
March 26, 2021	358,420	$834,142,110.58	$25,475,283.85
April 20, 2021	341,757	$794,020,662.47	$22,548,573.71
May 27, 2021	319,818	$749,995,177.70	$22,210,409.08
June 23, 2021	307,641	$718,166,148.47	$20,326,265.86
January 12, 2022	9,269	$12,775,955.93	$281,352.48
April 13, 2022	177,116	$243,862,406.63	$5,597,283.82

The cumulative removal of the accounts and related receivables from master trust II listed in the chart above is not expected to materially impact the performance of master trust II.

Funding will also be permitted, at any time, to designate as a removed account without the consent of the master trust II trustee, certificateholders, noteholders or rating agencies, and without having to satisfy the conditions described above, any account that has a zero balance and which Funding removes from its computer file.  The information provided in “Annex I: The Master Trust II Portfolio” does not reflect any such removal of zero balance accounts that may have occurred after the date applicable to such information.

Collection and Other Servicing Procedures

The servicer will be responsible for servicing and administering the receivables in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the receivables.  BANA and its predecessors have been servicing credit card receivables in connection with securitizations since 1986.  Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records for each account.  Managerial and custodial services performed by the servicer on behalf of master trust II include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust II trustee pursuant to the master trust II agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for master trust II and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust II trustee.

If BANA became insolvent, a Pay Out Event and a Servicer Default would occur.  If a Pay Out Event occurs, this could cause an early redemption of the notes, and payments on your notes could be accelerated, delayed or reduced.  See “—Pay Out Events” below.  Furthermore, if a Servicer Default occurs, BANA could be removed as servicer for master trust II and a successor servicer would be appointed.  See “—Servicer Default” below for more information regarding the appointment of a successor servicer.

Pursuant to the master trust II agreement, BANA, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with BANA’s lending guidelines.  However, such delegation would not relieve BANA of its obligations as servicer under the master trust II agreement.  BANA, as servicer, has delegated some of its servicing duties to its direct, wholly‑owned subsidiary Card Processing Reseller.  See “BANA’s Credit Card Activities—General” and “—Card Processing Reseller and Total System Services, Inc.” for a description of this delegation.

The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

The servicer may not resign from its obligations and duties under the master trust II agreement, except upon determination that performance of its duties is no longer permissible under applicable law.  No such resignation will become effective until the master trust II trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the master trust II agreement.

Master Trust II Accounts

The servicer will establish and maintain, in the name of master trust II, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of receivables, called a master trust II collection account, which will be a non‑interest bearing segregated account established and maintained with the servicer or with a Qualified Institution.  A Qualified Institution may also be a depository institution, which may include the master trust II trustee, which is acceptable to each rating agency.

In addition, for the benefit of the investor certificateholders of certificates issued by master trust II, the master trust II trustee will establish and maintain in the name of master trust II two separate accounts, called a finance charge account and a principal account, in segregated master trust II accounts (which need not be deposit accounts) with a Qualified Institution (other than BANA or the transferor).  Funds in the principal account and the finance charge account for master trust II will be invested, at the direction of the servicer, in Permitted Investments.

Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account allocable to Series 2001‑D will be included in collections of finance charge receivables allocable to Series 2001‑D.  The servicer will have the revocable power to withdraw funds from the master trust II collection account and to instruct the master trust II trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer’s duties.

Investor Percentage

The servicer will allocate between the Investor Interest of each series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts, based on a varying percentage called the investor percentage.  The servicer will make each allocation by reference to the applicable investor percentage of each series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, for such series.  For a description of how allocations will be made to Series 2001‑D, the collateral certificate and the Class D certificate by master trust II, see “Sources of Funds to Pay the Notes—The Collateral Certificate” and “Master Trust II—The Class D Certificate.”

Application of Collections

Except as otherwise provided below, the servicer will deposit into the master trust II collection account, no later than the second Business Day following the date of processing, any payment collected by the servicer on the receivables in master trust II.  On the same day as any such deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below.  BANA, as servicer, may make such deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made on a daily basis if:

•	(i) the servicer provides to the master trust II trustee and Funding a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and

•
(ii) Funding shall not have received a notice from such rating agency that such letter of credit would result in the lowering of such rating agency’s then‑existing rating of any series of certificates previously issued by master trust II and then‑outstanding; or

•	the servicer has and maintains a certificate of deposit or short‑term deposit rating of P‑1 by Moody’s, of A‑1 by Standard & Poor’s, and of F1 by Fitch.

Whether the servicer is required to make monthly or daily deposits from the master trust II collection account into the finance charge account or the principal account, for any month:

•
the servicer will only be required to deposit collections from the master trust II collection account into the finance charge account, the principal account or any series account established by a related series supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to certificateholders; and

•
if at any time prior to such Distribution Date the amount of collections deposited in the master trust II collection account exceeds the amount required to be deposited pursuant to this section, the servicer, subject to certain limitations, will be permitted to withdraw the excess from the master trust II collection account.

The servicer will withdraw the following amounts from the master trust II collection account for application as indicated:

(a) An amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of principal receivables will be:

—paid to the holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest; or

—deposited in the principal account and treated as Unallocated Principal Collections.

(b) An amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of finance charge receivables will be:

—deposited in the finance charge account (in an amount equal to the amount of such deposits times the aggregate prefunded amount, if any, on deposit in the principal funding subaccount for any tranche of notes divided by the Transferor Interest) and paid to the issuing entity on the following Transfer Date (in an amount not to exceed the positive difference, if any, between (i) the amount of interest payable to noteholders and derivative counterparties, if any, on such prefunded amount and (ii) the net investment earnings on such prefunded amounts for such month); or

—otherwise paid to the holder of the Transferor Interest.

(c) For series of master trust II certificates other than Series 2001‑D, an amount equal to the applicable investor percentage of the aggregate amount of such deposits relating to the finance charge receivables will be deposited into the finance charge account and the aggregate amount of such deposits relating to principal receivables will be deposited into the principal account, in each case, for application and distribution in accordance with the related series supplement.  However, so long as certain conditions are satisfied, including that no Pay Out Event has occurred or is continuing, collections of principal receivables allocable to subordinated classes of investor certificates will be deposited in the principal account only up to an amount (not less than zero) equal to:

—1.5 times the total monthly interest to be deposited during the current month for all classes of investor certificates described in the related series supplement, plus

—if BANA or The Bank of New York Mellon is not the servicer, the monthly servicing fee, minus

—the preceding month’s finance charge collections allocated to the related investor certificates (unless the transferor or the servicer has knowledge that the current month’s finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

Any collections of principal receivables allocable to subordinated classes of investor certificates in excess of such amount will be commingled with BANA’s other funds until the following Transfer Date.

(d) For Series 2001‑D, deposits in respect of finance charge receivables and principal receivables will be allocated to Series 2001‑D as described in “Sources of Funds to Pay the Notes—The Collateral Certificate” in this prospectus.  However, so long as certain conditions are satisfied, including that no Pay Out Event relating to Series 2001‑D has occurred or is continuing, and that neither an early redemption event nor an event of default relating to the notes has occurred or is continuing, collections of principal receivables allocable to subordinated classes of notes will be deposited in the principal account only up to an amount (not less than zero) equal to:

—1.5 times the aggregate amount targeted to be deposited in the interest funding account during the current month and, following any issuance of notes during such month, the aggregate amount targeted to be deposited in the interest funding account for such newly issued notes during the following month, plus

—if BANA or The Bank of New York Mellon is not the servicer, the monthly servicing fee, minus

—the preceding month’s finance charge collections allocated to Series 2001‑D (unless the transferor or the servicer has knowledge that the current month’s finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

Any collections of principal receivables allocable to subordinated classes of notes in excess of such amount will be commingled with BANA’s other funds until the following Transfer Date.

The amount of collections of principal receivables to be deposited in the principal account for subordinated classes of investor certificates described in clause (c) above, or subordinated classes of notes as described in clause (d) above, is subject to amendment with rating agency approval.

Any Unallocated Principal Collections will be held in the principal account and paid to the holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest.  Unallocated Principal Collections will be held for or distributed to investor certificateholders of the series of certificates issued by master trust II (including Series 2001‑D) in accordance with related series supplements.

The servicer’s compliance with its obligations under the master trust II agreement and each series supplement will be independently verified as described under “—Evidence as to Compliance” below.

Defaulted Receivables; Rebates and Fraudulent Charges

On each Determination Date, the servicer will calculate the Aggregate Class D Investor Default Amount for the preceding month, which will be equal to the aggregate amount of the investor percentage of principal receivables in Defaulted Accounts; that is, credit card accounts which in such month were written off as uncollectible in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the receivables in master trust II.  The Aggregate Class D Investor Default Amount, and thus the entire investor percentage of principal receivables in Defaulted Accounts allocable to Series 2001‑D, will be allocated only to the Class D Investor Interest, unless the Class D Investor Interest has been reduced to zero by unreimbursed Class D Investor Charge‑Offs or reallocations of collections of principal receivables allocable to the Class D certificate.  See “—The Class D Certificate” below for a description of the ways in which the Class D Investor Interest can be reduced.

Recoveries on receivables in Defaulted Accounts (net of expenses) will be included as finance charge collections payable to master trust II, provided that if any of such recoveries relates to both receivables in Defaulted Accounts and other receivables, and it cannot be determined with objective certainty whether such recoveries relate to receivables in Defaulted Accounts or other receivables, the amount of recoveries included as finance charge collections payable to master trust II will be the servicer’s reasonable estimate of the amount recovered in respect of receivables in Defaulted Accounts.

If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, then the Transferor Interest will be reduced by the amount of the adjustment.  In addition, the Transferor Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

If the servicer makes a deposit into the collection account of a receivable that was received in the form of a check which is not honored for any reason or if the servicer makes a mistake in the amount of any deposit of any collection, then the servicer will appropriately adjust subsequent deposits into the collection account to reconcile the dishonored check or mistake.  Any payment received in the form of a dishonored check is deemed not to have been paid.

Master Trust II Termination

Master trust II will terminate on the Master Trust II Termination Date.  Upon the termination of master trust II and the surrender of the Transferor Interest, the master trust II trustee shall convey to the holder of the Transferor Interest all right, title and interest of master trust II in and to the receivables and other funds of master trust II.

Pay Out Events

A Pay Out Event will cause the early redemption of the notes, including the Class A(2022-2) notes.  A Pay Out Event refers to any of the following events:

(a)
failure on the part of Funding (i) to make any payment or deposit on the date required under the master trust II agreement or the Series 2001‑D supplement (or within the applicable grace period which shall not exceed 5 days) or (ii) to observe or perform in any material respect any other covenants or agreements of Funding set forth in the master trust II agreement or the Series 2001‑D supplement, which failure has a material adverse effect on the certificateholders (determined without reference to whether any funds are available under the Class D certificate) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders (determined without reference to whether any funds are available under the Class D certificate) for such period;

(b)
any representation or warranty made by Funding in the master trust II agreement or the Series 2001‑D supplement, or any information required to be given by Funding to the master trust II trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the certificateholders (determined without reference to whether any funds are available under the Class D certificate) are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event described in this clause (b) will not occur if Funding has accepted reassignment of the related receivable or all such receivables, if applicable, during such period in accordance with the provisions of the master trust II agreement;

(c)
(i) Funding becomes unable for any reason to transfer receivables to master trust II in accordance with the master trust II agreement or (ii) BANA becomes unable for any reason to transfer receivables to Funding in accordance with the provisions of the receivables purchase agreement between BANA and Funding;

(d)	any Servicer Default occurs which would have a material adverse effect on the certificateholders;

(e)	certain events of insolvency, conservatorship, receivership or bankruptcy relating to Funding or BANA;

(f)	Funding fails to convey receivables arising under additional credit card accounts to master trust II when required by the master trust II agreement; or

(g)	master trust II becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after any applicable grace period, either the master trust II trustee or the noteholders evidencing interests aggregating not less than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to Funding and the servicer (and to the master trust II trustee if given by the noteholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f) or (g), a Pay Out Event will occur without any notice or other action on the part of the master trust II trustee or the noteholders immediately upon the occurrence of such event.

If the only Pay Out Event to occur is either (i) the insolvency or bankruptcy of Funding or BANA, or (ii) the appointment of a conservator or receiver for BANA, the related conservator, receiver or bankruptcy court may have the power to prevent the early sale, liquidation or disposition of the receivables in master trust II and the commencement of a Rapid Amortization Period.  In addition, a conservator, receiver or bankruptcy court may have the power to cause the early sale of the receivables in master trust II and the early retirement of the certificates.  See “Risk Factors” in this prospectus.

On the date on which a Pay Out Event occurs, the Rapid Amortization Period will commence.  A Pay Out Event for Series 2001‑D is also an early redemption event for the notes, including the Class A(2022-2) notes.  See “The Indenture—Early Redemption Events.”

Servicing Compensation and Payment of Expenses

The share of the master trust II servicing fee allocable to Series 2001‑D for any Transfer Date, called the Investor Servicing Fee, will equal one‑twelfth of the product of (i) 2.00% and (ii) the Weighted Average Floating Allocation Investor Interest for Series 2001‑D for the month preceding such Transfer Date.  On each Transfer Date, if BANA or The Bank of New York Mellon is the servicer, servicer interchange for the related month that is on deposit in the finance charge account will be withdrawn from the finance charge account and paid to the servicer in payment of a portion of the Investor Servicing Fee for such month.

The servicer interchange for any month for which BANA or The Bank of New York Mellon is the servicer will be an amount equal to the portion of collections of finance charge receivables allocated to the Investor Interest for Series 2001‑D for such month that is attributable to interchange.  However, servicer interchange for a month will not exceed one‑twelfth of the product of (i) the Weighted Average Floating Allocation Investor Interest for Series 2001‑D for such month and (ii) 0.75%.  In the case of any insufficiency of servicer interchange on deposit in the finance charge account, a portion of the Investor Servicing Fee allocable to Series 2001‑D for such month will not be paid to the extent of such insufficiency and in no event shall master trust II, the master trust II trustee or the collateral certificateholder be liable for the share of the servicing fee to be paid out of servicer interchange.

The share of the Investor Servicing Fee allocable to Series 2001‑D for any Transfer Date, called the Net Servicing Fee, is equal to one‑twelfth of the product of (i) the Weighted Average Floating Allocation Investor Interest for Series 2001‑D and (ii) 1.25%, or if BANA or The Bank of New York Mellon is not the servicer, 2.00%.

The Investor Servicing Fee allocable to Series 2001‑D will be funded from collections of finance charge receivables allocated to Series 2001‑D.  The remainder of the servicing fee for master trust II will be allocable to the Transferor Interest, the Investor Interests of any other series of investor certificates issued by master trust II and any other interests in master trust II, if any, for such series.  Neither master trust II, the master trust II trustee nor the certificateholders of any series of investor certificates issued by master trust II (including Series 2001‑D) will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

In connection with servicing the receivables, the servicer may incur certain expenses.  The Investor Servicing Fee that is paid to the servicer is intended, in part, to compensate the servicer for these expenses.  The servicer will pay from its servicing compensation these expenses which may include, without limitation, payment of the fees and disbursements of the master trust II trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust II agreement, the trust agreement or the indenture to be payable by master trust II or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of master trust II.  See the chart entitled “Fees and Expenses Payable from BAseries Available Funds and BAseries Available Principal Amounts.”

The Class D Certificate

The following discussion summarizes the material terms of the Class D certificate.  The collateral certificate and the Class D certificate are the only master trust II investor certificates issued pursuant to Series 2001‑D.

The Class D certificate represents an undivided interest in master trust II, but is not entitled to receive any payments of interest.  The Class D Investor Interest, which represents the size of the Class D certificate’s undivided interest in master trust II, is determined primarily by the Adjusted Outstanding Dollar Principal Amount of the issuing entity’s notes.  See “Prospectus Summary—Required Subordinated Amount and Required Class D Investor Interest,” “The Notes—Required Subordinated Amount—The Class D Certificate,” and the definition of  “Class D Investor Interest” in the glossary for a description of how the amount of the Class D Investor Interest is determined.

The Class D certificate provides credit enhancement to the collateral certificate, and therefore the notes, in two ways.  First, when Series 2001‑D is allocated principal receivables in Defaulted Accounts as described above in “—Defaulted Receivables; Rebates and Fraudulent Charges,” the related Defaulted Amounts allocable to Series 2001‑D will reduce the Class D Investor Interest prior to any reduction to the nominal liquidation amounts of notes due to uncovered Investor Default Amounts.  On each Transfer Date, if the Aggregate Class D Investor Default Amount for such Transfer Date exceeds the amount of Available Funds which is allocated and available following the payment of the amounts described in clauses first through seventh under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Funds,” the Class D Investor Interest will be reduced by the amount of such excess, but not more than the lesser of the Aggregate Class D Investor Default Amount and the Class D Investor Interest for such Transfer Date. This reduction in the Class D Investor Interest is called a “Class D Investor Charge‑Off.”  On any Transfer Date, to the extent that the Aggregate Class D Investor Default Amount is greater than the Class D Investor Interest, the Class D Investor Interest will be reduced to zero, and the amount of such excess will be applied as Investor

Default Amounts that can reduce the nominal liquidation amounts of the notes if BAseries Available Funds are insufficient to cover such Investor Default Amounts, as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Allocations of Reductions from Charge‑Offs.”

Second, collections on principal receivables allocable to the Class D certificate can be reallocated to make interest payments on the notes or pay the BAseries’s share of the master trust II servicing fee.  On any Transfer Date, to the extent that the amount of BAseries Available Funds which is allocated and available is insufficient to pay the amounts described in clauses first and second under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Funds,” collections of principal receivables allocable to the Class D Certificate will be applied as Available Funds, but not in an amount to exceed the lesser of:

•	the Class D Investor Interest (after giving effect to any Class D Investor Charge‑Offs on such Transfer Date); and

•
the sum of the following calculation for each day in the preceding month: for any day, the product of (i) the aggregate amount of collections of principal receivables on such day times (ii) the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class D Investor Interest as of such day and the denominator of which is equal to the Investor Interest of Series 2001‑D as of such day.

So long as the Class D Investor Interest is greater than zero, this reallocation of collections on principal receivables allocable to the Class D certificate will occur prior to any reallocations of BAseries Available Principal Amounts used to pay interest on senior classes of notes or the master trust II servicing fee.  If any such reallocation reduces the Class D Investor Interest to zero, or if the Class D Investor Interest has already been reduced to zero, and the amount of BAseries Available Funds which is allocated and available is insufficient to pay the amounts described in clauses first and second under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Funds,” BAseries Available Principal Amounts will be reallocated to cover such deficiency, as described in “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries— Application of BAseries Available Principal Amounts.”

Any reductions to the Class D Investor Interest due to Class D Investor Charge‑Offs or reallocations of collections of principal receivables allocable to the Class D Certificate will be reimbursed through Available Funds remaining after payment of the amounts described in clauses first through seventh under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available Funds.”

New Issuances

The master trust II agreement provides that the holder of the Transferor Interest, without independent verification of its authority, may cause the master trust II trustee to issue one or more new series of certificates and may define all principal terms of such series.  Each series issued may have different terms and enhancements than any other series.  None of the transferor, the servicer, the master trust II trustee or master trust II is required or intends to provide prior notice to or obtain the consent of any certificateholder of any other series previously issued by master trust II or any noteholder of a series previously issued by the issuing entity prior to the issuance of a new series of master trust II investor certificates.  However, as a condition of a new issuance, the holder of the Transferor Interest will deliver to the master trust II trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series.

Under the master trust II agreement, the holder of the Transferor Interest may cause a new issuance by notifying the master trust II trustee at least three days in advance of the date upon which the new issuance is to occur.  The notice will state the designation of any series to be issued and:

•	its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Interest;

•	its certificate rate (or method of calculating such rate); and

•	the provider of any credit enhancement.

The master trust II trustee will authenticate a new series only if it receives the following, among others:

•	a series supplement specifying the principal terms of such series;

•
an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of such series will be characterized as indebtedness for federal income tax purposes;

•	a master trust II tax opinion;

•	if required by the related series supplement, the form of credit enhancement;

•	if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by Funding and the credit enhancer;

•	written confirmation from each rating agency that the new issuance will not result in such rating agency’s reducing or withdrawing its rating on any then outstanding series rated by it; and

•
an officer’s certificate of Funding to the effect that after giving effect to the new issuance Funding would not be required to add additional accounts pursuant to the master trust II agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest.

Representations and Warranties

Funding has made in the master trust II agreement certain representations and warranties to master trust II to the effect that, among other things, that as of the Substitution Date:

•	as of the issuance date, Funding is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the master trust II agreement; and

•	as of the date of the designation of the related accounts to master trust II, each account is an Eligible Account.

Prior to the Substitution Date, FIA made similar representations and warranties relating to receivables that were transferred by FIA to master trust II.  For so long as such receivables are assets of master trust II, then the representations and warranties made by FIA regarding those receivables will be in effect and enforceable against BANA, as successor by merger to FIA.

If,

•
any of these representations and warranties proves to have been incorrect in any material respect when made by either FIA with respect to receivables transferred to master trust II prior to the Substitution Date or by Funding, and continues to be incorrect for 60 days after notice to Funding by the master trust II trustee or to the transferor and the master trust II trustee by the certificateholders holding not less than 50% of the Investor Interest of any series; and

•	as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period;

then the master trust II trustee or certificateholders holding not less than 50% of the Investor Interest of such series may give notice to Funding (and to the master trust II trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby causing an early redemption event to occur relating to the notes.

Funding has also made representations and warranties to master trust II relating to the receivables in master trust II to the effect that, among other things:

•	as of the date of designation of the related account to the Master Trust II Portfolio, each of the receivables then existing in such account is an Eligible Receivable; and

•
as of the date of designation of the related account to the Master Trust II Portfolio, each receivable then existing in such account was transferred to master trust II free and clear of any lien (except for certain tax, governmental or other nonconsensual liens).

Prior to the Substitution Date, FIA made similar representations and warranties relating to the receivables as of the date of designation of the related account to the Master Trust II Portfolio.  For so long as receivables transferred by FIA prior to the Substitution Date are assets of master trust II, then the representations and warranties made by FIA with respect to the receivables will be in effect and enforceable against BANA, as successor by merger to FIA.

In the event of a breach of any representation and warranty set forth in the preceding paragraph, within 60 days, or such longer period (not to exceed 120 days) as may be agreed to by the master trust II trustee, of the earlier to occur of the discovery of such breach by Funding or BANA, as applicable, or receipt by Funding of written notice of such breach given by the master trust II trustee, or, for certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and if as a result of such breach, the receivables in the accounts of master trust II are charged‑off as uncollectible, master trust II’s rights in, to or under the receivables or their proceeds are impaired or the proceeds of such receivables are not available for any reason to master trust II free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), then Funding or BANA (as successor by merger to FIA), with respect to receivables transferred to master trust II prior to the Substitution Date, will be obligated to accept reassignment of each related principal receivable as an ineligible receivable.  Such reassignment will not be required to be made, however, if, on any day within the applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects.

Funding or BANA, as applicable, will accept reassignment of each applicable ineligible receivable by directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the Transferor Interest, thereby reducing

Funding’s interest in master trust II.  In the event that the exclusion of an ineligible receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such ineligible receivable Funding shall make a deposit in the collection account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero.  Any such deduction or deposit shall be considered a repayment in full of the ineligible receivable.  The obligation of Funding to accept reassignment of any ineligible receivable transferred to master trust II after the Substitution Date is the sole remedy respecting any breach of the representations and warranties made by Funding with respect to receivables transferred to master trust II after the Substitution Date relating to that receivable available to the certificateholders or the master trust II trustee on behalf of certificateholders.  The obligation of BANA (as successor by merger to FIA) to accept reassignment of any ineligible receivable transferred to master trust II prior to the Substitution Date is the sole remedy respecting any breach of the surviving representations and warranties made by FIA with respect to receivables transferred to master trust II prior to the Substitution Date relating to that receivable available to the certificateholders or the master trust II trustee on behalf of the certificateholders.

Funding, as of the date it became transferor, has also represented and warranted to master trust II to the effect that, among other things, as of the Substitution Date:

•	the receivables purchase agreement and the master trust II agreement each constitutes a legal, valid and binding obligation of Funding; and

•	the transfer of receivables by it to master trust II under the master trust II agreement will constitute either:

—a valid sale to the master trust II trustee of receivables; or

—the grant of a security interest in such receivables, and that sale or security interest is perfected.

In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the master trust II trustee or the holders of certificates evidencing interests in master trust II aggregating more than 50% of the aggregate Investor Interest of all series outstanding under master trust II may direct BANA, as successor by merger to FIA (with respect to receivables transferred prior to the Substitution Date) or Funding (with respect to receivables transferred after the Substitution Date) to accept reassignment of the Master Trust II Portfolio within 60 days of such notice, or within such longer period specified in such notice.  BANA or Funding, as applicable, will be obligated to accept reassignment of such receivables in master trust II on a Distribution Date occurring within such applicable period.  Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects.  The deposit amount for such reassignment will be equal to:

•	the Investor Interest for each series outstanding under master trust II on the last day of the month preceding the Distribution Date on which the reassignment is scheduled to be made; minus

•	the amount, if any, previously allocated for payment of principal to such certificateholders (or other interest holders) on such Distribution Date; plus

•	an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date.

The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Investor Interest for each such series required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such series.  If the master trust II trustee or certificateholders give a notice as provided above, the obligation of BANA or Funding, as applicable, to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the master trust II trustee or such certificateholders.

For purposes of the provisions of the master trust II agreement requiring action at the direction of certificateholders as described above, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder, as described under “—Treatment of Noteholders” below.

It is not required or anticipated that the master trust II trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with BANA’s or Funding’s representations and warranties, or for any other purpose.  Funding, however, will deliver to the master trust II trustee on or before March 31 of each year, an opinion of counsel with respect to the validity of the security interest of master trust II in and to the receivables and certain other components of master trust II.

In addition, as more particularly described under “Requirements for SEC Shelf Registration—Asset Representations Review,” once both the delinquency trigger and the voting trigger have been met, the asset representations reviewer will conduct a review of receivables in the Master Trust II Portfolio that are 60 or more days delinquent, and the related credit card accounts, for compliance with certain representations and warranties concerning those receivables made in the master trust II agreement and the receivables purchase agreement.  The objective of the review process is to independently identify noncompliance with a representation or warranty concerning the receivables.  The asset representations reviewer will provide a final report setting out the findings and conclusions of its review to the master trust II trustee and the servicer, and the servicer will provide that report to Funding.  Funding will investigate any findings of noncompliance contained in the asset representations reviewer’s final report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement.  If Funding determines that a breach has occurred, it will provide notice to BANA and the master trust II trustee.

Certain Matters Regarding the Servicer and the Transferor

The master trust II agreement provides that the servicer will indemnify the transferor, master trust II and the master trust II trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer for the activities of master trust II or the master trust II trustee.  The servicer, however, will not indemnify:

•
the master trust II trustee or the transferor for liabilities imposed by reason of fraud, negligence, or willful misconduct by the master trust II trustee or the transferor in the performance of its duties under the master trust II agreement;

•	master trust II, the certificateholders or the certificate owners for liabilities arising from actions taken by the master trust II trustee at the request of certificateholders;

•
master trust II, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or receivables which are written off as uncollectible; or

•
the transferor, master trust II, the certificateholders or the certificate owners for any liabilities, costs or expenses of the transferor, master trust II, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the transferor, master trust II, the certificateholders or the certificate owners in connection with the master trust II agreement to any taxing authority.

In addition, the master trust II agreement provides that, subject to certain exceptions, Funding will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the master trust II agreement as though the master trust II agreement created a partnership under the Delaware Revised Uniform Partnership Act in which Funding is a general partner.

None of the transferor, the servicer or any of their respective directors, officers, employees or agents will be under any liability to master trust II, the master trust II trustee, the investor certificateholders of any certificates issued by master trust II or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the master trust II agreement.  None of the transferor, the servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their duties or by reason of reckless disregard of obligations and duties thereunder.  In addition, the master trust II agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the master trust II agreement and which in its opinion may expose it to any expense or liability.

Funding may transfer its interest in all or a portion of the Transferor Interest, provided that prior to any such transfer:

•
the master trust II trustee receives written notification from each rating agency that such transfer will not result in a lowering or withdrawal of its then‑existing rating of the certificates of each outstanding series rated by it; and

•
the master trust II trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each outstanding series issued by master trust II as debt for federal income tax purposes.

Any person into which, in accordance with the master trust II agreement, the transferor or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the servicer is a party, or any person succeeding to the business of the transferor or the servicer, upon execution of a supplement to the master trust II agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the master trust II agreement, will be the successor to the transferor or the servicer, as the case may be, under the master trust II agreement.

Servicer Default

In the event of any Servicer Default, either the master trust II trustee or certificateholders representing interests aggregating more than 50% of the Investor Interests for all series of certificates of master trust II, by written notice to the servicer (and to the master trust II trustee, the transferor and certain providers of series enhancement, if given by the certificateholders), may terminate all of the rights and obligations of the servicer under the master trust II agreement and the master trust II trustee may appoint a new servicer.  Any such termination and appointment is called a service transfer.  The master trust II trustee shall as promptly as possible appoint a successor servicer.  The successor servicer may be the master trust II trustee, a wholly‑owned subsidiary of the master trust II trustee, or an entity which, at the time of its appointment as successor servicer, (1) services a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (2) is legally qualified and has the capacity to service the Master Trust II Portfolio, (3) is qualified (or licensed) to use the software that the servicer is then currently using to service the Master Trust II Portfolio or obtains the right to use, or has its own, software which is adequate to perform its duties under the master trust II agreement, (4) has, in the reasonable judgment of the master trust II trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care, and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.  The successor servicer shall accept its appointment by written instrument acceptable to the master trust II trustee.  The successor servicer is entitled to compensation out of collections; however, that compensation will not be in excess of the master trust II servicing fee.  See “—Servicing Compensation and Payment of Expenses” above for a discussion of the master trust II servicing fee.

Because BANA, as servicer, has significant responsibilities for the servicing of the receivables, the master trust II trustee may have difficulty finding a suitable successor servicer.  Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the master trust II agreement.  If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the master trust II agreement will pass to the master trust II trustee.  The Bank of New York Mellon, the master trust II trustee, does not have credit card operations.  If The Bank of New York Mellon is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the master trust II agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts.  Except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, if the master trust II trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the master trust II trustee is legally unable to act as successor servicer, then the master trust II trustee shall give the transferor the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the master trust II trustee.

Upon the occurrence of any Servicer Default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the master trust II agreement.  The servicer is required to provide the master trust II trustee, any provider of enhancement and/or any issuer of any third‑party credit enhancement, the holder of the Transferor Interest and the holders of certificates of each series issued and outstanding under master trust II prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the master trust II trustee or the majority of the certificateholders from effecting a service transfer.  See “Risk Factors—Other Legal and Regulatory Risks—BANA is subject to regulatory supervision and regulatory action, which could result in losses or delays in payment” in this prospectus.

For purposes of the provisions of the master trust II agreement permitting a majority of the certificateholders to effect a service transfer, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder, as described under “—Treatment of Noteholders” below.

Evidence as to Compliance

The servicer will deliver to the master trust II trustee and, if required, file with the SEC as part of an annual report on Form 10‑K filed on behalf of master trust II and the issuing entity, the following documents:

•
a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset‑backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•
with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

•	(i) a review of the servicer’s activities during the reporting period and of its performance under the master trust II agreement has been made under such officer’s supervision; and

•
(ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the master trust II agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the master trust II trustee may be obtained by a request in writing delivered to the master trust II trustee.

Except as described above or as described elsewhere in this prospectus, there will not be any independent verification that any duty or obligation to be performed by any transaction party—including the servicer—has been performed by that party.

Amendments to the Master Trust II Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the transferor, the servicer and the master trust II trustee may amend the master trust II agreement and any series supplement without the consent of any investor certificateholder (including the issuing entity) or any noteholder, so long as the amendment will not, as evidenced by an opinion of counsel to the master trust II trustee, materially adversely affect the interest of any investor certificateholder (including the holder of the collateral certificate).

No amendment to the master trust II agreement will be effective unless the issuing entity delivers the opinions of counsel described under “The Indenture—Tax Opinions for Amendments.”

The master trust II agreement and any series supplement may be amended by the transferor, the servicer and the master trust II trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as:

•
the transferor delivers an opinion of counsel acceptable to the master trust II trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders;

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II; and

•	such amendment will not cause a significant change in the permitted activities of master trust II, as set forth in the master trust II agreement.

The master trust II agreement and any related series supplement may be amended by the transferor, the servicer and the master trust II trustee, without the consent of the certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement for a series, to change the definition of Eligible Account, or to replace Funding as transferor with an affiliate of Funding as transferor or to replace BANA with an affiliate of Funding as seller of the receivables to the transferor pursuant to the receivables purchase agreement and to make such other revisions and amendments incidental to such replacement, so long as:

•
the transferor delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II.

The master trust II agreement and the related series supplement may be amended by the transferor, the servicer and the master trust II trustee (a) with the consent of holders of certificates evidencing interests aggregating not less than 50% of the Investor Interests for all series of master trust II, for the purpose of effectuating a significant change in the permitted activities of master trust II which is not materially adverse to the certificateholders, and (b) in all other cases, with the consent of the holders of certificates evidencing interests aggregating not less than 66⅔% of the Investor Interests for all series of master trust II, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the master trust II agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of master trust II.  No such amendment, however, may:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any other series;

•	change the definition of or the manner of calculating the interest of any certificateholder of such series or any certificateholder of any other series issued by master trust II; or

•	reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment,

in each case without the consent of all certificateholders of the related series and certificateholders of all other series adversely affected.

In addition, subject to any other applicable conditions described above, the Series 2001‑D supplement may be amended or modified by the transferor without the consent of the servicer, the master trust II trustee, the collateral certificateholder or any noteholder if the transferor provides the master trust II trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that master trust II would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any certificateholder, except that no such amendment (i) shall be deemed effective without the master trust II trustee’s consent, if the master trust II trustee’s rights, duties and obligations under the Series 2001‑D supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of master trust II, as set forth in the master trust II agreement.  Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the master trust II trustee and each rating agency described in the Series 2001‑D supplement.

Promptly following the execution of any amendment to the master trust II agreement, the master trust II trustee will furnish written notice of the substance of such amendment to each certificateholder.  Any series supplement and any amendments regarding the addition or removal of receivables from master trust II will not be considered an amendment requiring certificateholder consent under the provisions of the master trust II agreement and any series supplement.

For purposes of the provisions of the master trust II agreement requiring the consent of certificateholders to amend the master trust II agreement and any related series supplement, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder, as described under “—Treatment of Noteholders” below.

Treatment of Noteholders

For purposes of any provision of the master trust II agreement, the Series 2001‑D supplement, or the asset representations review agreement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates, the collateral certificateholder will be disregarded and instead:

•	each noteholder will be deemed to be an investor certificateholder;

•
each noteholder will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes;

•
each series of notes under the indenture will be deemed to be a separate series of master trust II certificates and the holder of a note of such series will be deemed to be the holder of an aggregate unpaid principal amount of such series of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such series;

•
each tranche of notes under the indenture will be deemed to be a separate class of master trust II certificates and the holder of a note of such tranche will be deemed to be the holder of an aggregate unpaid principal amount of such class of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such tranche; and

•
any notes owned by the issuing entity, the transferor, the servicer, any other holder of the Transferor Interest or any affiliate thereof will be deemed not to be outstanding, except that, in determining whether the master trust II trustee shall be protected in relying upon any such consent or direction, only notes which the master trust II trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith will not be disregarded or deemed not to be outstanding if the pledgee establishes to the master trust II trustee’s satisfaction that the pledgee is not the issuing entity, the transferor, the servicer, any other holder of the Transferor Interest or any affiliate thereof.

Certificateholders Have Limited Control of Actions

Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Investor Interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the master trust II agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor’s representations and warranties.  The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

Requirements for SEC Shelf Registration

The SEC has adopted certain transaction requirements that we must satisfy in connection with each offering of notes (referred to as a “takedown”) from a shelf registration statement, including the offering of the Class A(2022-2) notes.  These new transaction requirements include:

•
a requirement to file a certification by the chief executive officer (CEO) of the depositor at the time of each such takedown concerning the disclosure contained in the related prospectus and the structure of the securitization; and

•
a requirement that the underlying transaction agreements relating to each such takedown include certain provisions that are intended to help investors enforce repurchase obligations contained in those agreements, as follows:

o
a provision requiring the appointment of an asset representations reviewer to review certain receivables comprising the Master Trust II Portfolio for  compliance with representations and warranties about those receivables once a specified level of delinquencies and specified investor action has occurred;

o
a provision requiring specified dispute resolution procedures to address a repurchase request that remains unresolved more than 180 days after the request was made pursuant to the terms of the underlying transaction agreements; and

o
a provision to provide for the reporting of requests by investors in the certificates and notes to communicate with other investors in the certificates and notes in connection with the exercise of their rights under the terms of those securities.

In connection with these requirements for shelf registration, the transferor confirms that it has reasonable grounds to believe that it met the registrant requirements set forth in General Instruction I.A.1 to Form SF-3, as in effect on the shelf eligibility determination date, as of such date.  The term “shelf eligibility determination date” refers to either (i) the initial filing date of the Form SF-3 shelf registration statement of which this prospectus forms a part, or (ii) the ninetieth day after the end of the transferor’s most recent fiscal year, whichever is the most recent to have occurred prior to the date of this prospectus.

CEO Certification

The transferor, on behalf of the issuing entity, will file the CEO certification relating to the offering of the Class A(2022-2) notes with the SEC under cover of Form 8‑K on or before the date that the final prospectus is required to be filed, which is no later than the second business day following the date the final prospectus is first used.  The certification is an expression of the CEO’s current belief only and is not a guarantee of the future performance of the receivables comprising the Master Trust II Portfolio or the Class A(2022-2) notes.  Future developments, including developments relating to the risks and uncertainties disclosed in this prospectus, could adversely affect the performance of the receivables and the Class A(2022-2) notes and could cause the CEO’s views on the matters addressed in the certification to change.  The certification should not be construed as in any way mitigating or discounting those risks and uncertainties through the structuring of the securitization or otherwise.  We undertake no obligation to update you if, as a result of facts or events arising after the date of this prospectus, the CEO’s views on the matters addressed in the certification were to change.

Asset Representations Review

General

In the master trust II agreement, Funding makes representations and warranties concerning the receivables that are transferred by Funding to master trust II.  Prior to the Substitution Date, FIA made similar representations and warranties concerning the receivables that were transferred by FIA to master trust II.  For so long as receivables transferred by FIA prior to the Substitution Date are assets of master trust II, the representations and warranties made by FIA with respect to these receivables will be in effect and enforceable against BANA, as successor by merger to FIA.  See “Master Trust II—Representations and Warranties.”  In the receivables purchase agreement, BANA makes representations and warranties concerning the receivables that are transferred by BANA to Funding.  Prior to the BACCS Removal Date, BACCS made similar representations and warranties concerning the receivables that were transferred by BACCS to Funding.  For so long as receivables transferred by BACCS prior to the BACCS Removal Date are assets of master trust II, the representations and warranties made by BACCS with respect to these receivables will be in effect and enforceable against BANA, as successor to BACCS.  In the master trust II agreement, Funding has transferred and assigned to the master trust II trustee all of its rights under the receivables purchase agreement, including Funding’s rights to enforce the representations and warranties made by BANA or BACCS.  See “The Receivables Purchase Agreement—Representations and Warranties” and “—Repurchase Obligations.”

Clayton Fixed Income Services LLC, a Delaware limited liability company, has been appointed as the asset representations reviewer under the asset representations review agreement.  See “Transaction Parties; Legal Proceedings; Affiliations, Relationships and Related Transactions—Clayton Fixed Income Services LLC” for a description of Clayton Fixed Income Services LLC.  Under the terms of the asset representations review agreement, in certain limited situations described below, the asset representations reviewer is responsible for reviewing certain receivables comprising the Master Trust II Portfolio, and the related credit card accounts, for compliance with representations and warranties concerning those receivables made in the master trust II agreement and the receivables purchase agreement that, if breached, could give rise to an obligation to accept repurchase or reassignment of some or all of the receivables comprising the Master Trust II Portfolio.

A review would be required upon the occurrence of both of the following trigger events:

•
first, the average for any three consecutive calendar months of the delinquency rates for receivables in the Master Trust II Portfolio that are 60 or more days delinquent, measured as of the end of the related monthly periods, equals or exceeds the delinquency trigger rate, as that rate may be reviewed and adjusted from time to time as described under “—Delinquency Trigger” below (and subject to the additional requirements and conditions described under “—Delinquency Trigger” below); and

•
second, if that delinquency trigger has occurred, then the asset representations reviewer is directed by vote of the certificateholders to perform a review, as follows (and subject to the additional requirements and conditions described under “—Voting Trigger” below):

o
within 90 days following the date on which the issuing entity reports in its distribution report on Form 10‑D that the delinquency trigger has occurred, certificateholders holding at least 5% of the aggregate unpaid principal amount of investor certificates outstanding under master trust II submit a written petition to Funding and the master trust II trustee directing that a vote be taken on whether to initiate a review; and

o
if the requisite percentage of certificateholders direct within the prescribed 90‑day petition period that a vote be taken, then the master trust II trustee will be required to conduct a solicitation of votes in accordance with the voting procedures described below and, in a vote in which an asset review quorum participates, certificateholders holding more than 50% of the aggregate unpaid principal amount of investor certificates casting a vote must direct that a review be undertaken.

Delinquency Trigger

For purposes of the delinquency trigger described above, the delinquency rate for any calendar month will be calculated as the ratio (expressed as a percentage) of the aggregate dollar amount of receivables in the Master Trust II Portfolio that are 60 or more days delinquent to the aggregate dollar amount of all of the receivables in the Master Trust II Portfolio, measured as of the end of the related monthly period.  For purposes of this delinquency rate calculation, the aggregate dollar amount of receivables in the Master Trust II Portfolio that are 60 or more days delinquent does not include receivables that are charged off as uncollectible.

In determining the delinquency trigger, including the delinquency trigger rate, we sought to identify a circumstance when rising delinquencies might begin to cause a reasonable investor concern that the receivables comprising the Master Trust II Portfolio might not have complied with the representations and warranties concerning those receivables made in the master trust II agreement and the receivables purchase agreement.

We determined to use the delinquency rate for receivables that are 60 or more days delinquent because it is a relatively stable metric by which to measure nonperforming assets at different points in time.  We determined to use a rolling three‑month average of that delinquency rate because it is a measure of nonperforming assets over a period of time and is, therefore, a better measure of the significance of that nonperformance than is a measure of nonperforming assets at any particular point in time.

The “delinquency trigger rate” will initially equal 7.50%, which percentage will be reviewed and may be adjusted as described further below.  In determining the delinquency trigger rate, we considered two primary factors: (i) the historical peak delinquency rate for receivables in the Master Trust II Portfolio that are 60 or more days delinquent and (ii) the history of repurchase demands for receivables in the Master Trust II Portfolio where the breach of a representation or warranty had been asserted.  Since the inception of master trust II in August 1994, the historical peak delinquency rate for receivables in the Master Trust II Portfolio that are 60 or more days delinquent was 6.00%.  During that same period, neither the master trust II trustee nor any certificateholder has made a repurchase demand or asserted a breach of a representation or warranty concerning the receivables.  We believe that delinquency rates that do not exceed the historical peak rate by a reasonable margin are far less likely to bear either a causal or a correlative relationship to any putative or actual breaches of representations and warranties concerning delinquent receivables, particularly in the case of master trust II, where no repurchase demand has ever been made nor breach of a representation or warranty been asserted.  Based on these considerations and as specified above, we set the initial delinquency trigger rate at 7.50%, determined by multiplying the historical peak rate of 6.00% by a factor of 1.25, which we believe to be an appropriate multiple for a securitization platform that was established more than 20 years ago and with no history of repurchase demands.

The delinquency trigger rate will be reviewed and may be adjusted upon the occurrence of any of the following events:

(i)
the filing of a registration statement with the SEC relating to any notes or investor certificates to be offered and sold from time to time by the transferor, on behalf of the issuing entity or master trust II; and

(ii)
a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio or the manner by which delinquencies are defined or determined;

provided, however, that, for so long as a delinquency trigger has occurred and is continuing, a review of the delinquency trigger rate that would otherwise be required as specified above will be delayed until the date on which the issuing entity first reports in its distribution report on Form 10‑D that the delinquency trigger is no longer continuing.

In the case of a review undertaken upon the occurrence of an event described in clause (i) above, we may increase or decrease the delinquency trigger rate by any amount we reasonably determine to be appropriate based on the composition of the Master Trust II Portfolio at the time of the review.  In the case of a review undertaken upon the occurrence of an event described in clause (ii) above, we may increase or decrease the delinquency trigger rate by any amount we reasonably determine to be appropriate as a result of the related change in law or regulation.  Any adjustment to the delinquency trigger rate will be disclosed in the issuing entity’s distribution report on Form 10‑D for the distribution period in which the adjustment occurs, which report will include a description of how the adjusted delinquency trigger rate was determined to be appropriate.

Voting Trigger

For purposes of the voting trigger described above, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder and will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes.  In addition, in determining whether the requisite percentage of investor certificateholders have given any direction, notice, or consent, any investor certificates or notes owned by the issuing entity, BANA, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the master trust II trustee shall be protected in relying upon any such direction, notice, or consent, only investor certificates or notes that the master trust II trustee knows to be so owned shall be so disregarded.  Investor certificates or notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the master trust II trustee’s satisfaction the pledgee’s right so to act with respect to such investor certificates or notes and that the pledgee is not the issuing entity, BANA, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates.

If the requisite percentage of certificateholders direct that a vote be taken on whether to initiate a review, then the master trust II trustee will be required (i) to promptly provide written notice of such direction to all certificateholders by delivering notice of such direction to certificateholders at their addresses appearing on the certificate register, and (ii) to conduct a solicitation of votes of certificateholders to initiate a review, which solicitation of votes must occur within 90 days of the delivery of such notice by the master trust II trustee.  If a vote in which an asset review quorum participates occurs within the 90‑day period and certificateholders holding more than 50% of the aggregate unpaid principal amount of investor certificates casting a vote direct that a review be undertaken, then the master trust II trustee will be required to promptly provide written notice to the transferor, the servicer, BANA, and certificateholders in the same manner as described above and a review will commence as described below.  In connection with the solicitation of votes to authorize an asset review as described above, an “asset review quorum” means certificateholders evidencing at least 5% of the aggregate unpaid principal amount of investor certificates outstanding.

The voting procedures relating to the voting trigger described above are subject to the following additional conditions:

First, as described above, once the delinquency trigger has occurred, a vote will be taken on whether to initiate a review only if the requisite percentage of certificateholders direct within the prescribed 90‑day petition period that a vote be taken.  For so long as the delinquency trigger has occurred and is continuing, a new 90‑day petition period will commence each month, beginning on the date on which the issuing entity reports in the related distribution report on Form 10‑D that the delinquency trigger is continuing.

Second, subject to the additional requirements and conditions described in this section, if a petition to direct that a vote be taken, a vote itself, or an asset representations review is underway, certificateholders may not initiate another petition, vote, or review unless and until the prior petition, vote, or review is completed.  For this purpose —

•
a petition will be considered completed only (i) if the petition does not result in a vote, (ii) if a vote occurs, such vote does not result in a review, or (iii) if a review occurs, at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10‑D, as described under “—Asset Review” below;

•
a vote will be considered completed only (i) if the vote does not result in a review or (ii) if a review occurs, at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10‑D, as described under “—Asset Review” below; and

•
a review will be considered completed only at such time as a summary of the asset representations reviewer’s final report setting out the findings of its review is included in the issuing entity’s distribution report on Form 10‑D, as described under “—Asset Review” below.

Asset Review

Once both triggers have occurred (i.e., the delinquency trigger rate has been reached or exceeded and the master trust II trustee has notified the servicer that certificateholders have voted to conduct a review in accordance with the procedures described above), the servicer will be required to promptly provide written notice (a “review notice”) to the asset representations reviewer and, within 20 days after providing such notice, the servicer will deliver to the asset representations reviewer a current list that identifies each credit card account designated to the Master Trust II Portfolio with receivables that are 60 or more days delinquent, as reported in the issuing entity’s most recent distribution report on Form 10‑D, together with each account’s receivables balance.  The asset representations reviewer will then conduct a review of those accounts and the receivables arising in those accounts (“review accounts” and “review receivables,” respectively) in accordance with the process described below.  The objective of the asset representations review process is to enable the asset representations reviewer to independently identify noncompliance with a representation or warranty concerning the review receivables.

The asset representations review agreement provides that, in connection with any review, the servicer will grant the asset representations reviewer access to documents, data, and other information (“review materials”) related to the performance of its review of the review accounts and review receivables within 60 days after the servicer provides a review notice.  If the servicer provides access to review materials at one of its offices, such access will be afforded without charge but only (i) upon reasonable notice, (ii) during normal business hours, (iii) subject to the servicer’s normal security and confidentiality procedures and (iv) at offices designated by the servicer.  Upon obtaining access to the review materials, the asset representations reviewer will review them to determine if any materials are missing or incomplete and, as a result, are insufficient for the asset representations reviewer to perform any procedure related to the performance of its review (each, a “testing procedure” or “test”).  If the asset representations reviewer determines that any review materials are missing or incomplete, it will notify the servicer promptly, and in any event no more than 20 days after obtaining access to the review materials.  The servicer will then have 30 days to provide the asset representations reviewer access to the missing or incomplete materials.  If access to the missing or incomplete materials has not been provided by the servicer within that 30-day period, the related review will be considered incomplete.

The asset representations reviewer will conduct its review based on information contained in the review materials and other generally available information.  Therefore, the asset representations reviewer’s ability to determine if review receivables have failed to comply with a representation or warranty will depend on whether the review materials for those review receivables or the related review accounts provide a sufficient basis for that conclusion.  Neither noteholders nor the master trust II trustee will be able to change the scope of the testing procedures or any review using the testing procedures, or to contest any finding or determination by the asset representations reviewer.

Upon receiving access to the review materials, the asset representations reviewer will start its review of the review accounts and review receivables and complete its review within 90 days after receiving access to substantially all of the review materials, or such longer period of time (not to exceed an additional 30 days) as the servicer, the asset representations reviewer and the other parties to the asset representations review agreement may agree.  If the asset representations reviewer determines that any review materials are missing or incomplete and the servicer provides the asset representations reviewer with access to the missing or incomplete materials as described above, the review period will be extended for an additional 30 days beyond the period described immediately above.

The review will consist of performing specific tests for each representation and warranty and determining whether each test was passed or failed.  If any review receivable or review account was included in a prior review, the asset representations reviewer will not perform any tests on it, but will include the results of the previous tests in the review report for the current review.  If the servicer notifies the asset representations reviewer that the review receivables with respect to any review account have been paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of those review receivables and related review accounts and the review of those review receivables and related review accounts will be considered complete.  If a review is in process and the Investor Interest of all investor certificates will be reduced to zero on the next distribution date, the servicer will notify the asset representations reviewer no less than 10 days before that distribution date.  On receipt of that notice, the asset representations reviewer will terminate the review immediately and will not be obligated to deliver a review report.

The review tests were designed to determine whether the review receivables were not in compliance with the representations and warranties made about them in the master trust II agreement or receivables purchase agreement.  There may be multiple tests for each representation and warranty.  The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor.  The review is not designed to determine whether the receivables were serviced in compliance with the master trust II agreement.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether BANA’s origination, underwriting, and servicing policies and procedures are adequate, reasonable or prudent.  The asset representations reviewer is not responsible for determining whether any finding of noncompliance with these representations and warranties constitutes a breach of any contractual provision of the master trust II agreement or the receivables purchase agreement or if any receivable is required to be repurchased.

Within 10 days following the completion of its review, the asset representations reviewer will provide the servicer with a preliminary report setting out each preliminary test result for the review accounts and review receivables.  The servicer will provide the preliminary report to Funding and BANA within 2 business days of receipt of the report.  If, within 30 days of the date that Funding and BANA receive the preliminary report, the servicer receives supplemental review materials to potentially refute any finding in the preliminary report, the servicer will within 2 business days of its receipt make such supplemental review materials available to the asset representations reviewer.  If supplemental review materials are made available to the asset representations reviewer, the review period will be re-opened and the asset representations reviewer will complete its review on the basis of such supplemental review materials within 30 days of receiving access to those supplemental review materials, or such longer period of time (not to exceed an additional 15 days) as the servicer, the asset representations reviewer and the other parties to the asset representations review agreement may agree.  The asset representations reviewer will then consider such supplemental review materials and, within 10 days following completion of its re-opened review, either confirm or revise its preliminary report and provide the servicer and the master trust II trustee with a final report setting out each final test result for the review accounts and review receivables, redacted to protect personally identifiable information in any form relating to obligors, as determined by the asset representations reviewer with the concurrence of the servicer.

If, within 40 days after the date that the asset representations reviewer provided its preliminary report to the servicer, the servicer has not made available to the asset representations reviewer supplemental review materials to potentially refute a finding in the preliminary report, then within 10 days following such 40th day, the asset representations reviewer will make its final report (which will be based on the findings set forth in the preliminary report) available to the master trust II trustee and the servicer, redacted to protect personally identifiable information in any form relating to obligors, as determined by the asset representations reviewer with the concurrence of the servicer.  The servicer will provide the final report to Funding and BANA within 2 business days of receipt of the report.

A summary of the asset representations reviewer’s final report will also be included in the issuing entity’s distribution report on Form 10‑D for the distribution period in which the final report is provided to the master trust II trustee and the servicer.

Following its receipt of the asset representations reviewer’s final report, Funding will investigate any findings of noncompliance contained in the report and make a determination regarding whether any such noncompliance constitutes a breach of any contractual provision of any transaction agreement.  If Funding determines that a breach has occurred, it will provide notice to BANA and the master trust II trustee.  See “Master Trust II—Representations and Warranties” and “The Receivables Purchase Agreement—Representations and Warranties” and “—Repurchase Obligations” for a discussion of the obligations of Funding and BANA, and the rights of the master trust II trustee and certificateholders, if Funding or BANA breaches certain representations and warranties concerning the receivables made in the master trust II agreement and the receivables purchase agreement.

Limitation on Liability; Indemnification

The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment, but will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement.  The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance with, or breach of, any representation or warranty made about the receivables.  The servicer will indemnify the asset representations reviewer for any loss, liability or expense resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

Eligibility of Asset Representations Reviewer

The asset representations review agreement provides that the asset representations reviewer must be an “eligible” asset representations reviewer, meaning that it may not be (i) affiliated with BANA, the transferor, the servicer, the master trust II trustee, the indenture trustee or the owner trustee, or any of their respective affiliates, or (ii) the same party (or an affiliate of any party) hired by BANA, the transferor, or any underwriter of the investor certificates or notes to perform due diligence work on the pool assets in connection with the closing for an issuance of investor certificates or notes.

Resignation and Removal of the Asset Representations Reviewer

The asset representations reviewer may not resign, except:

(a)           upon a determination that it has become legally unable to perform its duties as asset representations reviewer;

(b)           upon one year’s written notice (or such shorter notice period as the parties to the asset representations review agreement may agree) from the asset representations reviewer to the servicer, BANA, the transferor and the master trust II trustee; or

(c)           upon a failure by the servicer to pay any material amount due to the asset representations reviewer under the asset representations review agreement when such amount becomes due and payable, and continuance of that non-payment for a period of 60 days following the date on which that amount became due and payable.

The servicer may or, in the case of clause (i) below, shall remove the asset representations reviewer by delivery of a written instrument to that effect if the asset representations reviewer:

(i)            ceases to be an eligible asset representations reviewer;

(ii)           fails duly to observe or perform in any material respect any of its covenants or agreements set forth in the asset representations review agreement; or

(iii)          becomes insolvent.

The servicer may also remove the asset representations reviewer by delivery of a written instrument to that effect on or after the fifth anniversary of the asset representations reviewer’s engagement date, upon 60 days’ written notice (or such shorter notice period as the parties to the asset representations review agreement may agree) from the servicer to the asset representations reviewer, BANA, the transferor and the master trust II trustee.

Upon the resignation or removal of the asset representations reviewer, the servicer will use commercially reasonable efforts to appoint a successor asset representations reviewer, who must be an eligible asset representations reviewer.  If a successor asset representations reviewer has not been appointed within 60 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the asset representations reviewer or the servicer may apply to any court of competent jurisdiction to appoint a successor asset representations reviewer to act until such time, if any, as a successor asset representations reviewer has been appointed by the servicer as otherwise provided in the asset representations review agreement.  Any successor asset representations reviewer appointed by such court will immediately and without further act be superseded by any successor asset representations reviewer appointed by the servicer.  No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.

Any person into which, in accordance with the asset representations review agreement, the asset representations reviewer may be merged or consolidated, any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, upon

(1)           execution of a supplement to the asset representations review agreement;

(2)           delivery of an officer’s certificate of the asset representations reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with the applicable provisions of the asset representations review agreement, that the successor asset representations reviewer is an eligible asset representations reviewer, and that all conditions precedent set forth in the asset representations review agreement have been complied with; and

(3)           delivery of an opinion of counsel that such supplemental agreement is legal, valid and binding with respect to the asset representations reviewer,

will be the successor to the asset representations reviewer under the asset representations review agreement.

Asset Representations Reviewer Compensation

As compensation for its activities under the asset representations review agreement, the asset representations reviewer will be entitled to receive an annual fee with respect to each annual period prior to termination of the asset representations review agreement.  In addition, following the completion of a review and delivery of the final review report, the asset representations reviewer will be entitled to receive a review fee.  The servicer will pay the annual fees and review fees of the asset representations reviewer and will reimburse the asset representations reviewer for its reasonable travel expenses for a review.

Amendment of the Asset Representations Review Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the asset representations reviewer, BANA, the transferor, and the servicer may amend the asset representations review agreement, without the consent of any of the investor certificateholders (including the issuing entity) or any of the noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the asset representations review agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the asset representations review agreement (including the content of any exhibit to the asset representations review agreement), so long as the amendment will not, in the reasonable belief of the transferor, as evidenced by an officer’s certificate of the transferor delivered to BANA, the servicer, and the master trust II trustee, adversely affect in any material respect the interests of any investor certificateholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of the asset representations review agreement as compared to the terms expressly set forth in an applicable prospectus.

The asset representations reviewer, BANA, the transferor, and the servicer may also amend the asset representations review agreement, with the consent of investor certificateholders holding more than 50% of the aggregate unpaid principal amount of all outstanding investor certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the asset representations review agreement or of modifying in any manner the rights of the investor certificates.

For purposes of the provisions of the asset representations review agreement requiring the consent of investor certificateholders to amend the asset representations review agreement, the collateral certificateholder will be disregarded and, instead, each noteholder will be deemed to be an investor certificateholder, as described under “Master Trust II—Treatment of Noteholders.”  In addition, in determining whether the requisite percentage of investor certificateholders have given any such consent, any investor certificates or notes owned by the issuing entity, BANA, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates will be disregarded and deemed not to be outstanding, except that, in determining whether the master trust II trustee shall be protected in relying upon any such direction, notice, or consent, only investor certificates or notes that the master trust II trustee knows to be so owned shall be so disregarded. Investor certificates or notes so owned that have been pledged in good faith will not be disregarded and may be regarded as outstanding if the pledgee establishes to the master trust II trustee’s satisfaction the pledgee’s right so to act with respect to such investor certificates or notes and that the pledgee is not the issuing entity, BANA, the servicer, the transferor, any other holder of the Transferor Interest, the asset representations reviewer, or any of their respective affiliates.

Dispute Resolution

If, pursuant to the provisions of the master trust II agreement or the receivables purchase agreement, the master trust II trustee, certificateholders holding the requisite percentage of certificates specified in the master trust II agreement, or the servicer, as applicable (referred to as the “Requesting Party”), provide written notice that the transferor or BANA, as applicable (each referred to as a “Representing Party”), is obligated to repurchase any receivable due to an alleged breach of a representation and warranty, and the repurchase obligation has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of such written notice, the Requesting Party will have the right to refer the matter, at its discretion, to either third‑party mediation (including nonbinding arbitration) or arbitration and the transferor and BANA, as applicable, will be deemed to have consented to the selected resolution method.  See “Master Trust II—Representations and Warranties” and “The Receivables Purchase Agreement—Representations and Warranties” and “—Repurchase Obligations” for a discussion of the obligations of the transferor and BANA, and the rights of the master trust II trustee and certificateholders, if the transferor or BANA breaches certain representations and warranties concerning the receivables made in the master trust II agreement and the receivables purchase agreement. At the end of the 180‑day period described above, the Representing Party may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved.  The Requesting Party must provide the Representing Party written notice of its intention to refer the matter to mediation or arbitration within 30 calendar days of the conclusion of the 180‑day period described above.  Each Representing Party agrees to participate in the resolution method selected by the Requesting Party.

If the Requesting Party selects mediation as the resolution method, the mediation will be administered by the American Arbitration Association (“AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures (the “Rules”) in effect on the date of the master trust II agreement.  However, if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control.  The mediator will be independent, impartial, knowledgeable about and experienced with the laws of the State of Delaware and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by AAA.  Upon being supplied a list of at least ten potential mediators by AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible.  Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation.  The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.  A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to the provisions specified below as applicable to both mediations and arbitrations.

If the Requesting Party selects arbitration as the resolution method, the arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the master trust II agreement, and under the auspices of the AAA and in accordance with the Rules.

If the repurchase request at issue involves a repurchase amount of less than 5% of the total principal receivables in master trust II as of the date of such repurchase request, a single arbitrator will be used.  That arbitrator will be independent, impartial, knowledgeable about and experienced with the laws of the State of Delaware and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by the AAA.  Upon being supplied a list of at least ten potential arbitrators by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference.  The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

If the repurchase request at issue involves a repurchase amount equal to or in excess of 5% of the total principal receivables in master trust II as of the date of such repurchase request, a three‑arbitrator panel will be used.  The arbitral panel will consist of three members, (a) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party, as applicable, of its selection of arbitration, (b) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment and (c) the third, who will preside over the arbitral panel, to be chosen by the two party‑appointed arbitrators within five Business Days of the Representing Party’s appointment.  If any party fails to appoint an arbitrator or the two party‑appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Rules.

Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of the master trust II agreement.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator selected may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

It is the parties’ intention that, after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 30 days after appointment of the arbitrator or arbitral panel, as applicable.  The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with Delaware law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.  Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration.  Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense.  At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate.  Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of a request.  Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown.  Each deposition shall be limited to a maximum of three (3) hours’ duration.  All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.  Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive.  All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

It is the parties’ intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of the master trust II agreement, and may not modify or change the master trust II agreement in any way.  The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted.  It is the parties’ intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion.  The determination of the arbitrator or the arbitral panel, as applicable, will be in writing and counterpart copies will be promptly delivered to the parties.  The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party.  Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable will be final and non‑appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.

The following provisions will apply to both mediations and arbitrations:

•	Any mediation or arbitration will be held in Wilmington, Delaware;

•
Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

•
The details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration.  Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

Investor Communication

The master trust II agreement requires the party responsible for making periodic filings with the SEC on Form 10‑D, which is currently BANA in its capacity as servicer, to include in the Form 10‑D any request from an investor in the certificates to communicate with other investors in the certificates in connection with the exercise of their rights as investors under the terms of the related transaction agreements, so long as the request was received by the party responsible for making the Form 10‑D filing during the related reporting period.  For purposes of this investor communication provision, each investor in a note will be deemed to be an investor in the certificates.  The indenture requires that, if the issuing entity or the indenture trustee receives a request from an investor in the notes to communicate with one or more other investors in the notes or the certificates, the issuing entity or the indenture trustee, as applicable, will communicate that request to the servicer and the transferor, to be reported on Form 10‑D as specified above.

Disclosure in the relevant Form 10‑D will include: the name of the investor making the request, the date the request was received, a statement to the effect that the party responsible for filing the Form 10‑D has received a request from such investor and stating that such investor is interested in communicating with other investors with regard to the possible exercise of rights under the related transaction agreements, and a description of the method other investors may use to contact the requesting investor.

The master trust II agreement permits the party responsible for filing the Form 10‑D to verify the identity of a beneficial owner of the certificates or notes prior to including a request to communicate with other investors in a Form 10‑D, by requiring a written certification from the investor that it is a beneficial owner and one other form of documentation, such as a trade confirmation, an account statement, a letter from the beneficial owner’s broker or dealer, or another similar document.

Consumer Protection Laws

The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws.  For credit cards issued by BANA, the most significant laws include the federal Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice, Gramm‑Leach‑Bliley and Electronic Fund Transfer Acts, and for members of the military on active duty, the Servicemembers Civil Relief Act and the Military Lending Act.  Several of these statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and on an annual basis.  In addition, these statutes limit customer liability for unauthorized use, prohibit certain practices in extending credit, impose certain limitations on the type of account‑related charges that may be assessed, and regulate the use of cardholder information.  Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

In addition, pursuant to the CARD Act, the federal Truth in Lending Act was amended to require advance notice of any changes in interest rates or fees (or other significant changes to the terms of a credit card account), and to prohibit generally rate increases on existing credit card account balances.  These and other consumer protection laws and regulations currently in effect, any consumer protection laws or regulations subsequently enacted or implemented, and changes in their regulatory application or judicial interpretation may make it more difficult for BANA to originate additional accounts or for the servicer to collect payments on the receivables, and the finance charges and other fees that BANA as owner of the accounts can charge on credit card account balances may be reduced.  Furthermore, cardholders may choose to use credit cards less as a result of these consumer protection laws and their respective application and interpretation.  Each of these results, independently or collectively, may reduce the effective yield on the credit card accounts in the Master Trust II Portfolio, which could result in an early redemption event and accelerated or reduced payments on your notes.  See “Risk Factors—Other Legal and Regulatory Risks—Changes to consumer protection laws, including in their application or interpretation, may impede origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections, any of which may result in an acceleration of, or reduction in, payments on your notes” in this prospectus for a more complete description of the CARD Act and the risks associated with it.

Master trust II may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from BANA for obligations arising before transfer of the receivables to master trust II or as a party directly responsible for obligations arising after the transfer.  In addition, a cardholder may be entitled to assert such violations by way of set‑off against his obligation to pay the amount of receivables owing.  BANA and Funding, as applicable, have represented and warranted in the master trust II agreement that all of the receivables have been and will be created in compliance with the requirements of such laws.  The servicer also agrees in the master trust II agreement to indemnify master trust II, among other things, for any liability arising from such violations caused by the servicer.  For a discussion of master trust II’s rights arising from the breach of these warranties, see “Master Trust II—Representations and Warranties” in this prospectus.

Certain jurisdictions may attempt to require out‑of‑state credit card issuers to comply with such jurisdiction’s consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions.  A successful challenge by such a jurisdiction could have an adverse impact on BANA’s credit card operations or the yield on the receivables in master trust II.

California adopted the California Consumer Privacy Act of 2018 (“CCPA”) which provides new data privacy rights for California consumers and new operational requirements for businesses.  The CCPA includes a framework for statutory damages and private rights of action against businesses that fail to implement reasonable security procedures and practices to prevent data breaches.   All other provisions of the CCPA are enforced by the California Attorney General.  The CCPA became effective in January 2020.  Final regulations were issued on June 1, 2020 and the Attorney General commenced enforcement of the CCPA beginning on July 1, 2020.  On November 3, 2020, voters in California approved Proposition 24 which enacts a new law, the California Privacy Rights Act, providing greater rights to consumers related to the use of their personal information.  The new law also creates a new state agency, the California Privacy Protection Agency, to enforce privacy laws in the state.  The new law becomes effective January 1, 2023.  On March 2, 2021, Virginia enacted a comprehensive consumer data protection law that becomes effective on January 1, 2023.  Other states or the federal government may consider other and potentially different privacy legislation that could affect BANA.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible.  The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources.  See “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Federal Income Tax Consequences

General

The following discussion describes the material United States federal income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes.  The following discussion has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuing entity (“Special Tax Counsel”), and is based on the Internal Revenue Code of 1986, as amended, as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are potentially subject to prospective and retroactive changes.  The discussion is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax‑exempt organizations, life insurance companies, dealers in securities, non‑United States persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes.  Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder.  Noteholders should be aware that this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes.  An opinion of Special Tax Counsel is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service.  Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus.  Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion to the effect that each of the issuing entity and master trust II will not be subject to federal income tax, and further that, upon their initial issuance, the offered notes will be characterized as debt for United States federal income tax purposes.  Additionally, Special Tax Counsel is of the opinion to the effect that the statements set forth in this section, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter.  For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular notes will be treated as having original issue discount.  Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes.  See “—State and Local Tax Consequences.”

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

Tax Characterization of the Issuing Entity and the Notes

Treatment of the Issuing Entity and Master Trust II as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that each of the issuing entity and master trust II will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes.  As a result, subject to the discussion of the Bipartisan Budget Act of 2015 (the “2015 Budget Act”) below regarding audit adjustments, Special Tax Counsel is also of the opinion that each of the issuing entity and master trust II will not be subject to federal income tax.  It should be noted that this transaction is not the subject of, or squarely on point with, any Treasury regulation, revenue ruling or judicial decision, and thus these opinions are not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of the issuing entity and master trust II for federal income tax purposes is not certain.  They might be viewed as merely holding assets on behalf of the beneficiary as collateral for notes issued by the beneficiary.  On the other hand, they could be viewed as one or more separate entities issuing the notes for tax purposes.  This distinction, however, should not have a significant tax effect on noteholders except as stated below under “—Possible Alternative Characterizations.”

Certain provisions of the 2015 Budget Act could cause the issuing entity and master trust II to be liable for federal income tax in certain circumstances.  That act includes rules applicable to the audit of entities treated as partnerships for federal income tax purposes, and provides that taxes arising from audit adjustments generally are required to be paid by the entity rather than by its partners.  Therefore, if either of the issuing entity or master trust II were characterized as a partnership, taxes arising from any audit adjustment may be required to be paid by the issuing entity or master trust II.  The 2015 Budget Act also provides for certain elections whereby a partnership may avoid such taxation and instead cause its partners to be liable for any such taxes arising from audit adjustments, and each of the issuing entity and master trust II expects to endeavor to make such an election should it be characterized as a partnership; however, there can be no assurance that either or both of the issuing entity or master trust II will be able to comply with the requirements necessary to make such an election in all relevant circumstances; see “—Possible Alternative Characterizations” below.

Treatment of the Notes as Debt

Special Tax Counsel is of the opinion that, upon their initial issuance, the notes offered by this prospectus will be characterized as debt for United States federal income tax purposes.  Additionally, the issuing entity will agree in the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the issuing entity for United States federal income tax purposes.  Again, it should be noted that this transaction is not the subject of, or squarely on point with, any Treasury regulation, revenue ruling or judicial decision, and thus this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity, master trust II or some other entity for such purposes.  If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes.  If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of the collateral certificate and any other assets and liabilities of the partnership without regard to whether there were actual distributions of that income.  As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt.  Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income allocable to foreign persons (as well as gain or loss on any disposition of a note) would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses.  Such treatment could also cause the issuing entity or master trust II, as applicable, to be subject to taxes attributable to audit adjustments under the partnership audit provisions of the 2015 Budget Act, as discussed above, by impairing the entity’s ability to make an effective election to cause its partners to be liable for any such taxes, as well as taxes attributable to any withholding tax not properly withheld from foreign partners in connection with any disposition.  Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuing entity and master trust II are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes.  Any such partnership could be so classified if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.”  The beneficiary intends to take measures designed to reduce the risk that either of the issuing entity or master trust II could be classified as a publicly traded partnership; although the beneficiary expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the beneficiary.  As a result, there can be no assurance that the measures the beneficiary intends to take will in all circumstances be sufficient to prevent the issuing entity and master trust II from being classified as publicly traded partnerships.  If the issuing entity or master trust II were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to that corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes.  Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other security holders were treated as payments of interest thereon.  Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction).  Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuing entity and master trust II as entities not subject to federal income tax is correct.

Consequences to Holders of the Offered Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues under relevant tax accounting principles (but subject to the financial accounting conformity requirement discussed below) or is received in accordance with a noteholder’s usual method of tax accounting.  If notes are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes.  Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income.  Subject to the discussion below, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment).  Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments.  However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes.  Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity.  If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances.  The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Certain provisions of the Tax Cuts and Jobs Act (the “2017 Tax Act”) may accelerate the inclusion of income for certain holders as compared with that described immediately above.  More particularly, accrual method taxpayers may be required to recognize such items of income no later than the taxable year in which such income is taken into account as revenue for financial accounting purposes.  However, Treasury regulations exclude from the application of this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Internal Revenue Code, including income subject to the timing rules for original issue discount, de minimis original issue discount and market discount (including de minimis market discount).  Potentially affected prospective investors should consult their own tax advisors with regard to the consequences of these tax accounting rules on them in their particular circumstances.

Market Discount

A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code.  These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount.  The market discount rules also provide for deferral of interest deductions for debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.  Because premium amortization under Section 171 is treated for tax purposes as an offset to interest income (rather than as a separate item of deduction), it is unclear if or how holders who are subject to the provisions of the 2017 Tax Act causing an acceleration of the recognition of interest income, and who elect to amortize bond premium with respect to a note, would realize a tax benefit from either the amortization election or the premium paid.  See “—Interest and Original Issue Discount” above and “—Disposition of the Notes” below.

Disposition of the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder for the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder for such note.  A holder subject to the acceleration provisions of the 2017 Tax Act with respect to the note may be entitled to a corresponding further adjustment to its tax basis in its note, although the 2017 Tax Act makes no provision for any such adjustment.  It is also unclear whether or how a holder who is subject to the 2017 Tax Act provisions, and who elects to amortize bond premium in respect of its note, may realize a basis adjustment and tax benefit for the premium paid on purchasing its interest in a note upon its disposition.  See “—Interest and Original Issue Discount” and “—Market Premium” above.  Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long‑term capital gain if the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Medicare Tax on Investment Income

The Internal Revenue Code also imposes a Medicare‑related surtax of 3.8% on the “net investment income” of certain individuals, trusts and estates.  Among other items, net investment income generally includes interest on debt obligations like the notes and net gain attributable to the disposition of debt instruments like the notes to the extent that such gain would be otherwise included in taxable income.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuing entity to a holder of a note who, as to the

United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the beneficiary, the issuing entity or master trust II, (b) a “controlled foreign corporation” with respect to which the beneficiary, the issuing entity or master trust II is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W‑8BEN or W‑8BEN‑E, as applicable, or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information.  If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W‑8BEN or W‑8BEN‑E, as applicable, or substitute form provided by the foreign person that owns the note.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

Foreign persons holding interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information.  Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service.  Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner.  Backup withholding will not apply for payments made to certain exempt recipients.  Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies.  Holders of the notes should consult their tax advisors regarding the rates for backup withholding, their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Withholding Related to Foreign Accounts of United States Persons

In addition, withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “foreign financial institutions” and certain other non‑U.S. entities.  Failure to comply with additional certification, information reporting and other specified requirements imposed pursuant to FATCA could result in the imposition of a 30% withholding tax on payments of interest (including original issue discount) to holders of notes who are “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who own their notes through foreign accounts or foreign intermediaries and to certain holders of notes who are non‑United States persons.  FATCA may result in changes to some of the general rules discussed above relating to certification requirements, information reporting and withholding.  Prospective investors should consult their own tax advisors regarding FATCA and any effect on them.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor.  Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the issuing entity or master trust II or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law.  It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or Section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions.  The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax‑qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit‑sharing, Section 401(k) or Keogh plan;

•
a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look‑through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor; and

•	an individual retirement account.

Additionally, a governmental or church plan or foreign plan may be subject to foreign law or U.S. federal, state or local law similar to that of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”).  A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan.  Similar Law may also prohibit such transactions.  Violation of these prohibited transaction rules may result in significant penalties.  There are statutory exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes.  Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest.  A prohibited transaction could arise, for example, if the notes were viewed as debt of BANA and BANA is a party in interest as to the benefit plan.  A prohibited transaction could also arise if BANA, the transferor, the master trust II trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuing entity or master trust II either:

•	is involved in the investment decision for the benefit plan to purchase notes or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, a statutory or an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes.  The statutory exemption that is potentially available is set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code and is available to a “service provider” to a benefit plan that is not a fiduciary (or an affiliate) but may be a party in interest with respect to the benefit plan’s assets being used to purchase the notes.  The administrative exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96‑23, available to certain “in‑house asset managers”;

•	95‑60, available to insurance company general accounts;

•	91‑38, available to bank collective investment funds;

•	90‑1, available to insurance company pooled separate accounts; and

•	84‑14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity or Master Trust II and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•
under the “look‑through” rules of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, collectively referred to herein as the “plan asset regulation,” assets of the issuing entity are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the issuing entity would be treated as a transaction by the benefit plan using its plan assets.

If assets of the issuing entity are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuing entity itself engages in a transaction with a party in interest as to the benefit plan.  For example, if the issuing entity’s assets are treated as assets of the benefit plan and master trust II holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of the issuing entity are treated as plan assets, there would be a significant risk of a prohibited transaction.  Moreover, the prohibited transaction exemptions referred to above could not be relied on to exempt all the transactions of the issuing entity or master trust II from the prohibited transaction rules.  In addition, because all the assets of the issuing entity or master trust II would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under the plan asset regulation, assets of the issuing entity would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

The issuing entity expects that all notes offered by this prospectus will be indebtedness under local law.  Likewise, although there is no authority directly on point, the issuing entity believes that the notes should not be considered to have substantial equity features.  As a result, if a benefit plan invests in the notes, the issuing entity’s assets should not be treated as plan assets under the plan asset regulation.

Investment by Benefit Plan Investors

Due to the possibility that BANA, the transferor, the master trust II trustee, the indenture trustee, the servicer or any of their respective affiliates may receive certain benefits in connection with the sale or holding of the notes, the purchase of plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the notes may not be purchased using the assets of any plan if BANA, the transferor the master trust II trustee, the indenture trustee, the servicer or any of their respective affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the notes or the transaction is not otherwise prohibited. The benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. The fiduciary must also determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

By purchasing notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts or using plan assets will be deemed to certify that the purchase and subsequent holding of the notes by the investor would not result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and not be a violation of Similar Law.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax‑exempt under the Internal Revenue Code, unless the notes were “debt‑financed property” because of borrowings by the benefit plan itself.  However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or master trust II is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt‑financed income.”  Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Underwriting (Plan of Distribution, Conflicts of Interest and Proceeds)

Subject to the terms and conditions of the underwriting agreement for the Class A(2022-2) notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A(2022-2) notes set forth opposite its name:

Underwriters	Principal Amount
BofA Securities, Inc.	$	[•	]
[•]	$	[•	]
[•]	$	[•	]
[•]	$	[•	]
[•]	$	[•	]
[•]	$	[•	]
Total		$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 of the aggregate principal amount of the Class A(2022-2) notes if any of the Class A(2022-2) notes are purchased.

The underwriters have advised the issuing entity that the several underwriters propose to offer the Class A(2022-2) notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus and to offer the Class A(2022-2) notes to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of the Class A(2022-2) notes.  The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the Class A(2022-2) notes has agreed that:

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A(2022-2) notes in, from or otherwise involving the United Kingdom; and

•
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2022-2) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

In the United Kingdom, this document is only being distributed to and is only directed at qualified investors within the meaning of Article 2(1)(e) of the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”).  This document is only available to Relevant Persons, and any person who is not a Relevant Person should not act or rely on this document or any of its contents.

Further, each underwriter of the Class A(2022-2) notes has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Class A(2022-2) notes to any EEA retail investor in the European Economic Area or to any UK retail investor in the United Kingdom.  For the purposes of this provision:

•
the expression “EU retail investor” means a person who is one (or more) of the following:  (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the EU Prospectus Regulation; and

•
the expression “UK retail investor” means a person who is one (or more) of the following:  (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 (as amended), as it forms part of UK domestic law by virtue of the EUWA, as amended, (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (as such rules and regulations may be amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 (as amended), as it forms part of UK domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in the UK Prospectus Regulation; and

•
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2022-2) notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A(2022-2) notes.

In connection with the sale of the Class A(2022-2) notes, the underwriters may engage in:

•	over‑allotments, in which members of the syndicate selling the Class A(2022-2) notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Class A(2022-2) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•
syndicate covering transactions, in which members of the selling syndicate purchase the Class A(2022-2) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•
penalty bids, by which an underwriter reclaims a selling concession from a syndicate member when any of the Class A(2022-2) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A(2022-2) notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

The issuing entity, Funding and BANA will, jointly and severally, indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

BofA Securities, Inc., one of the underwriters of the Class A(2022-2) notes, is an affiliate of each of BANA, Funding and the issuing entity and is under common control with each of BANA, Funding and the issuing entity.  Furthermore, as a result of this relationship, more than 5% of the net offering proceeds will be received by affiliates under common control with BofA Securities, Inc.  Accordingly, BofA Securities, Inc. will be subject to the applicable requirements relating to conflicts of interest set forth in Rule 5121 of the Financial Industry Regulatory Authority and may not make sales in the offering of the Class A(2022-2) notes to any of its discretionary accounts without the specific written approval of the account holder.  In addition, affiliates of BANA, Funding, the issuing entity, and BofA Securities, Inc. may purchase all or a portion of the Class A(2022-2) notes.  Any Class A(2022-2) notes purchased by such an affiliate may in certain circumstances be resold to an unaffiliated party at prices related to prevailing market prices at the time of such resale.  In connection with such resale, such affiliate may be deemed to be participating in a distribution of the Class A(2022-2) notes, or an agent participating in the distribution of the Class A(2022-2) notes, and such affiliate may be deemed to be an “underwriter” of the Class A(2022-2) notes under the Securities Act of 1933.  In such circumstances any profit realized by such affiliate on such resale may be deemed to be underwriting discounts and commissions.

Proceeds to the issuing entity from the sale of the Class A(2022-2) notes and the underwriting discount are set forth on the cover page of this prospectus.  Proceeds to the issuing entity from the sale of the Class A(2022-2) notes will be paid to Funding.  See “Use of Proceeds” in this prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $500,000.

Legal Matters

Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for BANA, the transferor and master trust II by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.  Certain legal matters relating to the issuance of the notes and the collateral certificate under the laws of the State of Delaware will be passed upon for BANA, the transferor and master trust II by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the issuing entity by Orrick, Herrington & Sutcliffe LLP.  Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Katten Muchin Rosenman LLP, New York, New York.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10‑K, periodic reports on Form 10‑D and current reports on Form 8‑K.

Our SEC filings are available to the public on the SEC Internet Web site (http://www.sec.gov).  Our SEC filings may be located by using the SEC Central Index Key (CIK) for BA Credit Card Trust, 0001128250.  At the time we prepared the electronic version of this prospectus, the uniform resource locator, or URL, in this paragraph was included as, and was intended to remain, an inactive textual reference only.  Despite our actions and intentions, many standard software programs may automatically convert an inactive URL into an active hyperlink when this document is subsequently accessed.

Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934 will be made available to investors as soon as reasonably practicable after those reports are filed with the SEC.  These reports may be accessed by any investor, free of charge, through an Internet Web site at http://ccabs.bankofamerica.com.  In the event this Internet Web site is temporarily unavailable, BANA will provide to investors electronic or paper copies of such reports free of charge upon request.  For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only.  At the time we prepared the electronic version of this prospectus, the URL in this paragraph was included as, and was intended to remain, an inactive textual reference only.  Despite our actions and intentions, many standard software programs may automatically convert an inactive URL into an active hyperlink when this document is subsequently accessed.

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any distribution reports on Form 10‑D and current reports on Form 8‑K subsequently filed by or on behalf of master trust II and the issuing entity pursuant to Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Class A(2022-2) notes, but not any information that we may furnish but that is not deemed filed.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations; Bank of America, National Association; Charlotte, North Carolina 28255; phone: (980) 683‑4915.

Glossary of Defined Terms

“Addition Date” means the date of any assignment of receivables in additional accounts to the Master Trust II Portfolio.

“Adjusted Outstanding Dollar Principal Amount” means, for any series, class or tranche of notes, the outstanding dollar principal amount of such series, class or tranche, less any funds on deposit in the principal funding account or the related subaccount, as applicable, for such series, class or tranche.

“Aggregate Class D Investor Default Amount” means, for any month, the sum of the Class D Investor Default Amounts for such month.

“Aggregate Investor Default Amount” means, for any month, the amount if any by which the Aggregate Class D Investor Default Amount for such month exceeds the Class D Investor Interest.

“Available Funds” means (a) for all series of notes, the collections of finance charge receivables (and certain amounts to be treated as finance charge receivables) allocable to Series 2001‑D, plus Series 2001‑D’s allocable portion of investment earnings (net of losses and expenses) on amounts on deposit in the master trust II finance charge account, plus, the amount of any collections of principal receivables allocable to the Class D certificate that were reallocated as Available Funds as described in “Master Trust II—The Class D Certificate,” minus, if BANA or The Bank of New York Mellon is the servicer, any servicer interchange attributable to Series 2001‑D as described in “Master Trust II—Servicing Compensation and Payment of Expenses” and (b) for any series, class or tranche of notes, the amount of collections in clause (a) allocated to that series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Funds for that series, class or tranche as determined in connection with the issuance of such series, class or tranche of notes.

“Available Funds Allocation Amount” means, on any date during any month for any tranche, class or series of notes (exclusive of (a) any notes within such tranche, class or series which will be paid in full during such month and (b) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (i) the nominal liquidation amount for such tranche, class or series, as applicable, as of the last day of the preceding month, plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such tranche, class or series, as applicable, as a result of (y) the issuance of a new tranche of notes or the issuance of additional notes in an outstanding tranche of notes or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such tranche, class or series, as applicable, from a principal funding subaccount, in each case during such month.

“Available Principal Amounts” means, (a) for all series of notes, the collections of principal receivables allocated to Series 2001‑D, plus the amount of collections of finance charge receivables allocable to the Class D certificate that are applied as Available Principal Amounts as described in “Master Trust II—The Class D Certificate,” and (b) for any series, class or tranche of notes, the amount of collections in clause (a) allocated to that series, class or tranche, as applicable.

“BACCS Removal Date” means July 8, 2015.

“Bank Portfolio” means the portfolio of MasterCard and Visa credit card accounts owned by BANA.

“Base Rate” for a month is the rate equal to:

—the weighted average interest rates for the outstanding BAseries notes (based on the outstanding dollar principal amount of the related notes) and the Class D certificate (based on the Class D Investor Interest), plus

—1.25%, or if BANA or The Bank of New York Mellon is not the servicer, 2.00%, plus

—only if BANA or The Bank of New York Mellon is the servicer, the rate (not to exceed 0.75%) at which finance charge receivables allocable to interchange are collected for that month.

“BAseries Available Funds” means, for any month, the amounts to be treated as BAseries Available Funds as described in “Source of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—BAseries Available Funds.”

“BAseries Available Principal Amounts” means, for any month, the sum of the Available Principal Amounts allocated to the BAseries, dollar payments for principal under any derivative agreements for tranches of notes of the BAseries, and any amounts of BAseries Available Funds available to cover Investor Default Amounts allocable to the BAseries or reimburse any deficits in the nominal liquidation amount of the BAseries notes.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware, or Charlotte, North Carolina are authorized or obligated by law, executive order or governmental decree to be closed.

“Class A Unused Subordinated Amount of Class B notes” means for any tranche of outstanding Class A notes, for any Transfer Date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of such Transfer Date.

“Class A Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class A notes, for any Transfer Date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class A Usage of Class B Required Subordinated Amount” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•
the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; plus

(2)	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class B notes; plus

(3)
the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes; plus

(4)
an amount equal to the aggregate amount of BAseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

(5)	an amount (which will not exceed the sum of items (1) through (4) above) equal to the sum of:

•	the product of:

—a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date) for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date), times

—the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B notes which are reimbursed on such Transfer Date, plus

•
if the aggregate Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranche of Class B notes on such Transfer Date) for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits of all tranches of Class B notes (prior to giving effect to any reimbursement on such Transfer Date), the product of:

—a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date), times

—the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class C notes which are reimbursed on such Transfer Date, times

—a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount of such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all Class A notes in the BAseries.

“Class A Usage of Class C Required Subordinated Amount” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any

Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated on such Transfer Date to Class C notes; plus

(2)	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class C notes; plus

(3)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated on such Transfer Date to Class B notes; plus

(4)	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

(5)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class B notes; plus

(6)	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

(7)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

(8)	an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•
a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class B notes, for any Transfer Date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class B Usage of Class C Required Subordinated Amount” means, for any tranche of outstanding Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)	an amount equal to the product of:

•
a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated on such Transfer Date to Class C notes; plus

(2)	an amount equal to the product of:

•
a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•
the sum of (i) the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount and (ii) the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)	the amount of charge‑offs for uncovered Investor Default Amounts initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

(4)	an amount equal to the product of:

•
a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•
the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(5)	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class B notes; plus

(6)	an amount equal to the product of:

•
a fraction, the numerator of which is the nominal liquidation amount for such tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•
the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)	the amount of BAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

(8)	an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•
a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Class D Investor Charge‑Off” has the meaning described in “Master Trust II—The Class D Certificate” in this prospectus.

“Class D Investor Default Amount” means, for any receivable, the product of:

•	the Floating Investor Percentage on the day the applicable account became a Defaulted Account; and

•	the Default Amount.

“Class D Investor Interest” means an amount equal to the required Class D Investor Interest as of March 31, 2010 (determined as described in “The Notes—Required Subordinated Amount—The Class D Certificate”), plus the amount of any increase in the required Class D Investor Interest following March 31, 2010, minus the aggregate amount of principal payments made to the Class D Certificateholder on or prior to such date, minus the aggregate amount of Class D Investor Charge‑Offs, minus the aggregate amount of collections of principal receivables allocable to the Class D certificate that are reallocated to pay interest on the notes or the portion of the master trust II servicing fee allocated to the BAseries notes, plus the amount of collections of finance charge receivables allocable to the Class D certificate that are applied as Available Principal Amounts as described in “Master Trust II—The Class D Certificate” in this prospectus.

“Cut‑Off Date” means June 22, 1994.

“Daily Available Funds Amount” means, for any day during any month, an amount equal to the product of (a) the amount of collections of finance charge receivables (together with certain amounts to be treated as finance charge receivables) processed for any series, class or tranche of notes, minus, if BANA or The Bank of New York Mellon is the servicer, the amount of interchange paid to the servicer for each month, and (b) the percentage equivalent of a fraction, the numerator of which is the Available Funds Allocation Amount for the related series, class or tranche of notes for such day and the denominator of which is the Available Funds Allocation Amount for all series of notes for such day.

“Daily Principal Amount” means, for any day during any month on which collections of principal receivables are processed for any series, class or tranche of notes, an amount equal to the product of (a) the aggregate amount of collections of principal receivables allocated to the issuing entity on such day and (b) the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Amount for the related series, class or tranche of notes for such day and the denominator of which is the Principal Allocation Amount for all series of notes for such day.

“Default Amount” means the aggregate amount of principal receivables (other than ineligible receivables) in a Defaulted Account on the day such account became a Defaulted Account.

“Defaulted Accounts” means certain accounts in the Master Trust II Portfolio, the receivables of which have been charged off as uncollectible by the servicer.

“Definitive Notes” means notes in definitive, fully registered form.

“Delinquency Trigger Rate” means, initially, 7.50%, which percentage will be reviewed and may be adjusted upon the occurrence of any of the following events:

•
the filing of a registration statement with the SEC relating to any notes or investor certificates to be offered and sold from time to time by the transferor, on behalf of the issuing entity or master trust II; and

•
a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio or the manner by which delinquencies are defined or determined;

provided, however, that, for so long as a delinquency trigger has occurred and is continuing, a review of the delinquency trigger rate that would otherwise be required as specified above will be delayed until the date on which the issuing entity first reports in its distribution report on Form 10‑D that the delinquency trigger is no longer continuing.

“Determination Date” means the fourth Business Day preceding each Transfer Date.

“Distribution Date” means the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means any Visa, MasterCard, or American Express credit card account for which each of the following requirements is satisfied as of the date of its designation for inclusion in the Master Trust II Portfolio:

•	it exists and is maintained by BANA;

•	its receivables are payable in United States dollars;

•	the related obligor’s most recent billing address is located in the United States or its territories or possessions;

•	it is not classified by BANA as cancelled, counterfeit, fraudulent, stolen, or lost; and

•	all of its receivables have not been charged‑off under BANA’s customary and usual procedures for servicing credit card accounts;

provided, however, the definition of Eligible Account may be changed by amendment to the master trust II agreement without the consent of the certificateholders if:

•
the transferor delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II by any rating agency.

“Eligible Receivable” means any receivable for which each of the following requirements is satisfied as of the applicable time:

•	it arises in an Eligible Account;

•
it is created, in all material respects, in compliance with all requirements of law applicable to BANA, and it is created under a credit card agreement that complies in all material respects with all requirements of law applicable to BANA;

•
all consents, licenses, authorizations of, or registrations with, any governmental authority that are required for its creation or the execution, delivery, or performance of the related credit card agreement have been duly obtained or made by BANA and are fully effective;

•
immediately prior to being transferred to the master trust II trustee, the transferor has good and marketable title to it free and clear of all liens arising under or through the transferor (other than certain tax liens for taxes not then due or which BANA or the transferor is contesting);

•	it is the legal, valid, and binding payment obligation of the related obligor and is enforceable against that obligor in accordance with its terms (with certain bankruptcy‑related exceptions); and

•	it is an “account” under Article 9 of the UCC.

“Excess Available Funds” means, for the BAseries for any month, the Available Funds allocable to the BAseries remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the master trust II servicing fee allocable to the BAseries, and application to cover any Investor Default Amounts allocable to the BAseries or any deficits in the nominal liquidation amount of the BAseries notes.

“Excess Available Funds Percentage” for a month is determined by subtracting the Base Rate from the Portfolio Yield for that month.

“Floating Investor Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the sum of (i) the aggregate Available Funds Allocation Amounts for all series of notes for such date plus (ii) an amount equal to the sum of the Class D Investor Interest as of the last day of the preceding month plus the aggregate amount of any subsequent increases in the Class D Investor Interest as a result of an increase in the required Class D Investor Interest, and the denominator of which is the greater of (a) the aggregate amount of principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests for all outstanding master trust II series of investor certificates on such date of determination.  However, for any month in which there is a new issuance of notes, a release of prefunded amounts from a principal funding subaccount, an addition of accounts, or a removal of accounts where the receivables in such removed accounts approximately equal the initial Investor Interest of a series of master trust II investor certificates that has been paid in full, the denominator described in clause (a) of the previous sentence will be, on and after such date, the aggregate amount of principal receivables in master trust II as of the beginning of the day on the most recently occurring event described above (after adjusting for the aggregate amount of principal receivables, if any, added to or removed from master trust II on such date).

“Investor Default Amount” means, with respect to any day in a month, zero; provided, however, that if the Aggregate Investor Amount Default Amount on any Transfer Date is greater than zero, the Investor Default Amount with respect to each day in the immediately preceding month will be an amount equal to the Aggregate Investor Default Amount as of such Transfer Date divided by the number of days in such month.

“Investor Interest” means, for any date of determination:

•	for Series 2001‑D, the sum of the nominal liquidation amounts for each series of notes outstanding plus the Class D Investor Interest, in each case as of such date; and

•
for all other series of master trust II investor certificates, the initial outstanding principal amount of the investor certificates of that series, less the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge‑offs for uncovered defaults and reallocations of principal collections.

“Investor Servicing Fee” has the meaning described in “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus.

“Master Trust II Portfolio” means the credit card accounts selected from the Bank Portfolio and included in master trust II as of the Cut‑Off Date and, for additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the master trust II agreement and which accounts have not been removed from master trust II.

“Master Trust II Termination Date” means, unless the servicer and the holder of the Transferor Interest instruct otherwise, the earliest of:

•	the first Business Day after the Distribution Date on which the outstanding amount of the interests in master trust II (excluding the Transferor Interest), if any, for each series outstanding is zero;

•	December 31, 2024 or such later date as the servicer and the transferor may determine (which will not be later than August 31, 2034); or

•	if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of Funding, immediately following such sale, disposition or liquidation.

“Merger Date” means October 1, 2014.

“Minimum Aggregate Principal Receivables” for any date means an amount equal to the sum of the numerators used in the calculation of the Principal Investor Percentages for all outstanding series on that date.  For any series with an Investor Interest as of such date equal to the amount of funds on deposit in its principal funding account, the numerator used in the calculation of the investor percentage for such series will, solely for the purpose of this definition, be deemed to equal zero.

“Minimum Transferor Interest” for any period means 4% of the average principal receivables for such period.  The transferor may reduce the Minimum Transferor Interest to not less than 2% of the average principal receivables for such period upon (i) delivery to the master trust II trustee of an opinion of counsel relating to tax matters with respect to such reduction, (ii) 30 days’ prior notice to the master trust II trustee, each applicable rating agency and any credit enhancement provider entitled to receive such notice, (iii) written confirmation from the applicable rating agencies that such reduction will not cause a reduction or withdrawal of the rating of any outstanding investor certificates issued by master trust II that are rated by the rating agencies rating those investor certificates, and (iv) delivery to the master trust II trustee and each such credit enhancement provider of an officer’s certificate stating that the transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any series of investor certificates.

“Monthly Interest Accrual Date” means, for any outstanding series, class or tranche of notes:

•	each interest payment date for such series, class or tranche; and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes; but

—
for the month in which a series, class or tranche of notes is issued, the date of issuance of such series, class or tranche will be the first Monthly Interest Accrual Date for such series, class or tranche of notes;

—
for the month next following the month in which a series, class or tranche of notes is issued, the first day of such month will be the first Monthly Interest Accrual Date in such next following month for such series, class or tranche of notes;

—
any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—	if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—
if the numerically corresponding date in such month is not a Business Day for that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means for any outstanding series, class or tranche of notes:

•
for any month in which the expected principal payment date occurs for such series, class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•
for any month in which no expected principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the expected principal payment date for that series, class or tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such series, class or tranche of notes); but

—	following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—
any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—
any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

—	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—
if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Net Servicing Fee” has the meaning described in “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that tranche.

“Pay Out Events” means, for a series of investor certificates (including Series 2001‑D), the events described in “Master Trust II—Pay Out Events” in this prospectus.

“Performing” means, for any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Permitted Investments” means:

•	obligations of, or fully guaranteed by, the United States of America;

•
time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody’s, Standard & Poor’s and, if rated by Fitch, Fitch;

•	commercial paper having, at the time of master trust II’s or the issuing entity’s investment, a rating in the highest rating category from Moody’s, Standard & Poor’s and, if rated by Fitch, Fitch;

•	bankers’ acceptances issued by any depository institution or trust company described in the second clause above;

•	money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

•	certain open end diversified investment companies; and

•	any other investment if each rating agency confirms in writing that such investment will not adversely affect its then‑current rating or ratings of the certificates or the notes.

“Portfolio Yield” for a month is the annual rate equivalent of:

•	the sum of:

—	Available Funds allocated to the BAseries for the related Transfer Date; plus

—	Available Funds allocated to cover the Aggregate Class D Investor Default Amount or any Class D Investor Charge‑Offs on the related Transfer Date; plus

—	the net investment earnings, if any, in the interest funding subaccounts for notes of the BAseries on that Transfer Date; plus

—
any amounts to be treated as BAseries Available Funds remaining in interest funding subaccounts after a sale of receivables as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” in this prospectus; plus

—	any shared excess available funds from any other series of notes; plus

—
the product of the servicer interchange allocated to Series 2001‑D (as described in “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus) for that month times a fraction, the numerator of which is the Weighted Average Available Funds Allocation Amount for the BAseries for that month and the denominator of which is the Weighted Average Available Funds Allocation Amount for all series of notes for that month; minus

—
the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the BAseries over the sum of (i) any withdrawals of amounts from the accumulation reserve subaccount and (ii) any additional finance charge collections allocable to the BAseries, in each case, to cover the shortfalls as described under “Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—BAseries Available Funds” in this prospectus; minus

—
the sum, for each day during that month, of the product of the Investor Default Amounts for that day times the percentage equivalent of a fraction, the numerator of which is the Available Funds Allocation Amount for the BAseries for that day and the denominator of which is the Available Funds Allocation Amount for all series of notes for that day; minus

—	the Aggregate Class D Investor Default Amount for the related Transfer Date; divided by

•	the Weighted Average Floating Allocation Investor Interest for that month.

“Principal Allocation Amount” means, on any date during any month for any tranche, class or series of notes (exclusive of (x) any notes within such tranche, class or series which will be paid in full during such month and (y) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (a) for any notes within such tranche, class or series of notes in a note accumulation period, the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the commencement of the most recent note accumulation period for such notes, and (b) for all other notes outstanding within such tranche, class or series of notes, (i) the sum of the nominal liquidation amounts for such notes, each as of the close of business on the last day of the immediately preceding month (or, for the first month for any such tranche of notes, the initial dollar principal amount of such notes), plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such notes as a result of (y) the issuance of additional notes in an outstanding series, class or tranche of notes or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such series, class or tranche, as applicable, from a principal funding subaccount, in each case during such month on or prior to such date.

“Principal Investor Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the sum of (i) the aggregate Principal Allocation Amounts for such date plus (ii) an amount equal to the sum of the Class D Investor Interest as of the last day of the preceding month plus the aggregate amount of any subsequent increases in the Class D Investor Interest as a result of an increase in the required Class D Investor Interest, and the denominator of which is the greater of (a) the total principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests at the end of the prior month for all outstanding master trust II series of investor certificates on such date of determination.  However, this Principal Investor Percentage will be adjusted for certain Investor Interest increases, as well as additions and certain removals of accounts, during the related month.  In calculating the Principal Investor Percentage, the Investor Interest is the sum of (i) for each tranche of notes which is not accumulating or paying principal, the Investor Interest at the end of the prior month and (ii) for each tranche of notes which is accumulating or paying principal, the Investor Interest prior to any reductions for accumulations or payments of principal.

“Qualified Institution” means either:

•
a depository institution, which may include the indenture trustee or the owner trustee (so long as it is a paying agent), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the FDIC and which at all times has a short‑term unsecured debt rating in the applicable investment category of each rating agency; or

•	a depository institution acceptable to each rating agency.

“Rapid Amortization Period” means for Series 2001‑D the period beginning on and including the payout commencement date and ending on the earlier of the Series 2001‑D termination date and the Master Trust II Termination Date.

“Removal Date” means the date of any removal of receivables in accounts removed from the Master Trust II Portfolio.

“Required Excess Available Funds” means, for any month, zero; provided, however, that this amount may be changed if the issuing entity (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Servicer Default” means any of the following events:

(a)
failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust II trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the master trust II agreement or any series supplement (or within the applicable grace period, which will not exceed 10 Business Days);

(b)
failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by the servicer of its duties under the master trust II agreement, except as specifically permitted thereunder;

(c)
any representation, warranty or certification made by the servicer in the master trust II agreement, or in any certificate delivered pursuant to the master trust II agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or

(d)	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 Business Days, or referred to under clause (b) or (c) for a period of 60 Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Substitution Date” means October 20, 2006.

“Transfer Date” means the Business Day immediately prior to the Distribution Date in each month.

“Transferor Interest” means the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II.

“Transferor Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by master trust II that are then outstanding.

“Unallocated Principal Collections” means any amounts collected in respect of principal receivables that are allocable to, but not paid to, Funding because the Transferor Interest is less than the Minimum Transferor Interest.

“Weighted Average Available Funds Allocation Amount” means, for any month for any tranche, class or series of notes, the sum of the Available Funds Allocation Amount for such tranche, class or series, as applicable, as of the close of business on each day during such month divided by the actual number of days in such month.

“Weighted Average Floating Allocation Investor Interest” means, for any month, the sum of the aggregate Available Funds Allocation Amounts for all series of notes as of the close of business on each day during such month divided by the actual number of days in such month.

“Weighted Average Principal Allocation Amount” means, for any period for any tranche, class or series of notes, the sum of the Principal Allocation Amount for such series, class or tranche, as applicable, as of the close of business on each day during such period divided by the actual number of days in such period.

Annex I

(Third Quarter 2022 Update, as of October 6, 2022)

The Master Trust II Portfolio

The information provided in this Annex I is an integral part of this prospectus, and is incorporated by reference into this prospectus.

General

The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut‑Off Date or, for additional accounts, as of the date of their designation.  The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of those additional accounts.  Any additional accounts designated must be Eligible Accounts as of the date the transferor designates those accounts as additional accounts.  See “Receivables Transfer Agreements Generally” and “Master Trust II—The Receivables” in this prospectus.

As owner of the credit card accounts, BANA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment).  BANA has no restrictions on its ability to change the terms of the credit card accounts except as described in this prospectus.  See “Risk Factors—Business Risks Relating to BANA’s Credit Card Business—BANA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you” in this prospectus.  Changes in relevant law, changes in the marketplace or prudent business practices could cause BANA to change credit card account terms.  See “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts” in this prospectus for a description of how credit card account terms can be changed.

Economic conditions affect the performance of the receivables in master trust II.  If economic conditions were to deteriorate, the performance of the receivables in master trust II may be adversely affected.

Delinquency and Principal Charge‑Off Experience

BANA’s procedures for determining whether an account is contractually delinquent, including a description of its collection efforts with regard to delinquent accounts, are described under “BANA’s Credit Card Portfolio—Delinquencies and Collection Efforts” in this prospectus.  Similarly, BANA’s procedures for charging‑off and writing‑off accounts is described under “BANA’s Credit Card Portfolio—Charge‑Off Policy” in this prospectus.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the dates shown.  The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.  We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

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Delinquency Experience
Master Trust II Portfolio
(Dollars in Thousands)

	At September 30,		At December 31,
	2022		2021		2020
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$14,025,137		$14,447,103		$21,310,467
Receivables Delinquent:
30‑59 Days	$44,103	0.33%	$39,362	0.26%	$88,912	0.41%
60‑89 Days	27,293	0.19	28,296	0.20	66,046	0.31
90‑119 Days	21,163	0.15	22,894	0.16	71,517	0.34
120‑149 Days	18,727	0.13	19,824	0.14	57,214	0.27
150‑179 Days	17,155	0.12	18,203	0.13	35,780	0.17
180 or More Days	0	0.00	0	0.00	0	0.00
Total	$128,441	0.92%	$128,579	0.89%	$319,469	1.50%

	At December 31,
	2019		2018		2017
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$26,984,677		$29,906,193		$32,553,927
Receivables Delinquent:
30‑59 Days	$125,844	0.47%	$147,410	0.48%	$159,922	0.49%
60‑89 Days	90,288	0.33	106,236	0.36	117,860	0.36
90‑119 Days	79,234	0.29	91,585	0.31	94,937	0.29
120‑149 Days	69,550	0.26	80,549	0.27	83,315	0.26
150‑179 Days	68,070	0.25	76,615	0.26	83,393	0.26
180 or More Days	0	0.00	0	0.00	0	0.00
Total	$432,986	1.60%	$502,395	1.68%	$539,427	1.66%

The following table sets forth the principal charge‑off experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the periods shown.  Charge‑offs consist of write‑offs of principal receivables.  If accrued finance charge receivables that have been written off were included in total charge‑offs, total charge‑offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated.  Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated.  We cannot provide any assurance that the charge‑off experience for the receivables in the future will be similar to the historical experience set forth below.

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Principal Charge‑Off Experience
Master Trust II Portfolio
(Dollars in Thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2022	2021	2020
Average Principal Receivables Outstanding	$13,556,169	$15,305,491	$22,656,482
Total Charge‑Offs	$204,473	$401,315	$643,308
Total Charge‑Offs as a percentage of Average Principal Receivables Outstanding	2.01%	2.62%	2.84%
Recoveries	$71,243	$112,866	$134,254
Recoveries as a percentage of Average Principal Receivables Outstanding	0.70%	0.74%	0.59%
Net Charge‑Offs	$133,230	$288,449	$509,054
Net Charge‑Offs as a percentage of Average Principal Receivables Outstanding	1.31%	1.88%	2.25%

	Year Ended December 31,
	2019	2018	2017
Average Principal Receivables Outstanding	$26,832,055	$29,473,996	$31,867,946
Total Charge‑Offs	$853,423	$932,747	$981,547
Total Charge‑Offs as a percentage of Average Principal Receivables Outstanding	3.18%	3.16%	3.08%
Recoveries	$141,535	$141,593	$150,450
Recoveries as a percentage of Average Principal Receivables Outstanding	0.53%	0.48%	0.47%
Net Charge‑Offs	$711,888	$791,154	$831,097
Net Charge‑Offs as a percentage of Average Principal Receivables Outstanding	2.65%	2.68%	2.61%

Total charge‑offs are total principal charge‑offs before recoveries and do not include any charge‑offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.

Net charge-offs are total charge-offs less recoveries on receivables in Defaulted Accounts, determined as described below.  Each month, BANA allocates amounts recovered (net of expenses) from the U.S. credit card portfolio to the Master Trust II Portfolio by dividing the total principal charge-offs for the Master Trust II Portfolio for the related calendar month by the total principal charge-offs for the U.S. credit card portfolio for the same calendar month.  Under the master trust II agreement, recoveries allocated to the Master Trust II Portfolio and transferred to Funding under the receivables purchase agreement are treated as collections of finance charge receivables.

Revenue Experience

The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

The revenue experience in the following table is calculated on a cash basis.  Yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables

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outstanding during the periods indicated.  Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

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Revenue Experience
Master Trust II Portfolio
(Dollars in Thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2022	2021	2020
Finance Charges and Fees	$1,815,802	$2,741,043	$3,743,494
Yield from Finance Charges and Fees	17.86%	17.91%	16.52%

	Year Ended December 31,
	2019	2018	2017
Finance Charges and Fees	$4,632,480	$4,891,986	$5,059,433
Yield from Finance Charges and Fees	17.26%	16.60%	15.88%

The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, and the percentage of credit card accounts bearing finance charges at promotional rates.  See “Risk Factors” in this prospectus.

The revenue from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.  Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts.  Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time.  These revenues could be adversely affected by future changes in fees and charges assessed by BANA and other factors.  See “BANA’s Credit Card Activities” in this prospectus.

Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown.  Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

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Cardholder Monthly Principal Payment Rates
Master Trust II Portfolio

	Nine Months Ended September 30,	Year Ended December 31,
	2022	2021	2020	2019	2018	2017
Lowest Month	24.50%	20.66%	17.07%	17.24%	16.67%	15.96%
Highest Month	28.25%	28.67%	23.28%	20.26%	18.98%	18.22%
Monthly Average	26.90%	25.22%	19.78%	19.09%	18.14%	17.28%

BANA’s billing and payment procedures are described under “BANA’s Credit Card Portfolio—Billing and Payments” in this prospectus.  We cannot provide any assurance that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.  In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Funding, as transferor, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in those removed credit card accounts to the transferor.  Once an account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

The Receivables

As of the beginning of the day on October 1, 2022:

•	the Master Trust II Portfolio included $13,686,455,340 of principal receivables and $338,681,658 of finance charge receivables;

•	the credit card accounts had an average principal receivable balance of $2,625 and an average credit limit of $17,682;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 15.3%;

•	the average age of the credit card accounts was approximately 270 months; and

•	cardholders whose accounts are included in the Master Trust II Portfolio had billing addresses in all 50 States, the District of Columbia and Puerto Rico.

Additionally, as of October 1, 2022:

•	with regard to statements prepared for cardholders during September 2022 only, 4.58% of accounts had cardholders that made the minimum payment under the terms of the related credit card agreement; and

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•	with regard to statements prepared for cardholders during September 2022 only, 20.44% of accounts had cardholders that paid their full balance under the terms of the related credit card agreement.

The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on October 1, 2022.  Because the future composition of the Master Trust II Portfolio may change over time, neither these tables nor the information above describe the composition of the Master Trust II Portfolio at any future time.  If the composition of the Master Trust II Portfolio changes over time, noteholders will not be notified of such change.  See “Risk Factors—Business Risks Relating to BANA’s Credit Card Business—BANA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you” in this prospectus.  However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the SEC.  See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

Composition by Account Balance
Master Trust II Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Credit Balance	157,383	3.0%	$(39,675,039)	(0.3)%
No Balance	1,893,584	36.3	0	0.0
$ .01‑$ 5,000.00	2,289,703	43.9	2,860,229,587	20.4
$ 5,000.01‑$10,000.00	421,143	8.1	3,023,389,268	21.6
$10,000.01‑$15,000.00	200,921	3.9	2,460,843,023	17.5
$15,000.01‑$20,000.00	117,095	2.2	2,028,421,618	14.5
$20,000.01‑$25,000.00	72,915	1.4	1,631,948,939	11.6
$25,000.01 or More	61,440	1.2	2,059,979,602	14.7
Total	5,214,184	100.0%	$14,025,136,998	100.0%

Composition by Credit Limit
Master Trust II Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Less than or equal to $ 5,000.00	631,523	12.1%	$397,286,819	2.8%
$ 5,000.01 ‑ $ 10,000.00	839,670	16.1	$1,245,310,731	8.9
$ 10,000.01 ‑ $ 15,000.00	968,761	18.6	$1,836,789,601	13.1
$ 15,000.01 ‑ $ 20,000.00	921,399	17.7	$2,252,483,306	16.1
$ 20,000.01 ‑ $ 25,000.00	769,645	14.8	$2,861,932,096	20.4
$ 25,000.01 or More	1,083,186	20.7	$5,431,334,445	38.7
Total	5,214,184	100.0%	$14,025,136,998	100.0%

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Composition by Period of Delinquency
Master Trust II Portfolio

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not Delinquent	5,154,780	98.9%	$13,663,956,627	97.4%
Up to 29 Days	40,601	0.8	232,739,192	1.7
30 to 59 Days	7,387	0.1	44,102,320	0.3
60 to 89 Days	3,866	0.1	27,292,781	0.2
90 to 119 Days	3,246	0.1	21,163,463	0.2
120 to 149 Days	2,357	0.0	18,727,488	0.1
150 to 179 Days	1,947	0.0	17,155,127	0.1
180+ Days	0	0.0	0	0.0
Total	5,214,184	100.0%	$14,025,136,998	100.0%

Composition by Account Age
Master Trust II Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not More than 6 Months	0	0.0%	$0	0.0%
Over 6 Months to 12 Months	0	0.0	0	0.0
Over 12 Months to 24 Months	0	0.0	0	0.0
Over 24 Months to 36 Months	0	0.0	0	0.0
Over 36 Months to 48 Months	0	0.0	0	0.0
Over 48 Months to 60 Months	0	0.0	0	0.0
Over 60 Months to 72 Months	0	0.0	0	0.0
Over 72 Months	5,214,184	100.0%	14,025,136,998	100.0%
Total	5,214,184	100.0%	$14,025,136,998	100.0%

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Geographic Distribution of Accounts
Master Trust II Portfolio

State	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
California	715,775	13.7%	$1,775,957,710	12.7%
Florida	440,791	8.5	1,136,171,934	8.1
Texas	367,596	7.0	1,118,649,931	8.0
New York	287,526	5.5	791,265,934	5.6
Pennsylvania	229,581	4.4	568,805,487	4.1
New Jersey	209,893	4.0	600,373,254	4.3
Georgia	189,545	3.6	549,701,072	3.9
Virginia	178,261	3.4	501,668,762	3.6
North Carolina	174,195	3.3	485,312,982	3.5
Washington	172,003	3.3	500,034,347	3.6
Other	2,249,018	43.3	5,997,195,585	42.6
Total	5,214,184	100.0%	$14,025,136,998	100.0%

Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of the beginning of the day on October 1, 2022 were in California, Florida, Texas and New York, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

FICO.  The following table sets forth the FICO®1  scores on the accounts in the Master Trust II Portfolio, to the extent available, as refreshed during the nine-month period ended on October 1, 2022.  Receivables, as presented in the following table, are determined as of October 1, 2022.  A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology.  Because the future composition and product mix of the Master Trust II Portfolio may change over time, this table is not necessarily indicative of the composition of the Master Trust II Portfolio at any specific time in the future.

Data from an independent credit reporting agency, such as FICO score, is one of several factors that, if available, will be used by BANA in its credit scoring system to assess the credit risk associated with each applicant.  See “BANA’s Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts” in this prospectus.  At the time of account origination, BANA will request information, including a FICO score, from one or more independent credit bureaus.  FICO scores may be different from one bureau to another.  For some cardholders, FICO scores may be unavailable.  FICO scores are based on independent third party information, the accuracy of which cannot be verified.

The table below sets forth refreshed FICO scores from a single credit bureau as of the beginning of the day on October 1, 2022.

[1]	FICO® is a federally registered servicemark of Fair Isaac Corporation.

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Composition by FICO Score
Master Trust II Portfolio

FICO Score	Receivables	Percentage of Total Receivables
Over 720	$9,877,695,855	70.4%
661‑720	3,275,494,709	23.4
601‑660	581,426,935	4.1
Less than or equal to 600	184,345,617	1.3
Unscored	106,173,882	0.8
TOTAL	$14,025,136,998	100.0%

FICO scores for the portfolio are refreshed, a portion of the portfolio at a time, on a rolling, periodic basis.  BANA uses the TransUnion FICO Risk Score Classic 08 model to determine FICO scores.

A “refreshed” FICO score means the FICO score determined by TransUnion during the nine‑month period ended October 1, 2022.

A credit card account that is “unscored” means that a FICO score was not obtained for such account during the nine‑month period ended October 1, 2022.

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Annex II

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex II is an integral part of the prospectus, and is incorporated by reference into the prospectus.

BAseries

Class A Notes

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2001‑Emerald)	8/15/01	Currently, $0[2]	—	—	—
Class A(2020-1)	12/17/20	$1,000,000,000	0.34%	December 2023	May 2026
Class A(2021-1)	5/14/2021	$1,000,000,000	0.44%	April 2024	September 2026
Class A(2022-1)	6/16/2022	$1,000,000,000	3.53%	June 2025	November 15, 2027

[2]	Subject to increase up to the current program limit of $10,317,000,000, such current limit also subject to increase.

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BAseries

Class B Notes

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class B(2010‑1)	1/15/10	Variable Funding Note[3]	0%	Not Applicable	To be Determined[4]

3
The Class B(2010‑1) Note is a variable funding note that as of November 14, 2022 had a nominal liquidation amount of $3,350,000,000.  The nominal liquidation amount of this Note may increase up to $4,000,000,000 and may decrease to zero from time to time.

4
The legal maturity date of the Class B(2010‑1) Note is the earliest to occur of (i) the date on which the Transferor determines to be the Class B(2010‑1) Termination Date following payment in full of the outstanding dollar principal amount of the  Class B(2010‑1) Note to the Class B(2010‑1) Noteholders, (ii) the date that is 29 calendar months after the latest expected principal payment date for any BAseries Class A Notes, and (iii) the date on which the Indenture is discharged and satisfied.

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BAseries

Class C Notes

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class C(2010‑1)	1/15/10	Variable Funding Note[5]	0%	Not Applicable	To be Determined[6]

[5]
The Class C(2010‑1) Note is a variable funding note that as of November 14, 2022 had a nominal liquidation amount of $1,975,000,000.  The nominal liquidation amount of this Note may increase up to $4,000,000,000 and may decrease to zero from time to time.

[6]
The legal maturity date of the Class C(2010‑1) Note is the earliest to occur of (i) the date on which the Transferor determines to be the Class C(2010‑1) Termination Date following payment in full of the outstanding dollar principal amount of the Class C(2010‑1) Note to the Class C(2010‑1) Noteholders, (ii) the date that is 29 calendar months after the latest expected principal payment date for any BAseries Class B Notes or Class A Notes, and (iii) the date on which the Indenture is discharged and satisfied.

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Annex III

Outstanding Master Trust II Series of Investor Certificates

The information provided in this Annex III is an integral part of the prospectus, and is incorporated by reference into the prospectus.

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
1	Series 2001‑D

	Collateral Certificate[1]	5/24/01	—	—	—	—
	Class D Certificate[2]	3/2/09	—	—	—	—

[1]	The collateral certificate represents the primary asset of the BA Credit Card Trust.
[2]
The Class D certificate provides credit enhancement to the collateral certificate.  For a more specific description of how the required Class D Investor Interest is calculated, see “The Notes—Required Subordinated Amount—The Class D Certificate” in the prospectus.

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Bank of America, National Association
Sponsor, Servicer and Originator

BA Credit Card Funding, LLC
Transferor and Depositor

BA Credit Card Trust
Issuing Entity

BAseries

$500,000,000

Class A(2022-2) Notes

PROSPECTUS

Underwriters

BofA Securities
[•]
[•]
[•]
[•]
[•]

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the notes will deliver a prospectus.  Such delivery obligations may be satisfied by filing this prospectus with the Securities and Exchange Commission.